Filed Pursuant to Rule 424(b)(2)
Registration Statement No. 333-274272

Prospectus Supplement

(To Prospectus dated August 30, 2023)

Hyatt Hotels Corporation

$150,000,000 5.250% Senior Notes due 2029

$450,000,000 5.375% Senior Notes due 2031

We are offering $150,000,000 of our 5.250% senior notes due 2029 (the “2029 notes”) and $450,000,000 of our 5.375% senior notes due 2031 (the “2031 notes” and, together with the 2029 notes, the “notes”). The 2029 notes will mature on June 30, 2029, and the 2031 notes will mature on December 15, 2031.

The 2029 notes offered hereby will constitute a further issuance of our 5.250% senior notes due 2029, of which $450,000,000 aggregate principal amount was issued on June 17, 2024 (the “existing 2029 notes”). The 2029 notes will form a single series with, and have the same terms, other than the initial offering price and the issue date, as the existing 2029 notes. Upon settlement, the 2029 notes will have the same CUSIP/ISIN number and will trade interchangeably with the existing 2029 notes. Immediately after giving effect to the issuance of the 2029 notes offered hereby, we will have $600,000,000 aggregate principal amount of 5.250% Senior Notes due 2029 outstanding.

We will pay interest on the 2029 notes on June 30 and December 30 of each year, beginning on December 30, 2024. We will pay interest on the 2031 notes on June 15 and December 15 of each year, beginning on June 15, 2025.

At any time prior to the date that is one month prior to the maturity of the 2029 notes and two months prior to the maturity of the 2031 notes, as applicable, we may redeem some or all of the applicable notes at a price equal to 100% of the principal amount of the notes redeemed plus accrued and unpaid interest plus a “make-whole” amount. At any time on or after the date that is one month prior to the maturity of the 2029 notes and two months prior to the maturity of the 2031 notes, as applicable, we may redeem some or all of the notes at a price equal to 100% of the principal amount of the applicable notes redeemed plus accrued and unpaid interest. If we experience a change of control triggering event, we must offer to purchase the notes. See “Description of the Notes—Optional Redemption” and “Description of the Notes—Change of Control.”

The notes will be our unsubordinated obligations and will rank equally with all of our existing and future unsecured unsubordinated debt.

We do not intend to apply for listing of the notes on any securities exchange or for inclusion of the notes in any automated dealer quotation system. Currently, there is no public market for the notes.

Investing in the notes involves risks. See “Risk Factors” beginning on page S-5 of this prospectus supplement for a discussion of certain risks that you should consider in connection with an investment in the notes.

	Per 2029 Note	Total	Per 2031 Note	Total
Public offering price(1)	100.284%	$150,426,000	99.745%	$448,852,500
Underwriting discount and commissions	0.600%	$900,000	0.625%	$2,812,500
Proceeds, before expenses, to us	99.684%	$149,526,000	99.120%	$446,040,000

(1)

Plus accrued interest, if any, from the date of original issuance, which includes accrued interest from, and including June 17, 2024 to, but excluding, the issue date totaling $3,346,875, in the case of the 2029 Notes, which must be paid by the purchasers of the 2029 notes.

Neither the U.S. Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

We expect that delivery of the notes will be made to investors in book-entry form through The Depository Trust Company, including direct and indirect participants Clearstream Banking, société anonyme, and Euroclear Banking, S.A./N.V., on or about November 20, 2024.

Joint Book-Running Managers

Wells Fargo Securities	Goldman Sachs & Co. LLC	Truist Securities

Bofa Securities	Deutsche Bank Securities	J.P. Morgan

Scotiabank

Senior Co-Managers

Credit Agricole CIB	PNC Capital Markets LLC	US Bancorp

Co-Managers

Comerica Securities	Fifth Third Securities, Inc.	Loop Capital Markets

Ramirez and Co., Inc.	Siebert Williams Shank	SMBC Nikko

November 18, 2024

TABLE OF CONTENTS

Prospectus Supplement

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT

We provide information to you about this offering in two separate parts. The first part is this prospectus supplement, which describes the specific details regarding this offering. The second part is the accompanying prospectus, which provides general information about us and securities we may offer from time to time. All of the information in this prospectus supplement will apply to this offering, but some of the general information in the accompanying prospectus does not apply to this offering and will be superseded by information in this prospectus supplement, as described below. Generally, when we refer to the “prospectus,” we are referring to both parts combined.

We are also incorporating additional documents by reference in this prospectus supplement. See “Where You Can Find More Information” and “Information Incorporated by Reference.” You should read this prospectus supplement, the accompanying prospectus and the documents incorporated by reference in this prospectus supplement and the accompanying prospectus before deciding whether to invest in the notes offered by this prospectus supplement.

We are responsible for the information contained and incorporated by reference in this prospectus supplement, the accompanying prospectus and any related free writing prospectus. We and the underwriters have not authorized anyone to give you any other information, and we and the underwriters take no responsibility for any other information that others may give you. We are not, and the underwriters are not, making an offer of the notes in any jurisdiction where the offer or sale is not permitted. You should assume that the information contained and incorporated by reference in this prospectus supplement, the accompanying prospectus and any related free writing prospectus filed by us with the U.S. Securities and Exchange Commission (the “SEC”) is only accurate as of the respective dates of such documents. Our business, financial condition, results of operations and prospects may have changed since those dates.

If the information set forth in this prospectus supplement varies in any way from the information set forth in the accompanying prospectus, you should rely on the information contained in this prospectus supplement. If the information set forth in this prospectus supplement varies in any way from the information set forth in a document we have incorporated by reference, you should rely on the information in the more recent document.

You should not consider any information in this prospectus supplement or the accompanying prospectus to be investment, legal or tax advice. You should consult your own counsel, accountants and other advisers for legal, tax, business, financial and related advice regarding the purchase of any of the notes offered by this prospectus supplement.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the informational requirements of the U.S. Securities Exchange Act of 1934, as amended (the “Exchange Act”), and file annual, quarterly and current reports, proxy statements and other information with the SEC. You may access filed documents at the SEC’s website at www.sec.gov.

This prospectus supplement is part of a registration statement on Form S-3 that we have filed with the SEC under the U.S. Securities Act of 1933, as amended (the “Securities Act”), and does not contain all of the information in such registration statement. Whenever a reference is made in this prospectus supplement to a contract or other document of ours, the reference is only a summary and you should refer to the exhibits that are a part of the registration statement for a copy of the contract or other document. You may read or obtain a copy of the registration statement, including its exhibits, through the SEC’s website as described above.

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INFORMATION INCORPORATED BY REFERENCE

The SEC allows us to “incorporate by reference” the information that we file with it, which means that we can disclose important information to you by referring you to those documents instead of repeating such information in this prospectus supplement. The information incorporated by reference is considered to be part of this prospectus supplement, and information incorporated by reference that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act between the date of this prospectus supplement and the termination of this offering; provided, however, that we are not incorporating any information deemed furnished (and not filed) in accordance with SEC rules, including pursuant to Items 2.02 and 7.01 of any Current Report on Form 8-K:

•

our Annual Report on Form 10-K for the fiscal year ended December 31, 2023, filed with the SEC on February 23, 2024 (excluding the portions of our Definitive Proxy Statement on Schedule 14A, referenced in the bullet below, incorporated by reference therein);

•

the portions of our Definitive Proxy Statement on Schedule 14A, filed with the SEC on April 4, 2024, incorporated by reference in Part III of our Annual Report on Form 10-K for the fiscal year ended December 31, 2023;

•

our Quarterly Reports on Form 10-Q for the fiscal quarter ended March 31, 2024, filed with the SEC on May 9, 2024, for the fiscal quarter ended June  30, 2024, filed with the SEC on August 6, 2024, and for the fiscal quarter ended September  30, 2024, filed with the SEC on October 31, 2024; and

•

our Current Reports on Form 8-K filed with the SEC on February 9, 2024, February 15, 2024, March  15, 2024, March 25, 2024, May  16, 2024, June 17, 2024, August  15, 2024, and September 23, 2024 (other than the portions of such documents not deemed to be filed).

If the information set forth in this prospectus supplement varies in any way from the information set forth in a document we have incorporated by reference, you should rely on the information in the more recent document. Information contained in documents filed later with the SEC will automatically update and supersede information contained in documents filed earlier with the SEC or contained in this prospectus supplement or the accompanying prospectus.

You may request a free copy of any of the documents incorporated by reference in this prospectus supplement or the accompanying prospectus by writing to us or telephoning us at the address and telephone number set forth below.

Hyatt Hotels Corporation

Attn: Senior Vice President—Investor Relations

150 North Riverside Plaza

Chicago, Illinois 60606

United States of America

(312) 750-1234

You may also access all of the documents listed above and incorporated by reference in this prospectus supplement free of charge through our website at www.hyatt.com. The reference to our website does not constitute incorporation by reference of the information on, or that may be accessed through, our website.

TERMS USED IN THIS PROSPECTUS SUPPLEMENT

Unless we have indicated otherwise, or the context otherwise requires, references in this prospectus supplement and the accompanying prospectus to the terms “we,” “us,” “our,” the “Company” or “Hyatt” or other similar

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terms mean Hyatt Hotels Corporation and its consolidated subsidiaries. However, under “Description of the Notes” in this prospectus supplement, “we,” “our,” “us,” “Hyatt” and the “Company” mean Hyatt Hotels Corporation only, and not any of its subsidiaries, unless context otherwise requires or as otherwise expressly stated.

As used in this prospectus supplement:

•

“colleagues” refers to the more than 206,000 individuals (of which we directly employ approximately 51,000) working at our corporate and regional offices and our managed, franchised, owned, and leased properties in 79 countries around the world;

•	“hospitality ventures” refer to entities in which we own less than a 100% equity interest;

•	“hotel portfolio” refers to our full service hotels, including our wellness resorts, our select service hotels, and our all-inclusive resorts;

•

“properties” or “portfolio of properties” refer to our hotel portfolio and residential, and vacation units that we operate, manage, franchise, own, lease, develop, license, or to which we provide services or license our trademarks, including under the Park Hyatt, Grand Hyatt, Hyatt Regency, Hyatt, Hyatt Vacation Club, Hyatt Place, Hyatt House, Hyatt Studios, UrCove, Miraval, Alila, Andaz, Thompson Hotels, Dream Hotels, Hyatt Centric, Caption by Hyatt, The Unbound Collection by Hyatt, Destination by Hyatt, JdV by Hyatt, Impression by Secrets, Hyatt Ziva, Hyatt Zilara, Zoëtry Wellness & Spa Resorts, Secrets Resorts & Spas, Breathless Resorts & Spas, Dreams Resorts & Spas, Hyatt Vivid Hotels & Resorts, Alua Hotels & Resorts, and Sunscape Resorts & Spas brands;

•

“residential units” refer to residential units that we manage, own, or to which we provide services or license our trademarks (such as serviced apartments and Hyatt-branded residential units) that are typically part of a mixed-use project and located either adjacent to or near a full service hotel that is a member of our portfolio of properties or in unique leisure locations; and

•	“vacation units” refer to the fractional and timeshare vacation properties with respect to which we license our trademarks and that are part of the Hyatt Vacation Club.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement and the accompanying prospectus, including the information we incorporate by reference herein or therein, contain “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. These statements include statements about our plans, strategies, and financial performance; the amount by which we intend to reduce our real estate asset base and the anticipated timeframe for such asset dispositions; our liquidity profile and sufficiency to fund operations at current demand levels; and prospective or future events. Forward-looking statements involve known and unknown risks that are difficult to predict. As a result, our actual results, performance or achievements may differ materially from those expressed or implied by these forward-looking statements. In some cases, you can identify forward-looking statements by the use of words such as “may,” “could,” “expect,” “intend,” “plan,” “seek,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “continue,” “likely,” “will,” “would” and variations of these terms and similar expressions, or the negative of these terms or similar expressions. Such forward-looking statements are necessarily based upon estimates and assumptions that, while considered reasonable by us and our management, are inherently uncertain. Factors that may cause actual results to differ materially from current expectations include, but are not limited to:

•

the factors discussed in our Annual Report on Form 10-K for the fiscal year ended December 31, 2023 under the sections titled “Risk Factors” in Part I, Item 1A and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in Part II, Item 7, and in our Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2024, June 30, 2024 and September 30, 2024 under

S-iv

the sections titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in Part I, Item 2, in each case as such factors may be updated in our periodic filings with the SEC;

•	general economic uncertainty in key global markets and a worsening of global economic conditions or low levels of economic growth;

•	the rate and pace of economic recovery following economic downturns;

•

global supply chain constraints and interruptions, rising costs of construction-related labor and materials, and increases in costs due to inflation or other factors that may not be fully offset by increases in revenues in our business;

•	risks affecting the luxury, resort, and all-inclusive lodging segments;

•	levels of spending in business, leisure, and group segments, as well as consumer confidence;

•	declines in occupancy and average daily rate;

•	limited visibility with respect to future bookings;

•	loss of key personnel;

•	domestic and international political and geopolitical conditions, including political or civil unrest or changes in trade policy;

•	hostilities, or fear of hostilities, including future terrorist attacks, that affect travel;

•	travel-related accidents;

•

natural or man-made disasters, weather and climate-related events, such as earthquakes, tsunamis, tornadoes, hurricanes, droughts, floods, wildfires, oil spills, nuclear incidents, and global outbreaks of pandemics or contagious diseases, or fear of such outbreaks;

•	our ability to successfully achieve certain levels of operating profits at hotels that have performance tests or guarantees in favor of our third-party owners;

•	the impact of hotel renovations and redevelopments;

•

risks associated with our capital allocation plans, share repurchase program, and dividend payments, including a reduction in, or elimination or suspension of, repurchase activity or dividend payments;

•	the seasonal and cyclical nature of the real estate and hospitality businesses;

•	changes in distribution arrangements, such as through internet travel intermediaries;

•	changes in the tastes and preferences of our customers;

•	relationships with colleagues and labor unions and changes in labor laws;

•	the financial condition of, and our relationships with, third-party owners, franchisees, and hospitality venture partners;

•	the possible inability of third-party owners, franchisees, or development partners to access the capital necessary to fund current operations or implement our plans for growth;

•	risks associated with potential acquisitions and dispositions and our ability to successfully integrate completed acquisitions with existing operations;

•	failure to successfully complete proposed transactions (including the failure to satisfy closing conditions or obtain required approvals);

•

our ability to successfully execute on our strategy to expand our management and franchising business while at the same time reducing our real estate asset base within targeted timeframes and at expected values;

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•	our ability to maintain effective internal control over financial reporting and disclosure controls and procedures;

•	declines in the value of our real estate assets;

•	unforeseen terminations of our management and hotel services agreements or franchise agreements;

•	changes in federal, state, local, or foreign tax law;

•	increases in interest rates, wages, and other operating costs;

•	foreign exchange rate fluctuations or currency restructurings;

•	risks associated with the introduction of new brand concepts, including lack of acceptance of new brands or innovation;

•	general volatility of the capital markets and our ability to access such markets;

•	changes in the competitive environment in our industry, industry consolidation, and the markets where we operate;

•	our ability to successfully grow the World of Hyatt loyalty program and Unlimited Vacation Club paid membership program;

•	cyber incidents and information technology failures;

•	outcomes of legal or administrative proceedings; and

•	violations of regulations or laws related to our franchising business and licensing businesses and our international operations.

These factors and the other risk factors described or incorporated by reference in this prospectus supplement are not necessarily all of the important factors that could cause our actual results, performance or achievements to differ materially from those expressed in or implied by any forward-looking statements. Other unknown or unpredictable factors also could harm our business, financial condition, results of operations or cash flows. All forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by the cautionary statements set forth above. Forward-looking statements speak only as of the date they are made, and we do not undertake or assume, and we hereby disclaim, any obligation to update publicly any of these forward-looking statements to reflect actual results, new information, future events, changes in assumptions or changes in other factors affecting forward-looking statements, except to the extent required by applicable law. If we update one or more forward-looking statements, no inference should be drawn that we will make additional updates with respect to those or other forward-looking statements.

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SUMMARY

This summary highlights selected information about us and this offering. It does not contain all of the information that you should consider before deciding whether to invest in the notes. You should also refer to the other information included and incorporated by reference in this prospectus supplement, the accompanying prospectus and any related free writing prospectus, especially the sections titled “Risk Factors” and our financial statements and related notes, before making an investment decision.

Hyatt Hotels Corporation

We are a global hospitality company with widely recognized, industry-leading brands and a tradition of innovation developed over our more than 65-year history. Our portfolio of properties consists of full service hotels and resorts, select service hotels, all-inclusive resorts, and other properties, including timeshare, fractional, and other forms of residential and vacation units. We also offer distribution and destination management services through ALG Vacations and a boutique and luxury global travel platform through Mr & Mrs Smith. At September 30, 2024, our hotel portfolio included 1,363 hotels, comprising 326,845 rooms throughout the world, of which 701 hotels are located in the United States, comprising 157,154 rooms, and 124 are all-inclusive resorts, comprising 42,634 rooms. At September 30, 2024, our portfolio of properties operated in 79 countries around the world.

Our offering includes brands in the Timeless Collection, including Park Hyatt, Grand Hyatt, Hyatt Regency, Hyatt, Hyatt Vacation Club, Hyatt Place, Hyatt House, Hyatt Studios, and UrCove; the Boundless Collection, including Miraval, Alila, Andaz, Thompson Hotels, Dream Hotels, Hyatt Centric, and Caption by Hyatt; the Independent Collection, including The Unbound Collection by Hyatt, Destination by Hyatt, and JdV by Hyatt; and the Inclusive Collection, including Impression by Secrets, Hyatt Ziva, Hyatt Zilara, Zoëtry Wellness & Spa Resorts, Secrets Resorts & Spas, Breathless Resorts & Spas, Dreams Resorts & Spas, Hyatt Vivid Hotels & Resorts, Alua Hotels & Resorts, and Sunscape Resorts & Spas. We also manage, provide services to, or license our trademarks with respect to residential units often adjacent to a Hyatt-branded full service hotel. We consult with third parties in the design and development of such mixed-use projects. We license certain of our trademarks with respect to vacation units, which are part of Hyatt Vacation Club. We offer a short-term vacation rental platform, Homes & Hideaways by World of Hyatt, that features direct booking for short-term private home rentals in the United States.

Our principal executive offices are located at 150 North Riverside Plaza, 8th Floor, Chicago, Illinois 60606, United States of America. Our telephone number is (312) 750-1234. Our website address is www.hyatt.com. The information on, or that may be accessed through, our website is not a part of this prospectus supplement or the accompanying prospectus.

Park Hyatt®, Grand Hyatt®, Hyatt Regency®, Hyatt®, Hyatt Vacation Club®, Hyatt Place®, Hyatt House®, Hyatt Studios, Miraval®, Alila®, Andaz®, Thompson Hotels®, Dream® Hotels, Hyatt Centric®, Caption by Hyatt®, The Unbound Collection by Hyatt®, Destination by Hyatt®, JdV by Hyatt®, Impression by Secrets, Hyatt Ziva®, Hyatt Zilara®, Zoëtry® Wellness & Spa Resorts, Secrets® Resorts & Spas, Breathless Resorts & Spas®, Dreams® Resorts & Spas, Hyatt Vivid Hotels & Resorts, Alua Hotels & Resorts®, Sunscape® Resorts & Spas, Hyatt Residences®, World of Hyatt®, Hyatt Resorts™, ALG Vacations®, AMSTAR™, Apple Vacations®, Funjet Vacations®, Travel Impressions®, Blue Sky Tours®, CheapCaribbean.com®, BeachBound®, Trisept Solutions®, Mr & Mrs Smith™, and related trademarks, logos, trade names, and service marks appearing in this prospectus supplement or the accompanying prospectus are the property of Hyatt Corporation or another wholly owned subsidiary of Hyatt Hotels Corporation. All other trademarks, trade names, or service marks appearing in this prospectus supplement or the accompanying prospectus are the property of their respective owners.

Risk Factors

See the section entitled “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2023, as well as in this prospectus supplement, for a discussion of the factors you should consider carefully before deciding to invest in the notes.

THE OFFERING

The summary below describes the principal terms of the notes. Certain of the terms and conditions described below are subject to important limitations and exceptions. For a more detailed description of the terms and conditions of the notes, see “Description of the Notes.”

Issuer	Hyatt Hotels Corporation.

Securities Offered	$150 million in principal amount of 5.250% senior notes due 2029 and $450 million in principal amount of 5.375% senior notes due 2031. The 2029 notes offered hereby will constitute a further issuance of existing 2029 notes, of which $450,000,000 aggregate principal amount was issued on June 17, 2024. The 2029 notes will form a single series with, and have the same terms, other than the initial offering price and the issue date, as the existing 2029 notes. Upon settlement, the 2029 notes will have the same CUSIP/ISIN number and will trade interchangeably with the existing 2029 notes. Immediately after giving effect to the issuance of the 2029 notes offered hereby, we will have $600 million aggregate principal amount of 5.250% senior notes due 2029 outstanding.

Maturity Date	The 2029 notes will mature on June 30, 2029 and the 2031 notes will mature on December 15, 2031.

Interest Rate	The 2029 notes will bear interest at a rate of 5.250% per annum and the 2031 notes will bear interest at a rate of 5.375% per annum.

See “Description of the Notes—Principal, Maturity, Interest and Ranking.”

Interest Payment Dates	We will pay interest on the 2029 notes on June 30 and December 30 of each year, beginning on December 30, 2024. We will pay interest on the 2031 notes on June 15 and December 15 of each year, beginning on June 15, 2025.

Interest on the notes will accrue on the 2029 notes from June 17, 2024 and on the 2031 notes from November 20, 2024.

Ranking	The notes will:

•	be our general unsecured obligations;

•	be effectively junior in right of payment to our future secured debt to the extent of the value of the assets securing such debt;

•	be equal in right of payment with all of our existing and future unsecured unsubordinated debt; and

•	be senior in right of payment to any future subordinated debt.

The notes will not be obligations of or guaranteed by any of our subsidiaries. As a result, the notes will be structurally subordinated to all of the existing and future liabilities (including trade payables) of each of our subsidiaries, including the guarantees of our revolving credit facility by our subsidiaries that guarantee such facility.

As of September 30, 2024, our subsidiaries had $28 million of debt outstanding.

The indenture under which the notes will be issued does not limit our ability, or the ability of our subsidiaries, to issue or incur other debt or issue preferred stock. We depend on the ability of our subsidiaries to transfer funds to us to meet our obligations, including our payment obligations under the notes.

Optional Redemption	At any time before the date that is one month prior to the stated maturity of the 2029 notes, we may redeem some or all of the notes at a price equal to 100% of the principal amount of the notes redeemed plus a “make-whole” amount, as described under “Description of the Notes—Optional Redemption.”

At any time on or after the date that is one month prior to the stated maturity of the 2029 notes, we may redeem some or all of the 2029 notes at our option, at a redemption price equal to 100% of the principal amount of the notes being redeemed.

At any time before the date that is two months prior to the stated maturity of the 2031 notes, we may redeem some or all of the notes at a price equal to 100% of the principal amount of the notes redeemed plus a “make-whole” amount, as described under “Description of the Notes—Optional Redemption.”

At any time on or after the date that is two months prior to the stated maturity of the 2031 notes, we may redeem some or all of the 2031 notes at our option, at a redemption price equal to 100% of the principal amount of the notes being redeemed.

We will also pay any accrued and unpaid interest on any principal amount being redeemed to, but excluding, the date of redemption.

See “Description of the Notes—Optional Redemption.”

Change of Control	If a change of control triggering event occurs, as defined in this prospectus supplement, we will be required to offer to purchase the notes at a price equal to 101% of their principal amount, together with any accrued and unpaid interest to, but excluding, the date of purchase. See “Description of the Notes—Change of Control.”

Covenants	We will issue the notes under an indenture with Computershare Trust Company, N.A., as trustee. The indenture, among other things, limits our ability and the ability of certain of our subsidiaries to:

•	create liens on principal property;

•	enter into sale and leaseback transactions with respect to principal property; and

•	enter into mergers or consolidations or transfer all or substantially all our assets.

These covenants are subject to a number of important exceptions and qualifications. For more information, see “Description of Debt Securities—Covenants” in the accompanying prospectus.

Absence of Public Market for the Notes	The 2031 notes are a new issue of securities, and there is currently no established trading market for the 2031 notes. Accordingly, we cannot assure you that a liquid market for the 2031 notes will develop. Although the underwriters have informed us that certain of the underwriters currently make a market in the existing 2029 notes and that they intend to make a market in each series of notes, they are not obligated to do so, and any market making with respect to the notes may be discontinued without notice. We do not intend to apply for a listing of the notes on any securities exchange or an automated dealer quotation system. For more information, see “Underwriting.”

Form and Denomination	We will issue the notes in the form of one or more fully registered global notes registered in the name of the nominee of The Depository Trust Company (“DTC”). Beneficial interests in the notes will be shown on, and transfers will be effected through, records maintained by DTC and its participants. The notes will be issued only in denominations of $2,000 and integral multiples of $1,000 in excess thereof. See “Book-Entry System; Delivery and Form.”

Material U.S. Federal Income Tax Consequences	For more information on the material U.S. federal income tax consequences of the holding and disposition of the notes, see “Material U.S. Federal Income Tax Consequences.”

Use of Proceeds	We expect the net proceeds from this offering to be approximately $594.6 million, after deducting the underwriting discount, estimated expenses of this offering payable by us and accrued interest paid by the purchasers of the 2029 notes. We intend to use the proceeds from this offering to repay all of the 5.375% notes due 2025 (the “2025 Notes”) at or prior to their maturity on April 23, 2025. If there are any remaining net proceeds that are not so applied, then we will use the remaining proceeds from this offering for general corporate purposes we may deem necessary or advisable, and to pay fees and expenses related to this offering. We may temporarily invest the proceeds from this offering that are not immediately used for these purposes in short-term investments, including marketable securities. See “Use of Proceeds.”

Trustee, Registrar and Transfer Agent	Computershare Trust Company, N.A.

Governing Law	State of New York.

RISK FACTORS

Investing in the notes involves risk. You should carefully consider the following risk factors, as well as those discussed in our Annual Report on Form 10-K for the fiscal year ended December 31, 2023 under the sections titled “Risk Factors” in Part I, Item 1A and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in Part II, Item 7, in our Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2024, June 30, 2024 and September 30, 2024 under the sections titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in Part I, Item 2, and in other filings we may make from time to time with the SEC. You should also refer to the other information included and incorporated by reference in this prospectus supplement, the accompanying prospectus and any related free writing prospectus, especially our financial statements and related notes, before making an investment decision.

Risks Related to the Notes

The notes will not be guaranteed by any of our subsidiaries.

We are a holding company. We conduct substantially all of our operations through subsidiaries that own substantially all of our consolidated assets. Consequently, our ability to meet our debt service obligations depends in large part upon the cash flow of our subsidiaries and the payment of funds by our subsidiaries to us in the form of loans, dividends or otherwise. Our subsidiaries are not obligated to make funds available to us for payment of our debt securities or otherwise. In addition, their ability to make any payments will depend on their earnings, the terms of their indebtedness, business and tax considerations and legal restrictions.

As a result, the notes will be structurally subordinated to all of the existing and future liabilities (including trade payables) of each of our subsidiaries, including the guarantees of our revolving credit facility by our subsidiaries that guarantee such facility, under which we had no borrowings outstanding as of September 30, 2024. This means that creditors of our subsidiaries will be paid from their assets before holders of the notes would have any claims to those assets. As of September 30, 2024, our subsidiaries had $28 million of debt outstanding. The indenture governing the notes does not limit the amount of unsecured debt that our subsidiaries may incur or the amount of secured debt our unrestricted subsidiaries may incur. Substantially all of our assets are currently held by unrestricted subsidiaries. See “Description of the Notes” in this prospectus supplement and “Description of Debt Securities” in the accompanying prospectus.

There are limited covenants under the indenture.

We are not restricted under the indenture governing the notes from incurring additional debt. As of September 30, 2024, we had $3.1 billion of total long-term debt outstanding, excluding $1.5 billion of total availability under our revolving credit facility, net of outstanding undrawn letters of credit, and excluding approximately €51 million of property-level non-recourse secured bank debt assumed in connection with an acquisition consummated on November 15, 2024. As of September 30, 2024, we had no borrowings outstanding and $1.5 billion of total availability under our revolving credit facility, net of outstanding undrawn letters of credit.

The notes will be unsecured and effectively subordinated to any secured debt that we have issued or that we may issue in the future to the extent of the value of the assets securing such debt. As of September 30, 2024, we had $28 million of secured debt outstanding. We expect that we will from time to time incur additional debt and other liabilities. In addition, the indenture will not restrict us from paying dividends or issuing or repurchasing securities.

Although we have generally agreed not to issue debt that is secured by our principal property without also securing the notes and not to enter into sale and leaseback transactions with respect to our principal property, this limitation is subject to significant exceptions. See “Description of Debt Securities—Covenants” in the accompanying prospectus. The holders of any secured debt that we may issue will have priority over unsecured creditors to the extent of the value of the assets securing that debt. In the event of our bankruptcy, liquidation or similar proceeding, the holders of secured debt that we may have issued will be entitled to proceed against their collateral, and that collateral may not be available for payment of unsecured debt, including the notes.

We may not be able to purchase the notes upon a change of control triggering event.

If a Change of Control Triggering Event (as defined under “Description of the Notes—Certain Definitions”) occurs, we will be required to offer to purchase the notes at a price equal to 101% of their principal amount, together with accrued and unpaid interest, if any, to, but not including, the date of purchase. At the time of any change of control, we may not have sufficient financial resources to purchase all of the notes that you may tender to us in connection with a change of control offer.

You may not be able to determine when a change of control giving rise to your right to have the notes repurchased by us has occurred and may not be able to require us to purchase notes as a result of a change in the composition of the directors on our board.

A Change of Control Triggering Event (as defined under “Description of the Notes—Certain Definitions”) will require us to make an offer to repurchase all outstanding notes. The definition of “Change of Control” includes a phrase relating to the sale, lease or transfer of “all or substantially all” of our assets. There is no precisely established definition of the phrase “substantially all” under applicable law. Accordingly, your ability to require us to repurchase your notes as a result of a sale, lease or transfer of less than all of our assets to another individual, group or entity may be uncertain.

In addition, a Delaware Chancery Court decision found that, for purposes of agreements such as the indenture, the circumstances in which a board of directors of a Delaware corporation would be permitted not to approve a dissident slate of directors as “continuing directors” are significantly limited. In the event of any such significant change in the composition of our board where the board has approved the new directors as “continuing directors” for purposes of the indenture, you may not have the right to require us to repurchase the notes as a result of the board composition change. The same court also observed that certain provisions in indentures, such as “continuing director” provisions, could function to entrench an incumbent board of directors and therefore raise enforcement concerns if adopted in violation of a board’s fiduciary duties. If such a provision were found unenforceable, you would not be able to require us to repurchase your notes as a result of a change of control resulting from a change in the composition of our board. See “Description of the Notes—Change of Control.”

The credit ratings assigned to the notes may not reflect all risks of an investment in the notes.

The credit ratings assigned to the notes reflect the rating agencies’ assessments of our ability to make payments on the notes when due. Consequently, actual or anticipated changes in these credit ratings will generally affect the market value of the notes. These credit ratings, however, may not reflect the potential impact of risks related to structure, market or other factors related to the value of the notes.

Changes in the ratings of the notes, our credit ratings or the debt markets could adversely affect the price of the notes.

The price for the notes depends on many factors, including:

•	our credit ratings with major credit rating agencies;

•	the prevailing interest rates being paid by, or the market price for the notes issued by, other companies similar to us;

•	our financial condition, financial performance and future prospects; and

•	the overall condition of the financial markets.

Disruptions in the financial markets and changes in prevailing interest rates, such as the volatility that has characterized recent market conditions, could have an adverse effect on the price of the notes.

Credit rating agencies continually review their ratings for the companies that they follow, including us. The credit rating agencies also evaluate our industry as a whole and may change their credit rating for us based on their overall view of our industry. Rating organizations may lower their respective ratings of the notes or decide not to continue to rate the notes in their sole discretion. The reduction, suspension or withdrawal of the ratings of the notes will not constitute an event of default under the indenture. However, any reduction, suspension or withdrawal of these ratings may adversely affect the market price or liquidity of the notes.

If we fail to comply with certain restrictions under our revolving credit facility or the indenture, our debt could be accelerated, and we may not have sufficient cash to pay our accelerated debt.

The operating and financial restrictions and covenants in our debt agreements, including our revolving credit facility and the indenture governing the notes, may adversely affect our ability to finance future operations or capital needs or to engage in new business activities.

In addition, our revolving credit facility contains financial covenants that require us to comply with a leverage ratio, as defined in our revolving credit facility, measured quarterly. A failure to comply with the restrictions contained in our revolving credit facility or the indenture, or to maintain the financial ratios required by our revolving credit facility, could lead to an event of default, which could result in an acceleration of the indebtedness.

There may be no active trading market for the notes.

Prior to this offering, there has been no trading market for the 2031 notes. We have been informed by the underwriters that certain of the underwriters currently make a market in the existing 2029 notes and that they intend to make a market in each series of notes after the offering is completed. However, the underwriters are not obligated to do so and may cease their market making at any time without notice. In addition, the liquidity of the trading market in the notes, and the market price quoted for the notes, may be adversely affected by changes in the overall market for this type of security and by changes in our financial performance or prospects or in the prospects for companies in our industry generally. In addition, such market-making activities will be subject to limits imposed by the U.S. federal securities laws. As a result, we cannot assure you that an active trading market for the 2031 notes will develop or that an active trading market for either series of notes continue. If an active market does not develop or continue, the market price and liquidity of the notes may be adversely affected.

USE OF PROCEEDS

We expect the net proceeds from this offering to be approximately $594.6 million, after deducting the underwriting discount, estimated expenses of this offering payable by us and accrued interest paid by the purchasers. We intend to use the proceeds from this offering to repay all of the 2025 Notes at or prior to their maturity on April 23, 2025. If there are any remaining net proceeds that are not so applied, then we will use the remaining proceeds from this offering for general corporate purposes we may deem necessary or advisable, and to pay fees and expenses related to this offering. We may temporarily invest the proceeds from this offering that are not immediately used for these purposes in short-term investments, including marketable securities.

CAPITALIZATION

The following table sets forth our consolidated capitalization and cash, cash equivalents and short-term investments (excluding restricted cash) as of September 30, 2024 on an actual and as adjusted basis. Our consolidated cash, stockholders’ equity and capitalization, on an as adjusted basis, give effect to the issuance of the notes offered by this prospectus supplement and the application of the net proceeds as described under “Use of Proceeds,” including repaying all of the 2025 Notes.

This table should be read in conjunction with our historical consolidated financial statements and related notes, which are incorporated by reference in this prospectus supplement and the accompanying prospectus, as well as any related free writing prospectus. See “Where You Can Find More Information” and “Information Incorporated by Reference.”

	As of September 30, 2024
	Actual	Adjusted
(dollars in millions)
Cash, cash equivalents and short-term investments (excluding restricted cash)	$1,134	$1,267	(1)

Long-term debt (excluding current maturities):
Revolving credit facility(2)	—	—
4.850% Senior notes due 2026	400	400
5.750% Senior notes due 2027	600	600
4.375% Senior notes due 2028	399	399
5.250% Senior notes due 2029	450	600
5.750% Senior notes due 2030	440	440
5.500% Senior notes due 2034	350	350
5.375% Senior notes due offered hereby	—	450

Other long-term debt(3)	48	48

Total long-term debt (excluding current maturities)	2,687	3,287
Current maturities of long-term debt:
5.375% Senior notes due 2025	450	—

Other(3)	5	5

Total current maturities of long-term debt	455	5
Total long-term debt	3,142	3,292

Total stockholders’ equity	3,697	3,697

Total capitalization	$6,839	$6,989

(1)	As adjusted cash, cash equivalents and short-term investments reflects the payment of principal and accrued interest in connection with the repayment of the 2025 Notes.
(2)	At September 30, 2024, we had no outstanding balance and $1.5 billion of available capacity under our revolving credit facility, net of outstanding undrawn letters of credit.
(3)

Includes our CHF 41 million (approximately $48 million outstanding at September 30, 2024) variable rate term loan, which matures in 2029 and excludes approximately €51 million of property-level non-recourse secured bank debt assumed in connection with an acquisition consummated on November 15, 2024. As adjusted values do not reflect any incremental discounts or deferred financing fees in connection with the notes offered hereby.

DESCRIPTION OF THE NOTES

The notes will be issued as two separate series of debt securities under an indenture, dated August 30, 2023 (the “original indenture”), between the Company and Computershare Trust Company, N.A., as trustee, and (i) in the case of the 2029 notes, as supplemented by a first supplemental indenture dated as of June 17, 2024 and as further supplemented by a second supplemental indenture to be entered into on the closing date of this offering (the “second supplemental indenture”) and (ii) in the case of the 2031 notes, as supplemented by the second supplemental indenture. We refer to the original indenture, as supplemented by the first supplemental and the second supplemental indenture, as the “indenture.”

Pursuant to the Indenture, on June 17, 2024 we issued $450,000,000 aggregate principal amount of 5.250% senior notes due 2029 (the “existing 2029 notes”). The 2029 notes will be issued as additional notes of the same series as the existing 2029 notes under the indenture. Each series of the notes will be issued as a separate series of debt securities under the indenture, in the case of the 2029 notes, together with the existing 2029 notes, and will be treated as such for all purposes under the indenture, including, without limitation, waivers, amendments and redemptions.

The following description of the particular terms of the notes offered by this prospectus supplement is subject to, and qualified in its entirety by reference to, the applicable provisions of the indenture, a copy of which is available as described under “Where You Can Find More Information.” You should refer to the indenture and the notes for a complete description of the obligations of the Company and your rights because they, and not this description, define your rights as a holder of the notes.

The definitions of certain terms used in the following summary are set forth below under “—Certain Definitions.” For purposes of this “Description of the Notes,” references to “the Company” refer only to Hyatt Hotels Corporation and not to any of its subsidiaries, unless the context otherwise requires or as otherwise expressly stated. Capitalized terms not otherwise defined below or elsewhere in this prospectus supplement have the respective meanings given such terms in the indenture.

Principal, Maturity, Interest and Ranking

The 2029 notes will:

•

initially be issued in an aggregate principal amount of $150,000,000 in this offering, which will constitute a further issuance of the existing 2029 notes, of which $450,000,000 aggregate principal amount was issued on June 17, 2024;

•	form a single series with the existing 2029 notes under the indenture and will have the same terms, other than the initial offering price and the issue date, as the existing 2029 notes;

•	immediately upon settlement, have the same CUSIP/ISIN number and will trade interchangeably with the existing 2029 notes;

•	accrue interest at a rate of 5.250% per annum; and

•	mature on June 30, 2029.

Upon completion of this offering, an aggregate principal amount of $600,000,000 5.250% senior notes due 2029 will be outstanding.

The 2031 notes will:

•	initially be issued in an aggregate principal amount of $450,000,000;

•	accrue interest at a rate of 5.375% per annum; and

•	mature on December 15, 2031.

The notes will be issued in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof.

The notes will be our general unsecured obligations and will rank senior to any of our future subordinated indebtedness and will rank equally in right of payment with all our other existing and future unsecured and unsubordinated indebtedness.

Interest on the 2029 notes will accrue from and including June 17, 2024, and, thereafter, from and including the most recent date to which interest has been paid. The offering price of the 2029 notes will include accrued interest from, and including, June 17, 2024, to, but excluding, the issue date of the 2029 notes, totaling $3,346,875 in the aggregate for all 2029 notes offered hereby, which must be paid by the purchasers of the 2029 notes. Interest on the 2031 notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from and including the issue date.

Interest on the 2029 notes will be paid semi-annually in arrears on June 30 and December 30 of each year, commencing on December 30, 2024 and interest on the 2031 notes will be paid semi-annually in arrears on June 15 and December 15 of each year, commencing on June 15, 2025 (each, an “Interest Payment Date”), to holders of record of the notes on the immediately preceding June 15 and December 15, in the case of the 2029 notes, and June 1 and December 1, in the case of the 2031 notes;

Interest on the notes will be:

•	computed on the basis of a 360-day year consisting of twelve 30-day months; and

•	paid to, but excluding, the relevant Interest Payment Date.

Optional Redemption

We may redeem the notes of either series in whole or in part, at any time and from time to time, at our option, prior to (i) in the case of the 2029 notes, May 30, 2029 (the date that is one month prior to their maturity date) (the “2029 Par Call Date”), and (ii) in the case of the 2031 notes, October 15, 2031 (the date that is two months prior to their maturity date) (the “2031 Par Call Date” and, together with the 2029 Par Call Date, the “Par Call Date”), in each case at a redemption price (expressed as a percentage of principal amount and rounded to three decimal places) equal to the greater of:

(1)

(a) the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to the redemption date (assuming the notes matured on the applicable Par Call Date) on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus (i) in the case of the 2029 notes, 15 basis points and (ii) in the case of the 2031 notes, 20 basis points less (b) in each case, interest accrued to the date of redemption, and

(2)	100% of the principal amount of the notes of such series to be redeemed,

plus, in either case, accrued and unpaid interest thereon to the redemption date.

On or after the applicable Par Call Date, we may redeem the notes, in whole or in part, at any time and from time to time, at our option, at a redemption price equal to 100% of the principal amount of the notes of such series being redeemed plus accrued and unpaid interest thereon to the redemption date.

“Treasury Rate” means, with respect to any redemption date, the yield determined by us in accordance with the following two paragraphs.

The Treasury Rate shall be determined by us after 4:15 p.m., New York City time (or after such time as yields on U.S. government securities are posted daily by the Board of Governors of the Federal Reserve System), on the

third business day preceding the redemption date based upon the yield or yields for the most recent day that appear after such time on such day in the most recent statistical release published by the Board of Governors of the Federal Reserve System designated as “Selected Interest Rates (Daily)—H.15” (or any successor designation or publication) (“H.15”) under the caption “U.S. government securities-Treasury constant maturities-Nominal” (or any successor caption or heading) (“H.15 TCM”). In determining the Treasury Rate, we shall select, as applicable: (1) the yield for the Treasury constant maturity on H.15 exactly equal to the period from the redemption date to the applicable Par Call Date (the “Remaining Life”); or (2) if there is no such Treasury constant maturity on H.15 exactly equal to the Remaining Life, the two yields — one yield corresponding to the Treasury constant maturity on H.15 immediately shorter than and one yield corresponding to the Treasury constant maturity on H.15 immediately longer than the Remaining Life — and shall interpolate to the applicable Par Call Date on a straight-line basis (using the actual number of days) using such yields and rounding the result to three decimal places; or (3) if there is no such Treasury constant maturity on H. 15 shorter than or longer than the Remaining Life, the yield for the single Treasury constant maturity on H.15 closest to the Remaining Life. For purposes of this paragraph, the applicable Treasury constant maturity or maturities on H.15 shall be deemed to have a maturity date equal to the relevant number of months or years, as applicable, of such Treasury constant maturity from the redemption date.

If on the third business day preceding the redemption date H.15 TCM is no longer published, we shall calculate the Treasury Rate based on the rate per annum equal to the semi-annual equivalent yield to maturity at 11:00 a.m., New York City time, on the second business day preceding such redemption date of the United States Treasury security maturing on, or with a maturity that is closest to, the applicable Par Call Date, as applicable. If there is no United States Treasury security maturing on the applicable Par Call Date but there are two or more United States Treasury securities with a maturity date equally distant from the applicable Par Call Date, one with a maturity date preceding the applicable Par Call Date and one with a maturity date following the applicable Par Call Date, we shall select the United States Treasury security with a maturity date preceding the applicable Par Call Date. If there are two or more United States Treasury securities maturing on the applicable Par Call Date or two or more United States Treasury securities meeting the criteria of the preceding sentence, we shall select from among these two or more United States Treasury securities the United States Treasury security that is trading closest to par based upon the average of the bid and asked prices for such United States Treasury securities at 11:00 a.m., New York City time. In determining the Treasury Rate in accordance with the terms of this paragraph, the semi-annual yield to maturity of the applicable United States Treasury security shall be based upon the average of the bid and asked prices (expressed as a percentage of principal amount) at 11:00 a.m., New York City time, of such United States Treasury security, and rounded to three decimal places.

Our actions and determinations in determining the redemption price shall be conclusive and binding for all purposes, absent manifest error.

Notice of any redemption will be delivered at least 10 but not more than 60 days before the redemption date to each holder of the notes to be redeemed. On and after the redemption date, unless we default in payment of the redemption price, interest will cease to accrue on the notes or portions thereof called for redemption.

The notice will identify the notes to be redeemed and will state:

•	the redemption date;

•	the redemption price or the applicable calculation thereof;

•

if any note is being redeemed in part, the portion of the principal amount of such note to be redeemed and that, after the redemption date upon surrender of such note, a new note or notes in principal amount equal to the unredeemed portion will be issued upon cancellation of the original note (or cause to be transferred by book-entry);

•	the name and address of the paying agent;

•	that the notes called for redemption must be surrendered to the paying agent to collect the redemption price;

•

that unless we default in making such redemption payment or the paying agent is prohibited from making such payment pursuant to the terms of the indenture, interest on the notes (or portion thereof) called for redemption will cease to accrue on and after the redemption date;

•	the paragraph of the notes or provision of the indenture or any supplemental indenture pursuant to which the notes called for redemption are being redeemed;

•	the CUSIP or ISIN number, if any, of the notes; and

•	that no representation is made as to the correctness or accuracy of the CUSIP or ISIN number, if any, listed in such notice or printed on the notes.

Although the original indenture contains provisions contemplating the issuance of debt securities that permit the redemption of those debt securities subject to one or more conditions precedent, these provisions of the original indenture permitting conditional redemption will not apply to the notes.

As long as the notes are represented by global notes held by DTC or its nominee, we will not be responsible for providing notice of redemption to anyone other than DTC or its nominee, and the trustee.

If less than all the notes are to be redeemed, the trustee will select the notes to be redeemed on a pro rata basis, by lot or by such other methods as the trustee deems fair and appropriate. The trustee will make the selection from the outstanding notes not previously called for redemption; provided, however, that global notes will be selected in accordance with the applicable procedures of DTC, and the trustee shall have no duty to monitor or oversee such selection procedures. Notes and portions of them that the trustee selects will be in minimum denominations of $2,000 and any integral multiples of $1,000 in excess thereof.

Upon surrender of a note that is redeemed in part, we will execute and the trustee will authenticate (or cause to be transferred by book-entry) for the holder a new note equal in principal amount to the unredeemed portion of the note surrendered.

Mandatory Redemption; Open Market Purchases

We are not required to make mandatory redemption or sinking fund payments with respect to the notes. We or any of our Affiliates may at any time purchase Notes in the open market or otherwise at any agreed upon price.

Payment

The trustee, through its corporate trust office, will initially act as paying agent with respect to the notes. We may change the paying agent without prior notice to you, and we or any of our subsidiaries may act as paying agent. We will make payments of principal, interest and premium, if any, through the paying agent to DTC as described under “Book-Entry System; Delivery and Form.”

If any Interest Payment Date, maturity date or redemption date for the notes falls on a day that is not a business day, the payment will be made on the next business day with the same force and effect as if made on the relevant Interest Payment Date, maturity date or redemption date, and no interest on such payment will accrue in respect of the delay.

Purchasers are required to pay for the notes in U.S. dollars, and payments of principal, premium, if any, and interest on the notes will also be made in U.S. dollars.

Additional Notes

We may issue additional notes of each series of notes offered by this prospectus supplement, without limitation and without your consent, in accordance with the indenture. If we issue additional notes of a series, they will have the same terms and conditions as the notes of such series being offered by this prospectus supplement in all respects (except for the issue date, price to public, the initial interest payment date (if applicable) and the payment of interest accruing prior to the issue date of the additional notes of such series) so that such additional notes may be consolidated and form a single series with the notes of such series offered by this prospectus supplement. If any additional notes of such series are not fungible with the notes of such series offered by this prospectus supplement for U.S. federal income tax purposes, the additional notes will have separate CUSIP and ISIN numbers.

We may issue other series of debt securities under the indenture from time to time in an amount authorized prior to issuance. The indenture does not limit the amount of indebtedness that we may incur.

Change of Control

If a Change of Control Triggering Event (as defined in “—Certain Definitions” below) occurs, and we have not previously exercised our option to redeem the notes as described above, we will be required to make the offer described below (the “Change of Control Offer”) to each holder of the notes to repurchase all or any portion (in excess of $2,000 and in integral multiples of $1,000) of that holder’s notes at a purchase price equal to 101% of the principal amount thereof plus accrued and unpaid interest, if any, to, but not including, the date of repurchase (subject to the right of holders of record on the relevant record date to receive interest due on the relevant Interest Payment Date).

Within 30 days following any Change of Control Triggering Event, or at our option, prior to any Change of Control (as defined below) but after the public announcement of the pending Change of Control, we will mail a notice to each holder, with a copy to the trustee, which terms will govern the terms of the Change of Control Offer. Such notice will state, among other things:

•

that a Change of Control Triggering Event has occurred and that such holder has the right to require us to repurchase all or a portion of its notes at a purchase price in cash equal to 101% of the principal amount thereof on the date of repurchase, plus accrued and unpaid interest, if any, to, but not including, the date of repurchase (subject to the right of holders of record on the relevant record date to receive interest on the relevant Interest Payment Date);

•	the circumstances and relevant facts regarding such Change of Control Triggering Event;

•	the repurchase date, which will be no earlier than 30 nor later than 60 days from the date such notice is mailed, other than as may be required by law (the “Change of Control Payment Date”); and

•	the instructions, as determined by us and consistent with the covenant described under the indenture, that a holder must follow in order to have its note purchased.

We will not be required to make a Change of Control Offer following a Change of Control Triggering Event if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in the indenture applicable to a Change of Control Offer made by us and purchases all notes properly tendered and not withdrawn under such Change of Control Offer.

A Change of Control Offer may be made in advance of a Change of Control, conditional upon such Change of Control, if a definitive agreement is in place for the Change of Control at the time of making of the Change of Control Offer. The Change of Control Offer, if mailed prior to the date of consummation of the Change of Control, will state that the offer is conditioned on the Change of Control being consummated on or prior to the Change of Control Payment Date.

We will comply with the requirements of Section 14(e) under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of notes pursuant to a Change of Control Triggering Event. To the extent that the provisions of any securities laws or regulations conflict with the “Change of Control” provisions of the indenture, we will comply with those applicable securities laws and regulations and will not be deemed to have breached our obligations under the “Change of Control” provisions of the indenture by virtue of any such compliance.

Subject to the limitations discussed below, we may, in the future, enter into certain transactions, including acquisitions, refinancings or other recapitalizations, that would not constitute a Change of Control Triggering Event under the indenture, but that may increase the amount of indebtedness outstanding at such time or otherwise affect our capital structure or credit ratings. However, the indenture will not contain any covenants or provisions that will afford holders protection in the event of any such transaction.

The occurrence of a Change of Control will constitute a default under our revolving credit facility. Our other debt may contain prohibitions of certain events that would constitute a Change of Control Triggering Event or may require such debt to be repurchased or repaid upon a Change of Control Triggering Event. Moreover, the exercise by the holders of their right to require us to purchase the notes may cause a default under such debt, even if the Change of Control Triggering Event itself does not, due to the financial effect of such repurchase on us or otherwise. Finally, our ability to pay cash to the holders upon a purchase may be limited by our then-existing financial resources. We cannot assure you that sufficient funds will be available when necessary to make required purchases. The holders of a majority in aggregate principal amount of the notes may give written consent that the provisions under the indenture relating to our obligation to make an offer to purchase such notes as a result of a Change of Control Triggering Event be waived or modified prior to the occurrence of a Change of Control Triggering Event.

Reporting

So long as any notes are outstanding (unless satisfied and discharged or defeased), and so long as we are not subject to reporting requirements under Section 13 or 15(d) of the Exchange Act, we will furnish without cost to the holders and provide to the trustee, no later than 90 days after the end of each fiscal year (in the case of annual financial statements) and 45 days after the end of each fiscal quarter other than the last fiscal quarter (in the case of quarterly financial statements), unaudited quarterly and audited annual consolidated financial statements of the Company and its subsidiaries (including balance sheets, statements of operations and statements of cash flows that would be required from an SEC registrant in an Annual Report on Form 10-K or a Quarterly Report on Form 10-Q, as the case may be) prepared in accordance with GAAP, subject, with respect to quarterly financial statements, to the absence of footnote disclosure and normal year end audit adjustments. All such audited annual consolidated financial statements shall be audited by an internationally recognized independent public accountant.

We will distribute (or cause the trustee to distribute) such information and such reports electronically to:

•	any holder;

•	any beneficial owner of the notes that provides its email address to us and certifies that it is a beneficial owner of the notes;

•

any prospective investor in the notes that provides its email address to us and certifies that it is (i) a prospective investor in the notes and (ii) a Qualified Institutional Buyer (as defined in the Securities Act) or not a U.S. Person (as defined in Rule 902(k) under the Securities Act);

•	any market maker that provides its email address to us and certifies that it is or intends to be a market maker with respect to the notes; and

•	any securities analyst that provides its email address to us and certifies that it is a securities analyst.

Any person who requests or receives such financial information from us will be required to represent to us that (i) it is a holder, a beneficial owner of the notes, a prospective investor in the notes, a market maker or a securities analyst; (ii) it will not use the information in violation of applicable securities laws or regulations; (iii) it will not communicate the information to any person; and (iv) it is not a Person (which includes such Person’s Affiliates) that (a) is principally engaged in the hospitality or lodging business or (b) derives a significant portion of its revenues from operating, owning or franchising hospitality or lodging assets.

Notwithstanding the foregoing, we may fulfill the requirement to distribute financial information by filing the information with the SEC.

Delivery of reports, information and documents to the trustee is for informational purposes only, and the trustee’s receipt of the foregoing shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including our compliance with any of the covenants in the indenture (as to which the trustee is entitled to rely on officer’s certificates).

Defeasance and Discharge

The indenture provides that, upon our exercise of our option to be discharged from all our obligations with respect to the notes (except for certain obligations, including the obligations to exchange or register the transfer of the notes, to replace stolen, lost, destroyed or mutilated notes, to maintain a paying agent, service agent and registrar and to hold moneys for payment in trust), we will be deemed to have been discharged from our obligations with respect to the notes then outstanding on the date the conditions to such defeasance are satisfied.

In order to exercise such option, we must make an irrevocable deposit with the trustee, in trust, for the benefit of the holders of the notes, of cash in U.S. dollars or noncallable Government Securities, or a combination thereof, in such amounts as will be sufficient, as determined by us and expressed in a written certification thereof, signed by our principal executive officer, principal financial officer, treasurer or our principal accounting officer and delivered to the trustee, to pay the principal of and any premium and interest on the notes on the stated date for payment thereof or on the applicable redemption date, as the case may be. We must also, among other things, deliver to the trustee an Opinion of Counsel in the United States reasonably acceptable to the trustee to the effect that we have received from, or that there has been published by, the U.S. Internal Revenue Service a ruling, or there has been a change in the applicable U.S. federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, holders of the notes will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such deposit, defeasance and discharge and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such deposit, defeasance and discharge were not to occur.

Defeasance of Certain Covenants

The indenture provides that, upon our exercise of our option to be released with respect to the notes from our obligations under certain restrictive covenants, including those described under “Description of Debt Securities—Covenants” in the accompanying prospectus and the occurrence of certain Events of Default with respect to such restrictive covenants, we will be deemed to be so released with respect to the notes.

In order to exercise such option, we must make an irrevocable deposit with the trustee, in trust, for the benefit of the holders of the notes, of cash in U.S. dollars or noncallable Government Securities, or a combination thereof, in such amounts as will be sufficient, as determined by us and expressed in a written certification thereof, signed by our principal executive officer, principal financial officer, treasurer or our principal accounting officer and delivered to the trustee, to pay the principal of and any premium and interest on the notes on the stated date for payment thereof or on the applicable redemption date, as the case may be. We must also, among other things, deliver to the trustee an Opinion of Counsel in the United States reasonably acceptable to the trustee confirming that the holders of the outstanding notes will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance had not occurred.

Satisfaction and Discharge

The indenture will be discharged and will cease to be of further effect as to the notes issued thereunder (except for the rights, powers, trusts, duties, indemnities and immunities of the trustee under the indenture and our obligations in connection therewith), when:

•	either:

•

we have delivered to the trustee for cancellation all notes that have been authenticated (except lost, stolen or destroyed notes that have been replaced or paid and notes for whose payment money and/or Government Securities have been deposited in trust or segregated and held in trust by us and thereupon repaid to us or discharged from such trust); or

•

all notes that have not been delivered to the trustee for cancellation have become due and payable, or are by their terms to become due and payable within one year or are to be called for redemption within one year under arrangements satisfactory to the trustee for giving notice of redemption, and we have irrevocably deposited or caused to be deposited with the trustee, in trust, for the benefit of the holders, cash in U.S. dollars, noncallable Government Securities, or a combination thereof, in amounts as will be sufficient, as determined by us and expressed in a written certification thereof, signed by our principal executive officer, principal financial officer, treasurer or our principal accounting officer and delivered to the trustee, to pay at maturity or upon redemption the notes not theretofore delivered to the trustee for cancellation, including principal of and any premium and interest due or to become due to such date of maturity or date fixed for redemption, as the case may be;

•	we have paid or caused to be paid all other sums payable under the indenture with respect to the notes; and

•

we have delivered to the trustee an Opinion of Counsel and an Officer’s Certificate, each stating that all conditions precedent to satisfaction and discharge with respect to the notes have been complied with.

All our other obligations (except for our obligation to pay and indemnify the trustee) with respect to the notes will be discharged when the notes have been paid in full.

Other Terms

The terms described under “Covenants,” “Mergers, Consolidations and Sales,” “Certain Definitions,” “Events of Default” and “Modification and Waiver” in the section titled “Description of Debt Securities” of the accompanying prospectus will apply to the notes.

No Personal Liability of Directors, Officers, Employees and Stockholders

No director, officer, employee, incorporator or stockholder of our Company, as such, will have any liability for any of our obligations under the notes, the indenture, or for any claim based on, in respect of or by reason of, such obligations or their creation. Each holder of notes by accepting a note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the notes. The waiver may not be effective to waive liabilities under the U.S. federal securities laws.

Governing Law

The indenture and the notes will be governed by and construed in accordance with the laws of the State of New York.

Trustee

The trustee may resign at any time or may be removed by the holders of the notes or us under certain circumstances. If the trustee resigns, is removed or becomes incapable of acting as trustee or if a vacancy occurs in the office of the trustee for any cause, a successor trustee will be appointed in accordance with the provisions of the indenture. The trustee assumes no responsibility for the accuracy or completeness of the information concerning us or our affiliates or any other party contained in this document or the related documents or for any failure by us or any other party to disclose events that may have occurred and may affect the significance or accuracy of such information. The trustee will be permitted to engage in other transactions with us; however, if it acquires any conflicting interest as defined in the Trust Indenture Act of 1939, as amended, it must eliminate such conflict within 90 days, apply to the SEC for permission to continue or resign.

Certain Definitions

“Affiliate” means, with respect to any specified Person, any other Person that, directly or indirectly, is in control of, is controlled by, or is under common control with, such specified Person. For purposes of this definition, “control” of a Person means the power, direct or indirect, to direct or cause the direction of the management and policies of such Person whether by contract or otherwise and the terms “controlling” and “controlled” have meaning correlative to the foregoing.

“Capital Stock” means (i) in the case of a corporation, capital stock, (ii) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of capital stock, (iii) in the case of a partnership, partnership interests (whether general or limited), (iv) in the case of a limited liability company, membership interests and (v) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distribution of assets of, the issuing Person (excluding hypothetical shares of stock of the Company issued to employees as part of a “phantom stock” compensation plan).

“Change of Control” means (i) any Person or two or more Persons acting in concert (other than, in either case, a Permitted Holder) shall have acquired “beneficial ownership,” directly or indirectly, of, or shall have acquired by contract or otherwise, Voting Stock of the Company (or other securities convertible into such Voting Stock) representing 50% or more of the combined voting power of all Voting Stock of the Company, (ii) the direct or indirect sale, assignment, transfer, lease, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the Company’s and its Subsidiaries’ properties or assets, taken as a whole, to any “person” (individually and as that term is used in Section 13(d)(3) and Section 14(d)(2) of the Exchange Act), other than the Company or one of its Subsidiaries, or (iii) Continuing Directors shall cease for any reason to constitute a majority of the members of the board of directors of the Company then in office. As used in this definition, “beneficial ownership” has the meaning provided in Rule 13d-3 under the Exchange Act. Notwithstanding the foregoing, a transaction effected to create a holding company for the Company will not, in and of itself, constitute a Change of Control if (i) pursuant to such transaction the Company becomes a direct or indirect wholly owned subsidiary of such holding company, and (ii) immediately following that transaction no Person (other than a Permitted Holder) is the beneficial owner, directly or indirectly, of Voting Stock of such holding company (or other securities convertible into such Voting Stock) representing 50% or more of the combined voting power of all Voting Stock of such holding company.

“Change of Control Triggering Event” means (i) the occurrence of a Change of Control and (ii) the notes cease to be rated Investment Grade by each of the Rating Agencies (or in the absence of such rating for the notes,

(x) the Company’s corporate rating, in the case of S&P, and (y) the Company’s corporate family rating, in the case of Moody’s, for dollar-denominated senior unsecured long-term debt each ceases to be rated Investment Grade) on any date during the period (the “Trigger Period”) commencing 60 days prior to the first public announcement by the Company of any Change of Control (or pending Change of Control) and ending 60 days following consummation of such Change of Control (which Trigger Period will be extended following the consummation of a Change of Control for so long as any of the Rating Agencies has publicly announced that it is considering a possible ratings change). Notwithstanding the foregoing, no Change of Control Triggering Event will be deemed to have occurred in connection with any particular Change of Control unless and until such Change of Control has actually been consummated.

“Continuing Directors” means, during any period of up to 24 consecutive months commencing after the date of the closing of the offering of the notes, individuals who at the beginning of such 24 month period were directors of the Company (together with any new director whose election by the Company’s board of directors or whose nomination for election by the Company’s stockholders was approved by a vote of (i) at least a majority of the directors then still in office who either were directors at the beginning of such period or whose election or nomination for election was previously so approved or (ii) Permitted Holders representing not less than 50% of the combined voting power of all Voting Stock of the Company).

“GAAP” means generally accepted accounting principles in the United States of America set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect as of the date of determination.

“Governmental Authority” means any nation or government, any state or other political subdivision thereof and any entity exercising executive, legislative, judicial regulatory or administrative functions of government.

“Investment Grade” means a rating equal to or higher than Baa3 by Moody’s (or its equivalent under any successor rating category of Moody’s); a rating equal to or higher than BBB- by S&P (or its equivalent under any successor rating category of S&P); and an equivalent rating of any replacement agency, respectively.

“Moody’s” means Moody’s Investors Service, Inc., a subsidiary of Moody’s Corporation, and its successors.

“Permitted Holder” means:

(a)

(i) all lineal descendants of Nicholas J. Pritzker, deceased, and all spouses and adopted children of such descendants; (ii) all trusts for the benefit of any person described in clause (i) and trustees of such trusts; (iii) all legal representatives of any person or trust described in clauses (i) or (ii); and (iv) all partnerships, corporations, limited liability companies or other entities controlled, directly and/or indirectly, by the persons or trusts described in clauses (i), (ii) or (iii) (such Persons referred to in this clause (A) collectively, “Pritzker Affiliates”); or

(b)

any other stockholder of the Company which, together with such stockholder’s Affiliates, owned more than 5% of the Voting Stock of the Company as of August 14, 2009 (an “Existing Shareholder”), so long as the Pritzker Affiliates continue to own more Voting Stock of the Company than such Existing Shareholder; and

“control,” for purposes of this definition, shall mean the ability to influence, direct or otherwise significantly affect the major policies, activities or action of any person or entity.

“Person” means any individual, partnership, joint venture, firm, corporation, limited liability company, association, trust or other enterprise (whether or not incorporated) or any Governmental Authority.

“Rating Agency” means S&P and Moody’s, or if S&P, Moody’s or both of them will not make publicly available a rating of the notes or a rating of the Company’s corporate credit for dollar-denominated senior unsecured long-term debt generally, a “nationally recognized statistical rating organization” within the meaning of Section 3(a)(62) under the Exchange Act selected by us as a replacement agency for Moody’s, S&P or both of them, as the case may be.

“S&P” means S&P Global Ratings, a division of S&P Global, Inc., and its successors.

“Voting Stock” means, with respect to any Person, Capital Stock issued by such Person the holders of which are ordinarily, in the absence of contingencies, entitled to vote for the election of directors ( or persons performing similar functions) of such Person, even though the right so to vote has been suspended by the happening of a contingency.

BOOK-ENTRY SYSTEM; DELIVERY AND FORM

The notes will be represented by one or more global notes in definitive, fully registered form without interest coupons. Each global note will be deposited with the trustee as custodian for DTC, as depositary under the indenture, and registered in the name of DTC or a nominee of DTC in New York, New York for the accounts of institutions that have accounts with DTC (“participants”).

You may hold your interests in a global note directly through DTC if you are a DTC participant or indirectly through organizations that are DTC participants. Except in the limited circumstances described below, if you hold notes represented by interests in a global note, you will not be entitled to receive your notes in fully registered definitive form (“definitive notes”).

DTC has advised us as follows:

•	DTC is a limited-purpose trust company organized under the New York Banking Law;

•	a “banking organization” within the meaning of the New York Banking Law;

•	a member of the Federal Reserve System;

•	a “clearing corporation” within the meaning of the New York Uniform Commercial Code; and

•	a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act.

DTC was created to hold securities of its participants and to facilitate the clearance and settlement of securities transactions among its participants in such securities through electronic book-entry changes in accounts of the participants, thereby eliminating the need for physical movement of securities certificates. DTC’s participants include securities brokers and dealers (which may include the underwriters), banks, trust companies, clearing corporations and certain other organizations. Access to DTC’s book-entity systems is also available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, whether directly or indirectly.

Ownership of Beneficial Interests

We expect that, pursuant to the procedures established by DTC, upon the issuance of each global note, DTC will credit, on its book-entry registration and transfer system, the respective principal amount of your individual beneficial interest represented by the global note to the accounts of participants. Ownership of beneficial interests in each global note will be limited to participants or persons that may hold interests through participants. Your ownership of beneficial interests in each global note will be shown on, and the transfer of those ownership interests will be effected only through, records maintained by DTC (with respect to participants’ interests) and such participants (with respect to the owners of beneficial interests in the global note other than participants).

So long as DTC, or its nominee, is the registered holder and owner of a global note, DTC or such nominee, as the case may be, will be considered the sole legal owner of the notes represented by the global note for all purposes under the indenture, the notes and applicable law. Except as set forth below, as an owner of beneficial interests in a global note, you will not be entitled to receive definitive notes, will not be entitled to have the notes represented by the global note registered in your name and will not be considered to be the owner or holder of any notes under the global note. We understand that under existing industry practice, in the event you desire to take any actions that DTC, as the holder of the global note, is entitled to take, DTC would authorize the participants to take such action, and that participants would authorize you to take such action or would otherwise act upon your instructions. As a beneficial owner of an interest in a global note, you will not be able to transfer the interest except in accordance with DTC’s applicable procedures. Because DTC can only act on behalf of participants, who in turn act on behalf of others, your ability to pledge that interest to persons that do not participate in the DTC system, or otherwise to take actions in respect of that interest, may be impaired by the lack of a physical certificate of that interest.

All payments on the notes represented by a global note registered in the name of and held by DTC or its nominee will be made to DTC or its nominee, as the case may be, as the registered owner and holder of the global note.

We expect that DTC or its nominee, upon receipt of any payment of principal or interest in respect of a global note, will credit participants’ accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of the global note as shown on the records of DTC or its nominee. We also expect that payments by participants to you will be governed by standing instructions and customary practices, as is now the case with securities held for accounts of customers in the names of nominees for such customers. Such payments, however, will be the responsibility of such participants and indirect participants, and neither we, the underwriters, the trustee nor any paying agent will have any responsibility or liability for any aspect of the records relating to, or payments made on account of, beneficial ownership interests in any global note or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests or for any other aspect of the relationship between DTC and its participants or the relationship between such participants and you.

Unless and until it is exchanged in whole or in part for definitive notes, no global note may be transferred except as a whole by DTC to a nominee of DTC or by a nominee of DTC to DTC or another nominee of DTC. Transfers between participants in DTC will be effected in the ordinary way in accordance with DTC rules and will be settled in same-day funds.

We expect that DTC will take any action permitted to be taken by a holder of notes (including the presentation of notes for exchange as described below) only at the direction of one or more participants to whose account the DTC interests in a global note are credited and only in respect of such portion of the aggregate principal amount of the notes as to which such participant or participants has or have given such direction. However, if there is an event of default under the notes, DTC will exchange each global note for definitive notes, which it will distribute to its participants.

Although we expect that DTC will agree to the foregoing procedures in order to facilitate transfers of interests in each global note among participants of DTC, DTC is under no obligation to perform or continue to perform such procedures, and such procedures may be discontinued at any time. Neither the underwriters, the trustee nor we will have any responsibility for the performance or non-performance by DTC or their participants or indirect participants of their respective obligations under the rules and procedures governing their operations.

The indenture provides that if:

DTC notifies us that it is unwilling or unable to continue as depositary or if DTC ceases to be a clearing agency registered under the Exchange Act and, in either case, we do not appoint a successor depositary within 90 days of such event;

•	we execute and deliver to the trustee an officers’ certificate to the effect that the global notes are exchangeable; or

•	an event of default with respect to the notes represented by such global notes shall have occurred and be continuing,

the global notes will be exchanged for notes in definitive form of like tenor and of an equal principal amount, in authorized denominations. Upon the occurrence of the events set forth in either of the first two bullets of this paragraph, such definitive notes will be registered in such name or names as DTC instructs the trustee. We expect that such instructions may be based upon directions received by DTC from participants with respect to ownership of beneficial interest in global notes. In connection with any proposed exchange of a global note for a definitive note, there shall be provided to the trustee all information necessary to allow the trustee to comply with any applicable tax reporting obligations, including without limitation any cost basis reporting obligations under Section 6045 of the U.S. Internal Revenue Code of 1986, as amended. The trustee may rely on information provided to it and shall have no responsibility to verify or ensure the accuracy of such information.

We have obtained the information in this section concerning DTC and DTC’s book-entry system from sources that we believe to be reliable, but neither we, the trustee nor the underwriters take responsibility for its accuracy.

Holding through Euroclear and Clearstream

If the depositary for a global note is DTC, you may hold interests in the global note through Clearstream Banking, société anonyme (“Clearstream”), or Euroclear Bank S.A./N.V., as operator of the Euroclear System (“Euroclear”), in each case, as a participant in DTC. Euroclear and Clearstream will hold interests, in each case, on behalf of their participants through customers’ securities accounts in the names of Euroclear and Clearstream on the books of their respective depositaries, which in turn will hold such interests in customers’ securities in the depositaries’ names on DTC’s books.

Payments, deliveries, transfers, exchanges, notices and other matters relating to the notes made through Euroclear or Clearstream must comply with the rules and procedures of those systems. Those systems could change their rules and procedures at any time. We have no control over those systems or their participants, and we take no responsibility for their activities. Transactions between participants in Euroclear or Clearstream, on the one hand, and other participants in DTC, on the other hand, would also be subject to DTC’s rules and procedures.

You will be able to make and receive through Euroclear and Clearstream payments, deliveries, transfers, exchanges, notices and other transactions involving any securities held through those systems only on days when those systems are open for business. Those systems may not be open for business on days when banks, brokers and other institutions are open for business in the United States.

In addition, because of time-zone differences, if you are a U.S. investor who holds your interests in the notes through these systems and wish on a particular day to transfer your interests, or to receive or make a payment or delivery or exercise any other right with respect to your interests, you may find that the transaction will not be effected until the next business day in Luxembourg or Brussels, as applicable. Thus, if you wish to exercise rights that expire on a particular day, you may need to act before the expiration date. In addition, if you hold your interests through both DTC and Euroclear or Clearstream, you may need to make special arrangements to finance any purchases or sales of your interests between the U.S. and European clearing systems, and those transactions may settle later than transactions within one clearing system.

MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES

The following discussion is a summary of the material U.S. federal income tax consequences of the purchase, ownership and disposition of the notes issued pursuant to this offering, but does not purport to be a complete analysis of all potential tax effects. The effects of other U.S. federal tax laws, such as estate and gift tax laws, and any applicable state, local or foreign tax laws are not discussed. This discussion is based on the U.S. Internal Revenue Code of 1986, as amended (the “Code”), Treasury Regulations promulgated thereunder, judicial decisions, and published rulings and administrative pronouncements of the U.S. Internal Revenue Service (the “IRS”), in each case in effect as of the date hereof. These authorities may change or be subject to differing interpretations. Any such change or differing interpretation may be applied retroactively in a manner that could adversely affect a holder of the notes. We have not sought and will not seek any rulings from the IRS regarding the matters discussed below. There can be no assurance the IRS or a court will not take a contrary position to that discussed below regarding the tax consequences of the purchase, ownership and disposition of the notes.

This discussion is limited to holders who hold the notes as “capital assets” within the meaning of Section 1221 of the Code (generally, property held for investment). In addition, this discussion is limited to (i) persons purchasing the 2029 notes for cash pursuant to this offering at the public offering price indicated on the cover page of this prospectus supplement and (ii) persons purchasing the 2031 notes for cash at original issue and at their original “issue price” within the meaning of Section 1273 of the Code (i.e., the first price at which a substantial amount of the 2031 notes is sold to the public for cash other than to bond houses, brokers or similar persons or organizations acting in the capacity of underwriters, placement agents or wholesalers). This discussion assumes that each series of notes are issued with no more than a statutorily defined de minimis amount of original issue discount.

This discussion does not address all U.S. federal income tax consequences relevant to a holder’s particular circumstances, including the impact of the Medicare contribution tax on net investment income the alternative minimum tax and potential tax consequences with respect to beneficial owners of any 2025 Notes that will be repaid with the proceeds of this offering. In addition, it does not address consequences relevant to holders subject to special rules, including, without limitation:

•	U.S. expatriates and former citizens or long-term residents of the United States;

•

U.S. Holders (as defined below) whose functional currency is not the U.S. dollar; persons holding the notes as part of a hedge, straddle or other risk reduction strategy or as part of a conversion transaction or other integrated investment;

•	persons subject to special tax accounting rules as a result of any item of gross income with respect to the notes being taken into account in an applicable financial statement;

•	banks, insurance companies, and other financial institutions;

•	real estate investment trusts or regulated investment companies;

•	brokers, dealers or traders in securities;

•	“controlled foreign corporations,” “passive foreign investment companies,” and corporations that accumulate earnings to avoid U.S. federal income tax;

•	S corporations and partnerships or other entities or arrangements treated as partnerships for U.S. federal income tax purposes (and investors therein);

•	tax-exempt organizations or governmental organizations; and

•	persons deemed to sell the notes under the constructive sale provisions of the Code.

If an entity or arrangement treated as a partnership for U.S. federal income tax purposes holds the notes, the tax treatment of a partner in the partnership will depend on the status of the partner, the activities of the partnership and certain determinations made at the partner level. Accordingly, partnerships holding the notes and the partners in such partnerships should consult their tax advisors regarding the U.S. federal income tax consequences to them.

THIS DISCUSSION IS FOR INFORMATION PURPOSES ONLY AND IS NOT TAX ADVICE. INVESTORS SHOULD CONSULT THEIR TAX ADVISORS WITH RESPECT TO THE APPLICATION OF THE U.S. FEDERAL INCOME TAX LAWS TO THEIR PARTICULAR SITUATIONS, INCLUDING THE OWNERSHIP AND DISPOSITION OF THE 2025 NOTES, AS WELL AS ANY TAX CONSEQUENCES OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF THE NOTES ARISING UNDER OTHER U.S. FEDERAL TAX LAWS (INCLUDING ESTATE AND GIFT TAX LAWS), UNDER THE LAWS OF ANY STATE, LOCAL OR NON-U.S. TAXING JURISDICTION OR UNDER ANY APPLICABLE TAX TREATY.

Additional Payments

We may be obligated to pay amounts in excess of the stated interest and principal on a series of notes, including as described under “Description of the Notes—Optional Redemption” and “Description of the Notes—Change of Control.” These potential payments may implicate the provisions of Treasury Regulations relating to “contingent payment debt instruments” (“CPDIs”). According to the applicable Treasury Regulations, certain contingencies will not cause a debt instrument to be treated as a CPDI if such contingencies in the aggregate, as of the date of issuance, are remote or incidental or, in certain circumstances, if it is “significantly more likely than not” that none of such contingencies will occur. We intend to take the position that the foregoing contingencies will not cause either series of notes to be treated as CPDIs. Our position is binding on a holder unless such holder discloses its contrary position in the manner required by applicable Treasury Regulations. However, our determination concerning the effect of these contingencies is inherently factual, and our position is not binding on the IRS. If the IRS were to successfully challenge this position, a holder might be required to accrue interest income at a higher rate than the stated interest rate on a note, and to treat any gain realized on the taxable disposition of a note as ordinary interest income, rather than capital gain. The remainder of this discussion assumes that neither series of notes will be treated as CPDIs. Prospective investors should consult their own tax advisors regarding the possible application of the CPDI rules to the notes.

Tax Consequences Applicable to U.S. Holders

Definition of a U.S. Holder

For purposes of this discussion, a “U.S. Holder” is a beneficial owner of a note that, for U.S. federal income tax purposes, is or is treated as:

•	an individual who is a citizen or resident of the United States;

•	a corporation created or organized under the laws of the United States, any state thereof, or the District of Columbia;

•	an estate, the income of which is subject to U.S. federal income tax regardless of its source; or

•

a trust that (1) is subject to the primary supervision of a U.S. court and the control of one or more “United States persons” (within the meaning of Section 7701(a)(30) of the Code), or (2) has a valid election in effect to be treated as a United States person for U.S. federal income tax purposes.

Qualified Reopening and Issue Price of the 2029 Notes

We expect and the following discussion assumes that the 2029 notes offered hereby will be treated as issued pursuant to a ‘‘qualified reopening’’ for U.S. federal income tax purposes. For U.S. federal income tax purposes, debt instruments issued in a qualified reopening of previously issued original debt instruments are deemed to be part of the same issue as the original debt instruments. Under the treatment described in this paragraph, the 2029 notes offered hereby will have the same issue date and the same issue price as the existing 2029 notes for U.S. federal income tax purposes.

Pre-issuance Accrued Interest on the 2029 Notes

A portion of the price paid for the 2029 notes will be allocable to interest that “accrued” prior to the date the 2029 notes are purchased (“pre-issuance accrued interest”). We intend to take the position that, on the first payment date for the 2029 notes, a portion of the stated interest received in an amount equal to the pre-issuance accrued interest will be treated as a return of the pre-issuance accrued interest and not as a payment of interest on the 2029 notes. Amounts treated as a return of pre-issuance accrued interest should be excluded from a U.S. Holder’s adjusted tax basis in the applicable 2029 notes.

Amortizable Bond Premium on the 2029 Notes

If a U.S. Holder purchases a 2029 note for an amount (not including any amount paid for pre-issuance accrued interest) that is greater than the principal amount of the 2029 note, the U.S. Holder will be considered to have purchased the 2029 note with bond premium. The U.S. Holder generally may elect to amortize any bond premium under the constant yield method. A U.S. Holder that elects to amortize bond premium must generally use any amortizable bond premium allocable to an accrual period to offset stated interest required to be included in income with respect to the applicable 2029 notes in such accrual period. However, because the 2029 notes are redeemable prior to maturity at a premium, special rules apply that may reduce, eliminate or defer the amount of bond premium that you may amortize with respect to the 2029 notes. The U.S. Holder’s tax basis in the applicable 2029 notes will be reduced by the amount of the premium amortized in any year. An election to amortize bond premium applies to all taxable debt obligations then owned and thereafter acquired by such U.S. Holder, and such election may be revoked only with the consent of the IRS. If a U.S. Holder does not make such election, any bond premium will be included in such U.S. Holder’s tax basis in the applicable 2029 note for purposes of computing the amount of gain or loss recognized on the taxable disposition of the note.

Payments of Interest

Subject to the discussion under “Pre-Issuance Accrued Interest on the 2029 notes” and “Amortizable Bond Premium on the 2029 notes” above, interest on a note generally will be taxable to a U.S. Holder as ordinary income at the time such interest is received or accrued, depending on such U.S. Holder’s method of tax accounting for U.S. federal income tax purposes.

Sale or Other Taxable Disposition

A U.S. Holder will recognize gain or loss on the sale, exchange, redemption, retirement or other taxable disposition of a note generally equal to the difference, if any, between the amount received for the note in cash or other property valued at fair market value (less amounts attributable to any accrued but unpaid interest (other than any portion attributable to pre-issuance accrued interest with respect to a 2029 note, as described above under “Pre-Issuance Accrued Interest on the 2029 Notes”), which will be taxable as ordinary income to the extent not previously included in income) and the U.S. Holder’s adjusted tax basis in the note. A U.S. Holder’s adjusted tax basis in a note generally will be equal to the amount the U.S. Holder paid for the note, and in the case of a 2029 note, reduced by any amortized bond premium and excluding any pre-acquisition accrued interest previously received. Any gain or loss will be capital gain or loss, and will be long-term capital gain or loss if the U.S. Holder has held the note for more than one year at the time of sale or other taxable disposition. Otherwise, such gain or loss will be short-term capital gain or loss. Long-term capital gains recognized by certain non-corporate U.S. Holders, including individuals, generally will be taxable at a reduced rate. The deductibility of capital losses is subject to limitations.

Information Reporting and Backup Withholding

A U.S. Holder generally will be subject to information reporting when the U.S. Holder receives payments on a note or receives proceeds from the sale or other taxable disposition of a note (including a redemption or retirement of a note). A U.S. Holder generally will be subject to backup withholding with respect to such payments and proceeds if the U.S. Holder is not otherwise exempt and:

•	the U.S. Holder fails to furnish the U.S. Holder’s taxpayer identification number, which for individuals is ordinarily their social security number;

•	the U.S. Holder furnishes an incorrect taxpayer identification number;

•	the applicable withholding agent is notified by the IRS that the U.S. Holder previously failed to properly report payments of interest or dividends; or

•

the U.S. Holder fails to certify under penalties of perjury that the U.S. Holder has furnished a correct taxpayer identification number and that the IRS has not notified the U.S. Holder that the U.S. Holder is subject to backup withholding.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against a U.S. Holder’s U.S. federal income tax liability, provided the required information is timely furnished to the IRS. Certain U.S. Holders (including corporations) are exempt from backup withholding. U.S. Holders should consult their tax advisors regarding their qualification for an exemption from backup withholding and the procedures for obtaining such an exemption.

Tax Consequences Applicable to Non-U.S. Holders

Definition of a Non-U.S. Holder

For purposes of this discussion, a “Non-U.S. Holder” is a beneficial owner of a note that is neither a U.S. Holder nor an entity or arrangement treated as a partnership for U.S. federal income tax purposes.

Payments of Interest

Subject to the discussions below on backup withholding and FATCA withholding, interest paid on a note (including for this purpose the portion of the first interest payment allocable to pre-issuance accrued interest as described above under “—Pre-Issuance Accrued Interest on the 2029 Notes”) to a Non-U.S. Holder that is not effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the United States generally will not be subject to U.S. federal income tax or withholding tax, provided that:

•	the Non-U.S. Holder does not, actually or constructively, own 10% or more of the total combined voting power of all classes of our voting stock;

•	the Non-U.S. Holder is not a controlled foreign corporation related to us through actual or constructive stock ownership; and

•

either (1) the Non-U.S. Holder certifies in a statement provided to the applicable withholding agent under penalties of perjury that it is not a “United States person” (within the meaning of Section 7701(a)(30) of the Code) and provides its name and address; (2) a securities clearing organization, bank or other financial institution that holds customers’ securities in the ordinary course of its trade or business and holds the note on behalf of the Non-U.S. Holder certifies to the applicable withholding agent under penalties of perjury that it, or the financial institution between it and the Non-U.S. Holder, has received from the Non-U.S. Holder a statement under penalties of perjury that such Non-U.S. Holder is not a United States person and provides a copy of such statement to the applicable withholding agent; or (3) the Non-U.S. Holder holds its note directly through a “qualified intermediary” (within the meaning of applicable Treasury Regulations) and certain conditions are satisfied.

If a Non-U.S. Holder does not satisfy the requirements above, interest paid to such Non-U.S. Holder generally will be subject to a 30% U.S. federal withholding tax unless such Non-U.S. Holder provides the applicable withholding agent with a properly executed (1) IRS Form W-8BEN or W-8BEN-E (or other applicable documentation) claiming a reduction in or exemption from withholding tax under the benefit of an applicable income tax treaty between the United States and the country in which the Non-U.S. Holder resides or is established, or (2) IRS Form W-8ECI certifying that such interest is not subject to withholding because it is effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the United States.

If interest paid to a Non-U.S. Holder is effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, the Non-U.S. Holder maintains a permanent establishment in the United States to which such interest is attributable), the Non-U.S. Holder will be exempt from the U.S. federal withholding tax described above (provided the Non-U.S. Holder provides the appropriate certification, as described above). Any such interest generally will be subject to U.S. federal income tax on a net income basis at the regular U.S. federal income tax rates as if the Non-U.S. Holder were a U.S. Holder, unless an applicable income tax treaty provides otherwise. In addition, a Non-U.S. Holder that is a corporation also may be subject to a branch profits tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty) on its effectively connected earnings and profits for the taxable year that are attributable to such interest, as adjusted for certain items.

The certifications described above must be provided to the applicable withholding agent prior to the payment of interest and may be required to be updated periodically. A Non-U.S. Holder that does not timely provide the applicable withholding agent with the required certification, but that qualifies for a reduced rate under an applicable income tax treaty, may obtain a refund of any excess amounts withheld by timely filing an appropriate claim for refund with the IRS. Non-U.S. Holders should consult their tax advisors regarding their entitlement to benefits under any applicable income tax treaty.

Non-U.S. Holders should consult their tax advisors regarding the possibility of claiming a refund with respect to any withholding tax imposed on the portion of the first interest payment made on the 2029 notes that is allocable to pre-issuance accrued interest.

Sale or Other Taxable Disposition

Subject to the discussions below on backup withholding and FATCA withholding, a Non-U.S. Holder will not be subject to U.S. federal income tax or withholding tax on any gain realized upon the sale, exchange, redemption, retirement or other taxable disposition of a note (other than amounts allocable to accrued and unpaid interest, which generally will be treated as interest and may be subject to the rules discussed above in “—Payments of Interest”) unless:

•

the gain is effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, the Non-U.S. Holder maintains a permanent establishment in the United States to which such gain is attributable); or

•	the Non-U.S. Holder is a non-resident alien individual present in the United States for 183 days or more during the taxable year of the disposition and certain other requirements are met.

Gain described in the first bullet point above generally will be subject to U.S. federal income tax on a net income basis at the regular U.S. federal income tax rates as if the Non-U.S. Holder were a U.S. Holder, unless an applicable income tax treaty provides otherwise. A Non-U.S. Holder that is a corporation also may be subject to a branch profits tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty ) on its effectively connected earnings and profits for the taxable year that are attributable to such gain, as adjusted for certain items.

A Non-U.S. Holder described in the second bullet point above will be subject to U.S. federal income tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty) on gain realized upon the sale or other taxable disposition of a note, which gain may be offset by U.S. source capital losses of the Non-U.S. Holder (even though the individual is not considered a resident of the United States), provided the Non-U.S. Holder has timely filed U.S. federal income tax returns with respect to such losses.

Non-U.S. Holders should consult their tax advisors regarding any applicable income tax treaties that may provide for different rules.

Information Reporting and Backup Withholding

Payments of interest generally will not be subject to backup withholding, provided the applicable withholding agent does not have actual knowledge or reason to know the holder is a United States person and the holder certifies its non-U.S. status as described above under “—Payments of Interest.” However, information returns are required to be filed with the IRS in connection with any interest paid to a Non-U.S. Holder, regardless of whether any tax was actually withheld. In addition, proceeds of the sale or other taxable disposition of a note (including a retirement or redemption of the note) within the United States or conducted through certain U.S.-related brokers generally will not be subject to backup withholding or information reporting, if the applicable withholding agent receives the statement described above and does not have actual knowledge or reason to know that such holder is a United States person or the holder otherwise establishes an exemption. Proceeds of a disposition of a note paid outside the United States and conducted through a non-U.S. office of a non-U.S. broker (other than a U.S.-related broker mentioned above) generally will not be subject to backup withholding or information reporting.

Copies of information returns that are filed with the IRS may also be made available under the provisions of an applicable treaty or agreement to the tax authorities of the country in which the Non-U.S. Holder resides or is established.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against a Non-U.S. Holder’s U.S. federal income tax liability, provided the required information is timely furnished to the IRS.

Additional Withholding Tax on Payments Made to Foreign Accounts

Withholding taxes may be imposed under Sections 1471 to 1474 of the Code (commonly referred to as the Foreign Account Tax Compliance Act, or “FATCA”) on certain types of payments made to non-U.S. financial institutions and certain other non-U.S. entities. Specifically, a 30% withholding tax may be imposed on payments of interest on, or (subject to the proposed Treasury Regulations discussed below) gross proceeds from the sale or other disposition of, a note paid to a “foreign financial institution” or a “non-financial foreign entity” (each as defined in the Code), unless (1) the foreign financial institution undertakes certain diligence and reporting obligations, (2) the non-financial foreign entity either certifies it does not have any “substantial United States owners” (as defined in the Code) or furnishes identifying information regarding each substantial United States owner, or (3) the foreign financial institution or non-financial foreign entity otherwise qualifies for an exemption from these rules. If the payee is a foreign financial institution and is subject to the diligence and reporting requirements in (1) above, it must enter into an agreement with the U.S. Department of the Treasury requiring, among other things, that it undertake to identify accounts held by certain “specified United States persons” or “United States owned foreign entities” (each as defined in the Code), annually report certain information about such accounts, and withhold 30% on certain payments to non-compliant foreign financial institutions and certain other account holders. Foreign financial institutions located in jurisdictions that have an intergovernmental agreement with the United States governing FATCA may be subject to different rules.

Under the applicable Treasury Regulations and administrative guidance, withholding under FATCA generally applies to payments of interest on a note. While withholding under FATCA would have applied also to payments of gross proceeds from the sale or other disposition of a note, proposed Treasury Regulations eliminate FATCA withholding on payments of gross proceeds entirely. Taxpayers generally may rely on these proposed Treasury Regulations until final Treasury Regulations are issued.

If an interest payment is both subject to withholding under FATCA and subject to the withholding tax discussed above under “—Tax Consequences Applicable to Non-U.S. Holders—Payments of Interest,” the withholding under FATCA may be credited against, and therefore reduce, such other withholding tax.

Prospective investors should consult their tax advisors regarding the potential application of withholding under FATCA to their investment in the notes.

CERTAIN ERISA AND RELATED CONSIDERATIONS

The following is a summary of certain considerations associated with the purchase and holding of the notes, or any interest therein, by (a) “employee benefit plans’” (within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”)) that are subject to Title I of ERISA, (b) plans, individual retirement accounts and other arrangements that are subject to Section 4975 of the Code or provisions under any other U.S. and or non-U.S. federal, state, local, or other laws or regulations that are similar to the foregoing provisions of ERISA or the Code (collectively, “Similar Laws”), and (c) entities whose underlying assets are considered to include “plan assets’” (within the meaning of ERISA) of the foregoing described in clause (a) or (b) by reason of such plan’s, account’s or other arrangement’s investment in such entities (each of (a), (b) and (c), a “Plan”).

General

ERISA and the Code impose certain duties on those persons who are fiduciaries with respect to Plans subject to Title I of ERISA or Section 4975 of the Code (“Covered Plans”) and prohibit certain transactions involving the assets of any Covered Plan and its fiduciaries or other interested parties. Investments by Covered Plans are subject to ERISA’s general fiduciary requirements, including, but not limited to, the requirements of investment prudence and diversification and the requirement that a Covered Plan’s investments be made in accordance with the documents governing the plan. Under ERISA and the Code, any person who exercises any discretionary authority, responsibility or control over the administration of such a Covered Plan or the management or disposition of the assets of such a Covered Plan, or who renders investment advice for a fee or other compensation to such a Covered Plan, is generally considered to be a fiduciary of the Covered Plan (within the meaning of Section 3(21) of ERISA).

Section 406 of ERISA and Section 4975 of the Code prohibit Covered Plans from engaging in certain transactions involving the assets of the Covered Plan and certain persons or entities having certain relationships to such Covered Plans (referred to as “parties in interest” or “disqualified persons”), unless a statutory or administrative exemption is applicable to the transaction. A party in interest or disqualified person who engages in a non-exempt prohibited transaction may be subject to excise taxes and other penalties and liabilities under ERISA and the Code. In addition, the fiduciary of the Covered Plan that engages in such a non-exempt prohibited transaction may be subject to penalties and liabilities under ERISA and the Code.

Any Plan fiduciary that proposes to cause a Plan to purchase the notes, or any interest therein, should consult with its counsel, including regarding the potential applicability of the fiduciary responsibility and prohibited transaction provisions of ERISA and Section 4975 of the Code and any similar provisions of any applicable Similar Laws to such an investment, to confirm that such purchase and holding will not constitute or result in a non-exempt prohibited transaction under ERISA or the Code or any similar violation of an applicable Similar Law, and to confirm whether an exemption would be applicable to any such purchase of the notes, or any interest therein. When considering an investment in the notes, or any interest therein, with a portion of the assets of any Plan, a fiduciary should determine whether the investment would be in accordance with the documents and instruments governing the Plan and the applicable provisions of ERISA, the Code and any Similar Laws relating to a fiduciary’s duties to the Plan including, without limitation, the prudence, diversification, delegation of control and prohibited transaction provisions of ERISA and the Code and any other applicable Similar Law. Plan fiduciaries must make their own determinations regarding whether an investment in the notes, or any interest therein, is prudent under ERISA, taking into consideration all of the specific facts and circumstances of the Plan and the investment in the notes.

Each Covered Plan should consider the fact that neither we, the trustee, the underwriters nor our or their respective affiliates (the “Transaction Parties”) is acting, or will act, as a fiduciary to any Covered Plan with respect to the decision to purchase or hold the notes, or any interest therein, in connection with the initial sale and offering pursuant to this prospectus supplement, other than in the case of an affiliate of the underwriters acting as a fiduciary to a Covered Plan where a prohibited transaction exemption applies, all the conditions of which are met. The Transaction Parties are not undertaking to provide impartial investment advice or advice based on any particular investment need, or to give advice in a fiduciary capacity, with respect to the decision to purchase or hold the notes, or any interest therein, in connection with the initial sale and offering pursuant to this prospectus supplement. All communications, correspondence and materials from the Transaction Parties with respect to the notes are intended to be general in nature and are not directed at any specific purchaser of the notes, or any interest therein, and do not constitute advice regarding the advisability of investment in the notes, or any interest therein, for any specific purchaser. The decision to purchase and hold the notes, or any interest therein, must be made solely by each prospective Plan purchaser on an arm’s length basis. The Transaction Parties have a financial interest in a Plan’s purchase and holding of the notes, or any interest therein, which interests may conflict with the interest of such Plan, as more fully described in this prospectus supplement.

Other Plans

Non-U.S. plans, governmental plans and certain church plans, may not subject to the fiduciary responsibility provisions of ERISA or the prohibited transaction provisions of ERISA and Section 4975 of the Code, but may nevertheless be subject to similar requirements under Similar Laws. Fiduciaries of any such plans should consult with their counsel before purchasing the notes, or any interest therein, to determine the potential need for, and the availability, if necessary, of any exemptive relief under any such Similar Laws or other law or regulations.

Prohibited Transaction Exemptions

The fiduciary of a Covered Plan that proposes to purchase and hold any notes, or any interest therein, should consider, among other things, whether such purchase and holding may involve (i) the direct or indirect extension of credit between a Covered Plan and a party in interest or a disqualified person, (ii) the sale or exchange of any property between a Covered Plan and a party in interest or a disqualified person, or (iii) the transfer to, or use by or for the benefit of, a party in interest or disqualified person, of any Covered Plan assets. Such parties in interest or disqualified persons could include, without limitation, us, the underwriters, the agents or any of our or their respective affiliates. The acquisition and/or holding of notes, or any interest therein, by a Covered Plan with respect to which a Transaction Party is considered a party in interest or a disqualified person may constitute or result in a direct or indirect prohibited transaction under Section 406 of ERISA and/or Section 4975 of the Code (or any comparable provisions of Similar Laws), unless the investment is acquired and is held in accordance with an applicable statutory, class or individual prohibited transaction exemption. In this regard, the U.S. Department of Labor has issued prohibited transaction class exemptions, or “PTCEs,” that may apply to the acquisition and/or holding of the notes. These class exemptions include, without limitation, PTCE 84-14 respecting transactions determined by independent qualified professional asset managers, PTCE 90-1 respecting insurance company pooled separate accounts, PTCE 91-38 respecting bank collective investment funds, PTCE 95-60 respecting life insurance company general accounts and PTCE 96-23 respecting transactions determined by in-house asset managers. In addition, Section 408(b)(17) of ERISA and Section 4975(d)(20) of the Code provide relief from the prohibited transaction provisions of ERISA and Section 4975 of the Code for certain transactions, respectively, for the purchase and sale of securities, provided that neither the issuer of the securities nor any of its affiliates (directly or indirectly) have or exercise any discretionary authority or control or render any investment advice with respect to the assets of any Covered Plan involved in the transaction and provided, further, that the Covered Plan receives no less, and pays no more, than adequate consideration in connection with the transaction. However, there can be no assurance that any such exemptions or any other exemption will be available with respect to any particular transaction involving the notes, or any interest therein.

Because of the foregoing, the notes, or any interest therein, should not be purchased or held by any person investing “plan assets” of any Plan, unless such purchase and holding will not constitute a non-exempt prohibited transaction under ERISA or the Code and will not constitute a similar violation of any applicable Similar Laws.

Representation

By its acquisition of any note, or any interest therein, the purchaser and subsequent transferee thereof (and, if such purchaser or transferee is a Plan (or is acquiring the notes or any interest therein with the assets of a Plan) its fiduciary) will be deemed to have represented and warranted that either: (i) no assets of a Plan or non-U.S., governmental or church plan have been used to acquire or hold such note, or any interest therein; or (ii) the acquisition, holding and disposition of such note, or any interest therein, by such person will not constitute or result in a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code or a violation of any Similar Law.

If the purchaser or subsequent transferee is a Plan (or the notes or any interest therein are being acquired with the assets of a Plan), the fiduciary of the Plan will be deemed to have represented and warranted that none of the Transaction Parties are acting, or will act, as a fiduciary to the Plan with respect to the decision to purchase or hold the notes, or any interest therein, in connection with the initial sale and offering pursuant to this prospectus supplement (other than in the case of an affiliate of the underwriters acting as a fiduciary to a Plan where a prohibited transaction exemption applies, all the conditions of which are met).

Each Plan fiduciary (and each fiduciary for non-U.S., governmental or church plans subject to any Similar Law) should consult with its legal advisor concerning the potential consequences to the plan under Section 406 of ERISA, Section 4975 of the Code or such Similar Laws of an investment in the notes, or any interest therein.

The foregoing discussion is general in nature, is not intended to be all inclusive, and should not be construed as legal advice or as complete in all relevant respects. Due to the complexity of these rules and the penalties that may be imposed upon persons involved in non-exempt prohibited transactions, it is particularly important that fiduciaries, or other persons considering purchasing the notes, or any interest therein, on behalf of, or with the assets of, any Plan, consult with their counsel regarding the potential applicability of Section 406 of ERISA, Section 4975 of the Code and any Similar Laws to such investment and as to whether an exemption would be applicable to the purchase and holding of the notes, or any interest therein. Investors in the notes, or any interest therein, have exclusive responsibility for ensuring that their purchase and holding of the notes, or any interest therein, does not violate the fiduciary or prohibited transaction rules of ERISA or the Code or any similar provisions of any applicable Similar Laws. The foregoing discussion is based on laws in effect on the date of this prospectus supplement and is subject to any subsequent changes therein.

UNDERWRITING

Subject to the terms and conditions contained in an underwriting agreement, dated the date of this prospectus supplement, between us and the underwriters named below, for whom Wells Fargo Securities, LLC, Goldman Sachs & Co. LLC and Truist Securities, Inc. are acting as representatives, we have agreed to sell to each underwriter, and each underwriter has severally agreed to purchase from us, the principal amount of notes that appears opposite its name in the table below:

Underwriter	Principal Amount of 2029 Notes to be Purchased	Principal Amount of 2031 Notes to be Purchased
Wells Fargo Securities, LLC	$23,625,000	$70,875,000
Goldman Sachs & Co. LLC	$22,875,000	$68,625,000
Truist Securities, Inc.	$22,875,000	$68,625,000
BofA Securities, Inc.	$12,000,000	$36,000,000
Deutsche Bank Securities Inc.	$12,000,000	$36,000,000
J.P. Morgan Securities LLC	$12,000,000	$36,000,000
Scotia Capital (USA) Inc.	$12,000,000	$36,000,000
Credit Agricole Securities (USA) Inc.	$4,875,000	$14,625,000
PNC Capital Markets LLC	$4,875,000	$14,625,000
U.S. Bancorp Investments, Inc.	$4,875,000	$14,625,000
Comerica Securities, Inc.	$3,000,000	$9,000,000
Fifth Third Securities, Inc.	$3,000,000	$9,000,000
Loop Capital Markets LLC	$3,000,000	$9,000,000
Samuel A. Ramirez & Company, Inc.	$3,000,000	$9,000,000
Siebert Williams Shank & Co., LLC	$3,000,000	$9,000,000
SMBC Nikko Securities America, Inc.	$3,000,000	$9,000,000

Total	$150,000,000	$450,000,000

The underwriting agreement provides that the obligations of the several underwriters to pay for and accept delivery of the notes offered by this prospectus supplement are subject to certain conditions. The underwriters are obligated to take and pay for all of the notes offered by this prospectus supplement if any such notes are taken.

The underwriters initially propose to offer the notes to the public at the public offering price that appears on the cover page of this prospectus supplement. In addition, the underwriters initially propose to offer the notes to certain dealers at prices that represent a concession not in excess of 0.40% of the principal amount of the 2029 notes and 0.375% of the principal amount of the 2031 notes, as applicable. Any underwriter may allow, and any such dealer may reallow to certain other dealers, a concession not in excess of 0.25% of the principal amount of the 2029 notes and 0.25% of the principal amount of the 2031 notes, as applicable. After the initial offering of the notes, the underwriters may from time to time vary the offering prices and other selling terms. The underwriters may offer and sell notes through certain of their affiliates. The offering of the notes by the underwriters is subject to receipt and acceptance and subject to the underwriters’ right to reject any order in whole or in part.

The following table shows the underwriting discount that we will pay to the underwriters in connection with the offering of the notes:

Paid by Us
Per 2029 Note	0.600%
Per 2031 Note	0.625%
Total	$3,712,500

We estimate that expenses associated with this offering to be paid by us, other than the underwriting discount, will be approximately $1.0 million.

We have also agreed to indemnify the several underwriters against certain liabilities, including liabilities under the Securities Act, or to contribute to payments which the underwriters may be required to make in respect of any such liabilities.

We expect that delivery of the notes will be made to investors on or about the delivery date specified on the cover page of this prospectus supplement, which will be the second business day following the date of this prospectus supplement (such settlement being referred to as “T+2”). Under Rule 15c6-l of the Exchange Act, trades in the secondary market generally are required to settle in one business day, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade the notes on any day prior to the business day before the delivery of the notes hereunder will be required, by virtue of the fact that the notes initially will settle in T+2, to specify an alternative settlement cycle at the time of any such trade to prevent failed settlement. Such purchasers should consult their own advisors in this regard.

Absence of Public Market for the Notes

The 2031 notes are a new issue of securities, and there is currently no established trading market for the 2031 notes. We do not intend to apply for the notes of either series to be listed on any securities exchange or to arrange for the notes to be quoted on any quotation system. The underwriters have advised us that certain of the underwriters currently make a market in the existing 2029 notes and that they intend to make a market in each series of notes, but they are not obligated to do so. The underwriters may discontinue any market making in the notes at any time at their sole discretion. Accordingly, we cannot assure you that a liquid trading market will develop for the 2031 notes or will continue for either series of notes, that you will be able to sell your notes at a particular time or that the prices you receive when you sell will be favorable.

Stabilization

In connection with the offering, the underwriters may purchase and sell notes in the open market. These transactions may include short sales, stabilizing transactions and purchases to cover positions created by short sales. Short sales involve the sale by the underwriters of a greater number of notes than they are required to purchase in the offering. Stabilizing transactions consist of certain bids or purchases made for the purpose of preventing or retarding a decline in the market price of the notes while the offering is in progress.

The underwriters also may impose a penalty bid. This occurs when a particular underwriter repays to the underwriters a portion of the underwriting discount received by it because the representatives have repurchased notes sold by or for the account of such underwriter in stabilizing or short covering transactions.

These activities by the underwriters, as well as other purchases by the underwriters for their own accounts, may stabilize, maintain or otherwise affect the market price of the notes. As a result, the price of the notes may be higher than the price that otherwise might exist in the open market. If these activities are commenced, they may be discontinued by the underwriters at any time. These transactions may be effected in the over-the-counter market or otherwise.

Selling Restrictions

European Economic Area

None of this prospectus supplement, the accompanying prospectus or any related free writing prospectus is a prospectus for the purposes of Regulation (EU) 2017/1129 (as amended, the “Prospectus Regulation”). This prospectus supplement, the accompanying prospectus and any related free writing prospectus have been prepared on the basis that any offer of notes in any Member State of the European Economic Area (the “EEA”) will only be made to a legal entity which is a qualified investor under the Prospectus Regulation (“EEA Qualified Investors”). Accordingly, any person making or intending to make an offer in that Member State of notes which are the subject of the offering contemplated in this prospectus supplement, the accompanying prospectus and any related free writing prospectus may only do so with respect to EEA Qualified Investors. Neither we nor the underwriters have authorized, nor do they authorize, the making of any offer of notes other than to EEA Qualified Investors.

PROHIBITION OF SALES TO EEA RETAIL INVESTORS—The notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the EEA. For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended, “MiFID II”); or (ii) a customer within the meaning of Directive (EU) 2016/97 (as amended, the “Insurance Distribution Directive”), where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or (iii) not a qualified investor as defined in the Prospectus Regulation. Consequently, no key information document required by Regulation (EU) No. 1286/2014 (as amended, the “PRIIPs Regulation”) for offering or selling the notes or otherwise making them available to retail investors in the EEA has been prepared and therefore offering or selling the notes or otherwise making them available to any retail investor in the EEA may be unlawful under the PRIIPs Regulation.

United Kingdom

None of this prospectus supplement, the accompanying prospectus or any related free writing prospectus is a prospectus for the purposes of Regulation (EU) 2017/1129 as it forms part of domestic law of the United Kingdom by virtue of the European Union (Withdrawal) Act 2018 (the “EUWA”) (the “UK Prospectus Regulation”). This prospectus supplement, the accompanying prospectus and any related free writing prospectus have been prepared on the basis that any offer of notes in the United Kingdom will only be made to a legal entity which is a qualified investor under the UK Prospectus Regulation (“UK Qualified Investors”). Accordingly, any person making or intending to make an offer in the United Kingdom of notes which are the subject of the offering contemplated in this prospectus supplement, the accompanying prospectus and any related free writing prospectus may only do so with respect to UK Qualified Investors. Neither we nor the underwriters have authorized, nor do they authorize, the making of any offer of notes other than to UK Qualified Investors.

PROHIBITION OF SALES TO UNITED KINGDOM RETAIL INVESTORS—The notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the United Kingdom. For these purposes, (a) a retail investor means a person who is one (or more) of: (i) a retail client, as defined in point (8) of Article 2 of Regulation (EU) No 2017/565 as it forms part of domestic law of the United Kingdom by virtue of the EUWA; (ii) a customer within the meaning of the provisions of the United Kingdom’s Financial Services and Markets Act 2000 (as amended, the “FSMA”) and any rules or regulations made under the FSMA to implement the Insurance Distribution Directive, where that customer would not qualify as a professional client, as defined in point (8) of Article 2(1) of Regulation (EU) No 600/2014 as it forms part of domestic law of the United Kingdom by virtue of the EUWA; or (iii) not a qualified investor as defined in Article 2 of the UK Prospectus Regulation as it forms part of domestic law of the United Kingdom by virtue of the EUWA and (b) the expression “offer” includes the communication in any form and by any means of sufficient information on the terms of the offer and the notes to be offered so as to enable an investor to decide to purchase or subscribe to the notes. Consequently, no key information document required by Regulation (EU) No 1286/2014 as it forms part of domestic law of the United Kingdom by virtue of the EUWA (the “UK PRIIPs Regulation”) for offering or selling the notes or otherwise making them available to retail investors in the United Kingdom has been prepared and therefore offering or selling the notes or otherwise making them available to any retail investor in the United Kingdom may be unlawful under the UK PRIIPs Regulation.

The communication of this prospectus supplement, the accompanying prospectus, any related free writing prospectus and any other documents and/or materials relating to the issue of the notes offered hereby is not being made, and such documents and/or materials have not been approved, by an authorized person for the purposes of section 21 of the FSMA. Accordingly, such documents and/or materials are not being distributed to, and must not be passed on to, the general public in the United Kingdom. This document and such other documents and/or materials are for distribution only to persons who (i) have professional experience in matters relating to investments and who fall within the definition of investment professionals (as defined in Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended (the “Financial Promotion Order”)), (ii) fall within Article 49(2)(a) to (d) of the Financial Promotion Order, (iii) are outside the United Kingdom, or (iv) are other persons to whom they may otherwise lawfully be communicated under the Financial Promotion Order (all such persons together being referred to as “relevant persons”). This document and such other documents and/or materials are directed only at relevant persons and must not be acted on or relied on by persons who are not relevant persons. Any investment or investment activity to which this prospectus supplement, the accompanying prospectus and any related free writing prospectus relates will be engaged in only with relevant persons. Any person in the United Kingdom that is not a relevant person should not act or rely on this prospectus supplement, the accompanying prospectus and any related free writing prospectus or any of their contents.

Any invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) in connection with the issue or sale of the notes may only be communicated or caused to be communicated in circumstances in which Section 21(1) of the FSMA does not apply to Hyatt Hotels Corporation.

All applicable provisions of the FSMA must be complied with in respect to anything done by any person in relation to the notes in, from or otherwise involving the United Kingdom.

Canada

The notes may be sold in Canada only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the notes must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement and the accompanying prospectus (including any amendment hereto and thereto) contain a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

If applicable, pursuant to section 3A.3 (or, in the case of securities issued or guaranteed by the government of a non-Canadian jurisdiction, section 3A.4) of National Instrument 33-105 Underwriting Conflicts (“NI 33-105”), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

Japan

The notes have not been and will not be registered pursuant to Article 4, Paragraph 1 of the Financial Instruments and Exchange Act of Japan (Act No. 25 of 1948, as amended, the “Financial Instruments and Exchange Act”). Accordingly, none of the notes nor any interest therein have been offered or sold nor may be offered or sold, directly or indirectly, in Japan or to, or for the benefit of, any “resident” of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to or for the benefit of a resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Financial Instruments and Exchange Act and any other applicable laws, regulations and ministerial guidelines of Japan in effect at the relevant time.

Hong Kong

The notes (a) have not been offered or sold and will not be offered or sold in Hong Kong by means of any document other than (i) to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571 of the laws of Hong Kong) (the “SFO”) and any rules made thereunder, or (ii) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32 of the laws of Hong Kong) (the “CO”) or which do not constitute an offer to the public within the meaning of the CO; and (b) we have not issued or had in our possession for the purposes of issue, and will not issue or have in our possession for the purposes of issue, whether in Hong Kong or elsewhere, any advertisement, invitation or document relating to the notes which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to notes which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the SFO and any rules made thereunder.

Singapore

Each underwriter has acknowledged that this prospectus supplement has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, each underwriter has represented, warranted and agreed that it has not offered or sold any securities or caused the securities to be made the subject of an invitation for subscription or purchase and will not offer or sell any securities or cause the securities to be made the subject of an invitation for subscription or purchase, and has not circulated or distributed, nor will it circulate or distribute, this prospectus supplement or any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the securities, whether directly or indirectly, to any person in Singapore other than (i) to an institutional investor (as defined in Section 4A of the Securities and Futures Act 2001 of Singapore, as modified or amended from time to time (the “SFA”)) pursuant to Section 274 of the SFA or (ii) to an accredited investor (as defined in Section 4A of the SFA) pursuant to and in accordance with the conditions specified in Section 275 of the SFA.

Singapore Securities and Futures Act Product Classification—Solely for the purposes of the issuer’s obligations pursuant to Sections 309B(1)(a) and 309B(1)(c) of the SFA, the issuer has determined, and hereby notifies all relevant persons (as defined in Section 309A of the SFA) that the securities are a “prescribed capital markets product” (as defined in the Securities and Futures (Capital Markets Products) Regulations 2018) and an Excluded Investment Product (as defined in MAS Notice SFA 04-N12: Notice on the Sale of Investment Products and MAS Notice FAA-N16: Notice on Recommendations on Investment Products).

Australia

No placement document, prospectus, product disclosure statement or other disclosure document (including as defined in the Corporations Act 2001 (Cth) (“Corporations Act”)) has been or will be lodged with the Australian Securities and Investments Commission (“ASIC”) or any other governmental agency, in relation to the offering. This prospectus supplement and the accompanying prospectus do not constitute a prospectus, product disclosure statement or other disclosure document for the purposes of Corporations Act, and does not purport to include the information required for a prospectus, product disclosure statement or other disclosure document under the Corporations Act. No action has been taken which would permit an offering of the notes in circumstances that would require disclosure under Parts 6D.2 or 7.9 of the Corporations Act.

The notes may not be offered for sale, nor may application for the sale or purchase or any notes be invited in Australia (including an offer or invitation which is received by a person in Australia) and neither this prospectus supplement and the accompanying prospectus nor any other offering material or advertisement relating to the notes may be distributed or published in Australia unless, in each case:

(a)

the aggregate consideration payable on acceptance of the offer or invitation by each offeree or invitee is at least A$500,000 (or its equivalent in another currency, in either case, disregarding moneys lent by the person offering the notes or making the invitation or its associates) or the offer or invitation otherwise does not require disclosure to investors in accordance with Part 6D.2 or 7.9 of the Corporations Act;

(b)

the offer, invitation or distribution complied with the conditions of the Australian financial services license of the person making the offer, invitation or distribution or an applicable exemption from the requirement to hold such license;

(c)

the offer, invitation or distribution complies with all applicable Australian laws, regulations and directives (including, without limitation, the licensing requirements set out in Chapter 7 of the Corporations Act);

(d)	the offer or invitation does not constitute an offer or invitation to a person in Australia who is a “retail client” as defined for the purposes of Section 761G of the Corporations Act; and

(e)	such action does not require any document to be lodged with ASIC or the ASX.

Dubai International Financial Centre

This prospectus supplement and the accompanying prospectus relate to an Exempt Offer in accordance with the Markets Law, Dubai International Financial Centre (“DIFC”) Law No. 1 of 2012, as amended. This prospectus supplement and the accompanying prospectus are intended for distribution only to persons of a type specified in the Markets Law, DIFC Law No. 1 of 2012, as amended. They must not be delivered to, or relied on by, any other person. The Dubai Financial Services Authority (“DFSA”) has no responsibility for reviewing or verifying any documents in connection with Exempt Offers. The DFSA has not approved this prospectus supplement or the accompanying prospectus nor taken steps to verify the information set forth herein or therein and has no responsibility for this document. The securities to which this prospectus supplement and the accompanying prospectus relate may be illiquid and/or subject to restrictions on their resale. Prospective purchasers of the notes offered hereby should conduct their own due diligence on the notes. If you do not understand the contents of this prospectus supplement and the accompanying prospectus, you should consult an authorized financial advisor.

In relation to their use in the DIFC, this prospectus supplement and the accompanying prospectus are strictly private and confidential and are being distributed to a limited number of investors and must not be provided to any person other than the original recipient, and may not be reproduced or used for any other purpose. The interests in the notes may not be offered or sold directly or indirectly to the public in the DIFC.

Switzerland

This prospectus supplement and the accompanying prospectus are not intended to constitute an offer or solicitation to purchase or invest in the notes. The notes may not be publicly offered, sold or advertised, directly or indirectly, within the meaning of the Swiss Financial Services Act (“FinSA”) and no application has or will be made to admit the notes to trading on any trading venue (exchange or multilateral trading facility) in Switzerland. Neither this prospectus supplement, the accompanying prospectus nor any other offering or marketing material relating to the notes constitutes a prospectus as such term is understood pursuant to the FinSA, and neither this prospectus supplement, the accompanying prospectus nor any other offering or marketing material relating to the notes may be publicly distributed or otherwise made publicly available in Switzerland.

Other Relationships

The underwriters and their respective affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. Certain of the underwriters and their respective affiliates have, from time to time, performed, and may in the future perform, various financial advisory and investment banking services for us, for which they received or will receive customary fees and expenses. In particular, affiliates of certain of the underwriters are lenders, and those underwriters or their affiliates in some cases are also agents, under our revolving credit facility. In addition, certain of the underwriters also acted as underwriters for one or more of our prior issuances of senior notes. Certain of the underwriters or their affiliates may also hold an interest in the 2025 Notes and may therefore receive a portion of the net offering proceeds in connection with the repayment of the 2025 Notes.

If any of the underwriters or their affiliates has a lending relationship with us, certain of those underwriters or their affiliates routinely hedge, certain other of those underwriters or their affiliates are likely to hedge, and certain other of those underwriters or their affiliates may hedge, their credit exposure to us consistent with their customary risk management policies. Typically, these underwriters and their affiliates would hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities, including potentially the notes offered hereby. Any such credit default swaps or short positions could adversely affect future trading prices of the notes offered hereby.

In the ordinary course of their various business activities, the underwriters and their respective affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers, and such investment and securities activities may involve securities and/ or instruments that we or our affiliates may issue. The underwriters and their respective affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

LEGAL MATTERS

Latham & Watkins LLP, Chicago, Illinois, will pass upon the validity of the notes offered by this prospectus supplement for us. Simpson Thacher & Bartlett LLP, New York, New York, will pass upon certain matters for the underwriters in connection with this offering. Family members of a partner of Latham & Watkins LLP are beneficiaries of trusts that directly and indirectly own shares of our common stock.

EXPERTS

The financial statements of Hyatt Hotels Corporation and subsidiaries (the “Company”) as of December 31, 2023 and 2022, and for each of the three years in the period ended December 31, 2023, incorporated by reference in this prospectus by reference to the Company’s annual report on Form 10-K for the year ended December 31, 2023, and the effectiveness of the Company’s internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports. Such financial statements are incorporated by reference in reliance upon the reports of such firm given their authority as experts in accounting and auditing.

PROSPECTUS

Hyatt Hotels Corporation

Class A Common Stock

Preferred Stock

Debt Securities

Warrants

Purchase Contracts

Units

We may offer and sell the securities identified above, in each case from time to time in one or more offerings. This prospectus provides you with a general description of the securities.

Each time we offer and sell securities, we will provide a supplement to this prospectus that contains specific information about the offering, as well as the amounts, prices, and terms of the securities. The supplement may also add, update, or change information contained in this prospectus with respect to that offering. You should carefully read this prospectus and the applicable prospectus supplement before you invest in any of our securities.

We may offer and sell the securities described in this prospectus and any prospectus supplement to or through one or more underwriters, dealers, and agents, directly to purchasers or through a combination of these methods. If any underwriters, dealers, or agents are involved in the sale of any of the securities, their names, and any applicable purchase price, fee, commission, or discount arrangement between or among them will be set forth, or will be calculable from the information set forth, in the applicable prospectus supplement. See the sections of this prospectus entitled “About this Prospectus” and “Plan of Distribution” for more information. No securities may be sold without delivery of this prospectus and the applicable prospectus supplement describing the method and terms of the offering of such securities.

Our Class A common stock is listed on the New York Stock Exchange under the symbol “H.” On August 29, 2023, the last reported sale price of our Class A common stock was $115.46 per share.

Hyatt Hotels Corporation has two classes of common stock outstanding, Class A common stock and Class B common stock. The rights of the holders of our Class A common stock and Class B common stock are identical, except with respect to voting and conversion. The Class A common stock is entitled to one vote per share. The Class B common stock is entitled to ten votes per share. Each share of Class B common stock is convertible at any time into one share of Class A common stock.

Investing in our securities involves risks. See “Risk Factors” on page 9 of this prospectus and any similar section contained in the applicable prospectus supplement and in the documents incorporated by reference into this prospectus or any applicable prospectus supplement for a discussion of risks that you should consider before investing in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

Prospectus dated August 30, 2023

ABOUT THIS PROSPECTUS

This prospectus is part of an automatic registration statement that we filed with the Securities and Exchange Commission (the “SEC”) as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”), using a “shelf” registration process. By using a shelf registration statement, we may sell securities from time to time and in one or more offerings as described in this prospectus. Each time that we offer and sell securities, we will provide a prospectus supplement to this prospectus that contains specific information about the securities being offered and sold and the specific terms of that offering. The prospectus supplement may also add, update, or change information contained in this prospectus with respect to that offering. To the extent that any statement made in a prospectus supplement is inconsistent with statements made in this prospectus, the statements made in this prospectus will be deemed modified or superseded by those made in the prospectus supplement. Before purchasing any securities, you should carefully read this prospectus and any accompanying prospectus supplement, as well as any post-effective amendments to the registration statement of which this prospectus is a part, together with the additional information described under the heading “Where You Can Find More Information; Incorporation by Reference” before making any investment decision.

We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We will not make an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus and the applicable prospectus supplement to this prospectus is accurate as of the date on its respective cover, and that any information incorporated by reference is accurate only as of the date of the document incorporated by reference, unless we indicate otherwise. Our business, financial condition, results of operations, and prospects may have changed since those dates.

TERMS USED IN THIS PROSPECTUS

Unless otherwise specified or the context otherwise requires, references in this prospectus to “we,” “our,” “us,” “Hyatt,” and the “Company” refer to Hyatt Hotels Corporation and its consolidated subsidiaries. However, in the “Description of Debt Securities” section of this prospectus, “we,” “our,” “us,” “Hyatt,” and the “Company” mean Hyatt Hotels Corporation only, and not any of its consolidated subsidiaries, unless context otherwise requires or as otherwise expressly stated.

As used in this prospectus, the term:

•

“condominium units” refer to whole ownership residential units (condominium and private residences) that we provide services to and, in some cases, manage the rental programs and/or homeowner associations associated with such units;

•	“hospitality ventures” refers to entities in which we own less than a 100% equity interest;

•	“hotel portfolio” refers to our full service hotels, including our wellness resorts, our select service hotels, and our all-inclusive resorts;

•

“loyalty program” refers to the World of Hyatt guest loyalty program that is operated for the benefit of participating properties and generates substantial repeat guest business by rewarding frequent stays with points that can be redeemed for hotel nights and other valuable rewards;

•

“Pritzker family business interests” means (1) various lineal descendants of Nicholas J. Pritzker (deceased) and spouses and adopted children of such descendants; (2) various trusts for the benefit of the individuals described in clause (1) and trustees thereof; and (3) various entities owned and/or controlled, directly and/or indirectly, by the individuals and trusts described in (1) and (2);

•

“properties,” “portfolio of properties,” or “property portfolio” refer to our hotel portfolio and residential, vacation, and condominium units that we operate, manage, franchise, own, lease, develop, license, or to which we provide services or license our trademarks, including under the Park Hyatt, Grand Hyatt, Hyatt Regency, Hyatt, Hyatt Residence Club, Hyatt Place, Hyatt House, Hyatt Studios, UrCove, Miraval, Alila, Andaz, Thompson Hotels, Dream Hotels, Hyatt Centric, Caption by Hyatt, The Unbound Collection by Hyatt, Destination by Hyatt, JdV by Hyatt, Impression by Secrets, Hyatt Ziva, Hyatt Zilara, Zoëtry Wellness & Spa Resorts, Secrets Resorts & Spas, Breathless Resorts & Spas, Dreams Resorts & Spas, Hyatt Vivid Hotels & Resorts, Alua Hotels & Resorts, and Sunscape Resorts & Spas brands;

•

“residential units” refer to residential units that we manage, own, or to which we provide services or license our trademarks (such as serviced apartments and Hyatt-branded residential units) that are typically part of a mixed-use project and located either adjacent to or near a full service hotel that is a member of our portfolio of properties or in unique leisure locations; and

•	“vacation units” refer to the fractional and timeshare vacation properties with respect to which we license our trademarks and that are part of the Hyatt Residence Club.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and any accompanying prospectus supplement, including the information we incorporate by reference herein or therein, contain “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). These statements include statements about our plans, strategies, and financial performance, and prospective or future events, and involve known and unknown risks that are difficult to predict. As a result, our actual results, performance, or achievements may differ materially from those expressed or implied by these forward-looking statements. In some cases, you can identify forward-looking statements by the use of words such as “may,” “could,” “expect,” “intend,” “plan,” “seek,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “continue,” “likely,” “will,” “would,” and variations of these terms and similar expressions, or the negative of these terms or similar expressions. Such forward-looking statements are necessarily based upon estimates and assumptions that, while considered reasonable by us and our management, are inherently uncertain. Factors that may cause actual results to differ materially from current expectations include, but are not limited to:

•

the factors discussed in our filings with the SEC, including our Annual Report on Form 10-K for the fiscal year ended December 31, 2022 and in our Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2023 and June 30, 2023;

•	general economic uncertainty in key global markets and a worsening of global economic conditions or low levels of economic growth;

•	the rate and the pace of economic recovery following economic downturns;

•

global supply chain constraints and interruptions, rising costs of construction-related labor and materials, and increases in costs due to inflation or other factors that may not be fully offset by increases in revenues in our business;

•	risks affecting the luxury, resort, and all-inclusive lodging segments;

•	levels of spending in business, leisure, and group segments, as well as consumer confidence;

•	declines in occupancy and average daily rate;

•	limited visibility with respect to future bookings;

•	loss of key personnel;

•	domestic and international political and geo-political conditions, including political or civil unrest or changes in trade policy;

•	hostilities, or fear of hostilities, including future terrorist attacks, that affect travel;

•	travel-related accidents;

•

natural or man-made disasters, weather, and climate-related events, such as earthquakes, tsunamis, tornadoes, hurricanes, droughts, floods, wildfires, oil spills, nuclear incidents, and global outbreaks of pandemics or contagious diseases, or fear of such outbreaks;

•

the pace and consistency of recovery following the COVID-19 pandemic and the long-term effects of the pandemic, including with respect to global and regional economic activity, travel limitations or bans, the demand for travel, transient and group business, and levels of consumer confidence;

•

the ability of third-party owners, franchisees, or hospitality venture partners to successfully navigate the impacts of the COVID-19 pandemic, any additional resurgence, or COVID-19 variants or other pandemics, epidemics, or other health crises;

•	our ability to successfully achieve certain levels of operating profits at hotels that have performance tests or guarantees in favor of our third-party owners;

•	the impact of hotel renovations and redevelopments;

•

risks associated with our capital allocation plans, share repurchase program, and dividend payments, including a reduction in, or elimination or suspension of, repurchase activity or dividend payments;

•	the seasonal and cyclical nature of the real estate and hospitality businesses;

•	changes in distribution arrangements, such as through internet travel intermediaries;

•	changes in the tastes and preferences of our customers;

•	relationships with colleagues and labor unions and changes in labor laws;

•	the financial condition of, and our relationships with, third-party property owners, franchisees, and hospitality venture partners;

•	the possible inability of third-party owners, franchisees, or development partners to access the capital necessary to fund current operations or implement our plans for growth;

•

risks associated with potential acquisitions and dispositions and our ability to successfully integrate completed acquisitions with existing operations, including with respect to our acquisition of Apple Leisure Group and Dream Hotel Group and the successful integration of each business;

•	failure to successfully complete proposed transactions (including the failure to satisfy closing conditions or obtain required approvals);

•

our ability to successfully execute on our strategy to expand our management and franchising business while at the same time reducing our real estate asset base within targeted timeframes and at expected values;

•	declines in the value of our real estate assets;

•	unforeseen terminations of our management or franchise agreements; changes in federal, state, local, or foreign tax law;

•	increases in interest rates, wages, and other operating costs;

•	foreign exchange rate fluctuations or currency restructurings;

•	risks associated with the introduction of new brand concepts, including lack of acceptance of new brands or innovation;

•	general volatility of the capital markets and our ability to access such markets;

•	changes in the competitive environment in our industry, including as a result of the COVID-19 pandemic, industry consolidation, and the markets where we operate;

•	our ability to successfully grow the World of Hyatt loyalty program and Unlimited Vacation Club paid membership program;

•	cyber incidents and information technology failures;

•	outcomes of legal or administrative proceedings; and

•	violations of regulations or laws related to our franchising business and licensing businesses and our international operations.

These factors and the other risk factors described or incorporated by reference in this prospectus are not necessarily all of the important factors that could cause our actual results, performance, or achievements to differ materially from those expressed in or implied by any forward-looking statements. Other unknown or unpredictable factors could also harm our business, financial condition, results of operations, or cash flows.

All forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by the cautionary statements set forth above. Forward-looking statements speak only as of the date they are made, and we do not undertake or assume, and we hereby disclaim, any obligation to update publicly any of these forward-looking statements to reflect actual results, new information, future events, changes in assumptions, or changes in other factors affecting forward-looking statements, except to the extent required by applicable law. If we update one or more forward-looking statements, no inference should be drawn that we will make additional updates with respect to those or other forward-looking statements.

THE COMPANY

Hyatt Hotels Corporation is a global hospitality company with widely recognized, industry-leading brands and a tradition of innovation developed over our sixty-five year history. Hyatt’s portfolio of properties consists of full service hotels and resorts, select service hotels, all-inclusive resorts, and other properties, including timeshare, fractional, and other forms of residential, vacation, and condominium ownership units. We also offer distribution and destination management services through ALG Vacations, a paid membership program through the Unlimited Vacation Club, and a global travel platform through Mr & Mrs Smith.

At June 30, 2023, our hotel portfolio consisted of 1,279 hotels (311,171 rooms), including:

•	484 managed properties (145,397 rooms), all of which we operate under management and hotel services agreements with third-party property owners;

•	621 franchised properties (104,027 rooms), all of which are owned by third parties that have franchise agreements with us and are operated by third parties;

•

120 all-inclusive resorts (38,721 rooms), including 106 owned by third parties (34,289 rooms) and operated under management or marketing services agreements, 8 owned by a third party in which we hold common shares (3,153 rooms) and are operated under franchise agreements, and 6 operating leased properties (1,279 rooms);

•	23 owned properties (10,187 rooms), 1 finance leased property (171 rooms), and 4 operating leased properties (1,697 rooms), all of which we manage;

•	19 managed properties and 2 franchised properties owned or leased by unconsolidated hospitality ventures (7,150 rooms); and

•

23 franchised properties (3,821 rooms) operated by an unconsolidated hospitality venture in connection with a master license agreement by Hyatt; 6 of these properties (1,254 rooms) are leased by the unconsolidated hospitality venture.

Our property portfolio also included:

•	22 vacation units under the Hyatt Residence Club brand and operated by third parties;

•

36 residential units, which consist of branded residences and serviced apartments. We manage all of the serviced apartments and those branded residential units that participate in a rental program with an adjacent Hyatt-branded hotel; and

•	39 condominium ownership properties for which we provide services for the rental programs and/or homeowners associations (including 1 unconsolidated hospitality venture).

Additionally, we provide certain reservation and/or loyalty program services to hotels that are unaffiliated with our hotel portfolio and operate under other tradenames or marks owned by such hotels or licensed by third parties.

We report our consolidated operations in U.S. dollars and manage our business within five reportable segments as described below:

•

Owned and leased hotels consists of our owned and leased full service and select service hotels, and, for purposes of segment Adjusted EBITDA, our pro rata share of unconsolidated hospitality ventures’ Adjusted EBITDA, based on our ownership percentage of each venture;

•

Americas management and franchising consists of our management and franchising of properties, including all-inclusive resorts under the Hyatt Ziva and Hyatt Zilara brand names, located in the United States, Canada, the Caribbean, Mexico, Central America, and South America, as well as our residential management operations;

•	ASPAC management and franchising consists of our management and franchising of properties located in Greater China, East and Southeast Asia, the Indian subcontinent, and Oceania (the “ASPAC segment”);

•	EAME management and franchising consists of our management and franchising of properties located in Europe, Africa, the Middle East, and Central Asia; and

•

Apple Leisure Group consists of distribution and destination management services offered through ALG Vacations; management and marketing of primarily all-inclusive ALG resorts in Mexico, the Caribbean, Central America, South America and Europe; and the Unlimited Vacation Club paid membership program, which offers benefits exclusively at ALG resorts within Mexico, the Caribbean and Central America.

Effective January 1, 2023, we changed the strategic and operational oversight for the India subcontinent from EAME to Asia Pacific. This geographic realignment of the region reflects how results are reviewed by our chief operating decision maker. The operating results and financial position related to the management and franchising of properties within the Indian subcontinent are now reported in the ASPAC segment. Previously, these results were reported in the EAME management and franchising segment (formerly named the EAME/SW Asia management and franchising segment). In connection with our Quarterly Reports on Form 10-Q filed on May 4, 2023 and August 3, 2023, segment operating information for the three month period ended March 31, 2022 and the three and six month periods ended June 30, 2022 were recast to reflect these segment changes. However, we have not retrospectively revised our financial statements included in our Annual Report on Form 10-K filed on February 16, 2023. Total revenues from the India subcontinent now reported in the ASPAC segment were $33 million, $18 million, and $17 million for each of the 2022, 2021, and 2020 fiscal years. On a consolidated basis, total revenues from the India subcontinent represented, in the aggregate, less than 1% of our total revenue for each of the 2022, 2021, and 2020 fiscal years, and less than 4.25% of Adjusted EBITDA for each of the 2022, 2021, and 2020 fiscal years; therefore, we do not consider the impact of these changes to be material. We will reflect these changes in presentation and disclosure for all periods presented in our third quarter 2023 Quarterly Report on Form 10-Q and our Annual Report on Form 10-K to be filed with the SEC for the year ending December 31, 2023.

Our offering includes brands in the Timeless Collection, including Park Hyatt, Grand Hyatt, Hyatt Regency, Hyatt, Hyatt Residence Club, Hyatt Place, Hyatt House, Hyatt Studios, and UrCove; the Boundless Collection, including Miraval, Alila, Andaz, Thompson Hotels, Dream Hotels, Hyatt Centric, and Caption by Hyatt; the Independent Collection, including The Unbound Collection by Hyatt, Destination by Hyatt, and JdV by Hyatt; and the Inclusive Collection, including Impression by Secrets, Hyatt Ziva, Hyatt Zilara, Zoëtry Wellness & Spa Resorts, Secrets Resorts & Spas, Breathless Resorts & Spas, Dreams Resorts & Spas, Hyatt Vivid Hotels & Resorts, Alua Hotels & Resorts, and Sunscape Resorts & Spas. We also manage, provide services to, or license our trademarks with respect to residential units often adjacent to a Hyatt-branded full-service hotel. We consult with third parties in the design and development of such mixed-use projects. We license certain of our trademarks with respect to vacation ownership units, which are part of Hyatt Residence Club. Additionally, we provide services and, in some cases, manage the rental programs and/or homeowner associations associated with condominium units.

Our principal executive offices are located at 150 North Riverside Plaza, 8th Floor, Chicago, Illinois 60606. Our telephone number is (312) 750-1234. Our website address is www.hyatt.com. The information on, or that may be accessed through, our website is not a part of this prospectus or any accompanying prospectus supplement.

Park Hyatt®, Miraval®, Grand Hyatt®, Alila®, Andaz®, The Unbound Collection by Hyatt®, Destination by Hyatt®, Hyatt Regency®, Hyatt®, Hyatt Ziva®, Hyatt Zilara®, Thompson Hotels®, Dream® Hotels, Hyatt Centric®, JdV by Hyatt®, Caption by Hyatt, Hyatt House®, Hyatt Place®, Hyatt Vivid Hotels & Resorts®, Hyatt Residence Club®, Hyatt Residences®, World of Hyatt®, Hyatt Resorts™, Secrets® Resorts & Spas, Dreams® Resorts & Spas, Breathless Resorts & Spas®, Zoëtry® Wellness Resorts & Spas, Alua Hotels & Resorts®,

Sunscape® Resorts & Spas, Mr & Mrs Smith™, ALG Vacations®, Unlimited Vacation Club®, AMSTAR™, Apple Vacations®, Funjet Vacations®, Travel Impressions®, Blue Sky Tours®, CheapCaribbean.com®, BeachBound®, Trisept Solutions®, and related trademarks, logos, trade names, and service marks appearing in this prospectus or any accompanying prospectus supplement are the property of Hyatt Corporation or another wholly owned subsidiary of Hyatt Hotels Corporation. All other trademarks, trade names, or service marks appearing in this prospectus or any accompanying prospectus supplement are the property of their respective owners.

RISK FACTORS

Investment in any securities offered pursuant to this prospectus and the applicable prospectus supplement involves risks. You should carefully consider the risks and uncertainties described under the heading “Risk Factors” in any applicable prospectus supplement and under the caption “Risk Factors” in any of our filings with the SEC pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act, which are incorporated herein by reference before you decide whether to purchase our securities. These risks could materially adversely affect our business, financial condition, results of operations, and cash flows. As a result, the market price of our securities could decline, and you may lose part or all of your investment. For more information, see the sections of this prospectus titled “Where You Can Find More Information” and “Incorporation by Reference.”

USE OF PROCEEDS

We intend to use the net proceeds from the sale of the securities as set forth in the applicable prospectus supplement.

DESCRIPTION OF CAPITAL STOCK

General

The following is a summary of the material rights of our capital stock and related provisions of our amended and restated certificate of incorporation and amended and restated bylaws. The following description of our capital stock does not purport to be complete and is subject to, and qualified in its entirety by, our amended and restated certificate of incorporation, amended and restated bylaws, and registration rights agreements, copies of which have been filed with the SEC and are incorporated by reference into the registration statement of which this prospectus is a part. See the sections of this prospectus titled “Where You Can Find More Information” and “Incorporation by Reference.”

Our amended and restated certificate of incorporation provides for two classes of common stock: Class A common stock, which has one vote per share, and Class B common stock, which has ten votes per share. Any holder of Class B common stock may convert his or her shares at any time into shares of Class A common stock on a share-for-share basis and, under certain circumstances, including upon any transfer (except for certain permitted transfers described in our amended and restated certificate of incorporation), the shares of Class B common stock will be automatically converted into shares of Class A common stock on a share-for-share basis. Otherwise, the rights of the two classes of our common stock are identical. The rights of these classes of our common stock are discussed in greater detail below.

As of August 21, 2023, our authorized capital stock consisted of 1,400,912,161 shares, each with a par value of $0.01 per share, of which:

•	1,000,000,000 shares are designated as Class A common stock;

•	390,912,161 shares are designated as Class B common stock; and

•	10,000,000 shares are designated as preferred stock.

As of August 21, 2023, we had outstanding 44,939,570 shares of Class A common stock held by approximately 26 stockholders of record and 58,917,749 shares of Class B common stock held by 77 stockholders of record. The number of stockholders of record of our Class A common stock (approximately 26 holders) does not include a substantially greater number of “street name” holders or beneficial holders of our Class A common stock whose shares are held of record by banks, brokers, and other financial institutions. This number also excludes, as of August 21, 2023, 3,167,609 shares of Class A common stock reserved for issuance under our Fourth Amended and Restated Hyatt Hotels Corporation Long-Term Incentive Plan (as amended, the “LTIP”), 776,788 shares of our Class A common stock reserved for issuance under the Hyatt Hotels Corporation Second Amended and Restated Employee Stock Purchase Plan (the “ESPP”), 1,169,195 shares of our Class A common stock available for issuance pursuant to the Amended and Restated Hyatt Corporation Deferred Compensation Plan, and 300,000 shares of Class A common stock available for issuance pursuant to the Hyatt International Hotels Retirement Plan (commonly known as the Field Retirement Plan).

Common Stock

Voting Rights

The holders of our Class A common stock are entitled to one vote per share and the holders of our Class B common stock are entitled to ten votes per share on any matter to be voted upon by stockholders. Holders of Class A common stock and Class B common stock vote together as a single class on all matters (including the election of directors) submitted to a vote of stockholders, unless otherwise required by law.

The holders of common stock are not entitled to cumulative voting rights with respect to the election of directors, which means that the holders of a majority of the shares voted can elect all of the directors then standing for election.

Dividends

The holders of our Class A common stock and Class B common stock are entitled to share equally in any dividends that our board of directors may declare from time to time from legally available funds, subject to limitations under Delaware law and the preferential rights of holders of any outstanding shares of preferred stock. In addition, we must be in compliance with the covenants in our revolving credit facility in order to pay dividends. If a dividend is paid in the form of shares of common stock or rights to acquire shares of common stock, the holders of Class A common stock are entitled to receive Class A common stock, or rights to acquire Class A common stock, as the case may be, and the holders of Class B common stock are entitled to receive Class B common stock, or rights to acquire Class B common stock, as the case may be. See Part II, Item 5, “Market for Registrant’s Common Equity, Related Stockholder Matters and Issuer Purchasers of Equity Securities – Dividends” of our Annual Report on Form 10-K for the fiscal year ended December 31, 2022, which is incorporated by reference herein.

Liquidation

Upon any voluntary or involuntary liquidation, dissolution, distribution of assets, or winding up of our corporation, the holders of our Class A common stock and Class B common stock are entitled to share equally, on a per share basis, in all our assets available for distribution, after payment to creditors and subject to any prior distribution rights granted to holders of any outstanding shares of preferred stock.

Conversion

Our Class A common stock is not convertible into any other shares of our capital stock.

Each share of Class B common stock is convertible at any time, at the option of the holder, into one share of Class A common stock. In addition, each share of Class B common stock will convert automatically into one share of Class A common stock upon any transfer, whether or not for value, except for certain permitted transfers described in our amended and restated certificate of incorporation, including transfers to any “permitted transferee” as defined in our amended and restated certificate of incorporation, which includes, among others, transfers:

•	between Pritzker family business interests or to the Pritzker Foundation and related Pritzker charitable foundations;

•	to lineal descendants of the transferor who are Pritzker family business interests, which we refer to as “related persons”;

•	to trusts for the current benefit of the transferor and related persons;

•	to corporations, partnerships, limited liability companies, or other entities that are owned and controlled by the transferor and related persons;

•	to guardians of stockholders who are adjudged to be unable to manage their own affairs and executors of estates of deceased stockholders;

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for trusts, corporations, partnerships, limited liability companies, or other entities, to their current beneficiaries, shareholders, partners, members, or other equity holders who are Pritzker family business interests;

•	transfers to other holders of shares of Class B common stock and their permitted transferees;

•	granting a revocable proxy to any officer or director at the request of our board of directors;

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pledging shares of Class B common stock pursuant to a bona fide loan or indebtedness transaction as to which the holder of Class B common stock continues to exercise voting control, provided that the foreclosure on those shares by the lender does not qualify as a permitted transfer and, unless the lender otherwise qualifies as a permitted transferee, will result in the automatic conversion of those shares into shares of Class A common stock;

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transfers by parties to the 2007 Stockholders’ Agreement, dated as of August 2007, as amended, by and among Hyatt and the parties thereto (the “2007 Stockholders’ Agreement”), to their respective affiliates, subject to, and in accordance with, the 2007 Stockholders’ Agreement; and

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transfers approved in advance by our board of directors or a majority of the independent directors on our board of directors after making a determination that the transfer is consistent with the purposes of the other types of transfers that are permitted.

Any transfer by a holder that is a party to, by a holder controlled by a person that is party to, or by a holder controlled by trusts whose beneficiaries are party to the 2007 Stockholders’ Agreement, the Amended and Restated Global Hyatt Agreement or the Amended and Restated Foreign Global Hyatt Agreement will not qualify as a “permitted transfer” unless the transferee executes a joinder to those agreements. If a successor trustee or trustees for a holder of shares of Class B common stock that is a trust and party to such agreements do not execute a joinder to such agreements, each share of Class B common stock will convert automatically into one share of Class A common stock.

All shares of Class B common stock will convert automatically into shares of Class A common stock if, on any record date for determining the stockholders entitled to vote at an annual or special meeting of stockholders, the aggregate number of shares of our Class A common stock and Class B common stock owned, directly or indirectly, by the holders of our Class B common stock is less than 15% of the aggregate number of shares of our Class A common stock and Class B common stock then outstanding.

Once converted into Class A common stock, the Class B common stock cannot be reissued. No class of common stock may be subdivided or combined unless the other class of common stock concurrently is subdivided or combined in the same proportion and in the same manner.

Other than in connection with dividends and distributions, subdivisions or combinations, or mergers, consolidations, reorganizations, or other business combinations involving stock consideration as provided for in our amended and restated certificate of incorporation, we are not authorized to issue additional shares of Class B common stock.

Mergers or Business Combinations

In any merger, consolidation, reorganization, or other business combination, our amended and restated certificate of incorporation requires that the consideration to be received per share by the holders of Class A common stock and the holders of Class B common stock will be identical. If the consideration paid in the merger, consolidation, reorganization, or other business combination is paid in the form of shares or other equity interests of us or another person, then the rights of the shares or other equity interests may differ to the extent that the rights of Class A common stock and the Class B common stock differ. These differences would be limited to the voting rights and conversion features of the Class A common stock and the Class B common stock.

Preemptive or Similar Rights

Pursuant to the 2007 Stockholders’ Agreement, if we propose to sell any new shares of common stock, or any other equity securities (subject to certain excluded securities issuances described in the agreement, including shares issued pursuant to equity compensation plans adopted by the board of directors and the issuance of shares of our common stock in a public offering), then each stockholder party to the agreement is entitled to receive notice of the terms of the proposed sale and may elect to purchase up to such stockholder’s pro rata share in the proposed sale on comparable terms. If not all stockholders party to the 2007 Stockholders’ Agreement elect to purchase their full preemptive allocation of new securities, then we will notify the fully-participating stockholders of such and offer them the right to purchase the unsubscribed new securities. Other than as described above, our common stock is not entitled to preemptive rights, conversion, or other rights to subscribe for additional securities and there are no redemption or sinking fund provisions applicable to our common stock.

Fully Paid and Non-assessable

All of the outstanding shares of our Class A common stock and Class B common stock are fully paid and non-assessable.

Preferred Stock

Our board of directors is authorized, without any further action by our stockholders, but subject to the limitations imposed by Delaware law, to issue up to 10,000,000 shares of preferred stock in one or more series. Our board of directors may fix the designations, powers, preferences, and rights of the preferred stock, along with any qualifications, limitations, or restrictions, including voting rights, dividend rights, conversion rights, redemption privileges, and liquidation preferences of each series of preferred stock. The preferred stock could have voting or conversion rights that could adversely affect the voting power or other rights of holders of our common stock. The issuance of preferred stock, or rights to acquire preferred stock, could also have the effect, under certain circumstances, of delaying, deferring, or preventing a change of control of our company.

Registration Rights

We have granted registration rights with respect to shares of Class A common stock, including shares of Class A common stock issuable upon conversion of shares of Class B common stock as described below to holders, as of August 21, 2023, of (a) 2,270,395 shares of our common stock pursuant to the terms of a Registration Rights Agreement, dated as of August 28, 2007, as amended, among us and the stockholders party to the 2007 Stockholders’ Agreement (the “2007 Registration Rights Agreement”), and (b) 56,988,322 shares of our common stock pursuant to the terms of the Registration Rights Agreement, dated as of October 12, 2009 (the “2009 Registration Rights Agreement”). Only shares of Class A common stock may be registered pursuant to the terms of the 2007 Registration Rights Agreement and the 2009 Registration Rights Agreement. The following description of the terms of these registration rights agreements is intended as a summary only and is qualified in its entirety by reference to the 2007 Registration Rights Agreement and the 2009 Registration Rights Agreement, copies of which have been filed with the SEC and which are incorporated by reference to the registration statement of which this prospectus is a part. See the sections of this prospectus titled “Where You Can Find More Information” and “Incorporation by Reference.”

Demand Registration Rights

As of August 21, 2023, the holders of approximately 59,258,717 shares of our common stock are entitled to certain demand registration rights.

Long-Form Demand Registration Rights

Each stockholder party to the 2007 Registration Rights Agreement may, on not more than two occasions, request that we register all or a portion of such stockholder’s shares of Class A common stock issuable upon conversion of shares of Class B common stock under the Securities Act on Form S-1 if the anticipated aggregate offering price of such shares of Class A common stock exceeds $750,000,000, the stockholder making the request is (or will be at the anticipated time of effectiveness of the applicable registration statement) permitted to sell shares of its common stock under the lock-up provisions contained in the 2007 Stockholders’ Agreement, and we are not otherwise eligible at the time of the request to file a registration statement on Form S-3 for the re-sale of such stockholder’s shares. For additional information with respect to these lock-up provisions, see the information under the caption “Stockholder Agreements – 2007 Stockholders’ Agreement” in Part I, Item 1, “Business” and “Risks Related to Share Ownership and Other Stockholder Matters – A significant number of shares of Class A common stock issuable upon conversion of Class B common stock could be sold into the market, which could depress our stock price even if our business is doing well” in Part I, Item 1A, “Risk Factors” of our Annual Report on Form 10-K for the fiscal year ended December 31, 2022, which is incorporated by reference herein, and the section of this prospectus titled “Where You Can Find More Information; Incorporation by Reference.”

The stockholders party to the 2009 Registration Rights Agreement may, on not more than one occasion, request that we register all or a portion of the shares of Class A common stock issuable upon conversion of such stockholders’ shares of Class B common stock under the Securities Act on Form S-1 if the anticipated aggregate offering price of such shares of Class A common stock exceeds $750,000,000 (net of underwriting discounts and commissions), the stockholders making the request are, at the anticipated time of effectiveness of the applicable registration statement, permitted to sell shares of their common stock under the applicable lock-up provisions contained in the Amended and Restated Global Hyatt Agreement and Amended and Restated Foreign Global Hyatt Agreement, we are not otherwise prohibited from filing such registration statement under the 2007 Registration Rights Agreement, and we are not otherwise eligible at the time of the request to file a registration statement on Form S-3 for the re-sale of such stockholder’s shares. For additional information with respect to these lock-up provisions, see the information under the caption “Stockholder Agreements” in Part I, Item 1 “Business” and “Risks Related to Share Ownership and Other Stockholder Matters – A significant number of shares of Class A common stock issuable upon conversion of Class B common stock could be sold into the market, which could depress our stock price even if our business is doing well” in Part I, Item 1A, “Risk Factors” of our Annual Report on Form 10-K for the fiscal year ended December 31, 2022, which is incorporated by reference herein, and the section of this prospectus titled “Where You Can Find More Information; Incorporation by Reference.”

Short-Form Demand Registration Rights

As of August 21, 2023, the holders of approximately 59,258,717 shares of our common stock are entitled to certain Form S-3 demand registration rights.

Each stockholder party to the 2007 Registration Rights Agreement may, on not more than two occasions during each calendar year, request registration of their shares of Class A common stock issuable upon conversion of shares of Class B common stock under the Securities Act on Form S-3 if the anticipated aggregate offering amount of such shares of Class A common stock exceeds $100,000,000 and the stockholder making the request is (or will be at the anticipated time of effectiveness of the applicable registration statement) permitted to sell shares of its common stock under the lock-up provisions contained in the 2007 Stockholders’ Agreement.

Stockholders party to the 2009 Registration Rights Agreement holding at least 20% of the then-issued and outstanding common stock may, on not more than one occasion during each calendar year, request registration of their shares of Class A common stock issuable upon conversion of shares of Class B common stock under the Securities Act on Form S-3 if the anticipated aggregate offering amount of such shares of Class A common stock exceeds $100,000,000 (net of underwriting discounts and commissions) and the stockholders making the request are, at the anticipated time of effectiveness of the applicable registration statement, permitted to sell shares of their common stock under the applicable lock-up provisions contained in the Amended and Restated Global Hyatt Agreement and Amended and Restated Foreign Global Hyatt Agreement, and we are not otherwise prohibited from filing such registration statement under the 2007 Registration Rights Agreement.

Under each of the 2007 Registration Rights Agreement and the 2009 Registration Rights Agreement, we will not be required to effect a demand registration or a Form S-3 demand registration within 180 days after the effective date of a registration statement related to a previous demand registration or Form S-3 demand registration. In addition, once every 12 months, we may postpone for up to 120 days the filing or the effectiveness of a registration statement for a demand registration or a Form S-3 demand registration if our board of directors determines in good faith that such a filing (1) would be materially detrimental to us, (2) would require a disclosure of a material fact that might reasonably be expected to have a material adverse effect on us or any plan or proposal by us to engage in any acquisition or disposition of assets or equity securities or any merger, consolidation, tender offer, material financing, or other significant transactions, or (3) is inadvisable because we are planning to prepare and file a registration statement for a primary offering of our securities.

Shelf Registration Rights

As of August 21, 2023, the holders of approximately 56,988,322 shares of our common stock are entitled under the 2009 Registration Rights Agreement to certain “shelf” registration rights with respect to shares of Class A common stock issuable upon conversion of such shares of Class B common stock.

Stockholders party to the 2009 Registration Rights Agreement may, in addition to the demand registration rights described above, request that we register all or a portion of shares of Class A common stock issuable upon conversion of such stockholders’ shares of Class B common stock on a shelf registration statement on Form S-3 pursuant to Rule 415 of the Securities Act, provided that the stockholders making the request are, at the anticipated time of effectiveness of the applicable registration statement, permitted to sell such shares of their common stock under the applicable lock-up provisions contained in the Amended and Restated Global Hyatt Agreement and Amended and Restated Foreign Global Hyatt Agreement. We have agreed to use our reasonable best efforts to keep any such shelf registration statement effective and updated for a period of three years (or, if earlier, such time as all the shares covered thereby have been sold). We have also agreed that, at the end of such three year period, we will refile a new shelf registration upon the request of stockholders party to the 2009 Registration Rights Agreement holding at least 1% of our outstanding common stock at such time.

Piggyback Registration Rights

As of August 21, 2023, the holders of 59,258,717 shares of our common stock are entitled to certain “piggyback” registration rights with respect to shares of Class A common stock issuable upon conversion of such shares of Class B common stock.

In the event that we propose to register shares of Class A common stock under the Securities Act, either for our own account or for the account of other security holders, we will notify each stockholder party to the 2007 Registration Rights Agreement and the 2009 Registration Rights Agreement that is, or will be at the anticipated time of effectiveness of the applicable registration statement, permitted to sell shares of its common stock under the applicable lock-up provisions contained in the 2007 Stockholders’ Agreement, the Amended and Restated Global Hyatt Agreement, and the Amended and Restated Foreign Global Hyatt Agreement of our intention to effect such a registration and will use our reasonable best efforts to include in such registration all shares requested to be included in the registration by each such stockholder, subject to certain marketing and other limitations.

Expenses of Registration, Restrictions, and Indemnification

We will pay all registration expenses, including the legal fees of one counsel for all holders under the 2007 Registration Rights Agreement and one counsel for all holders under the 2009 Registration Rights Agreement, other than underwriting discounts, commissions, and transfer taxes, in connection with the registration of any shares of Class A common stock pursuant to any demand registration, Form S-3 demand, or piggyback registration described above. Under the 2007 Registration Rights Agreement and the 2009 Registration Rights Agreement, if a request for a demand registration or Form S-3 demand registration is withdrawn at the request of the majority of the holders of registrable securities requested to be registered, the holders of registrable securities who have withdrawn such request shall forfeit such demand registration or Form S-3 demand registration unless those holders pay or reimburse us for all of the related registration expenses. In accordance with the 2009 Registration Rights Agreement, we have agreed to pay all registration expenses, including the legal fees of one counsel for the selling stockholders, other than any applicable underwriting discounts, commissions, and transfer taxes, in connection with registering the shares of Class A common stock held by the selling stockholders.

The demand, Form S-3 demand and piggyback registration rights are subject to customary restrictions such as blackout periods and any limitations on the number of shares to be included in the underwritten offering imposed by the managing underwriter. The 2007 Registration Rights Agreement and the 2009 Registration Rights Agreement also contain customary indemnification and contribution provisions.

Board Rights

Pursuant to our employment letter with Mr. Thomas J. Pritzker, we have agreed that so long as he is a member of our board of directors, we will use our commercially reasonable efforts to appoint him as our executive chairman as long as he is willing and able to serve in that office. If he is not appointed as executive chairman, he will be entitled to terminate his employment with the rights and entitlements available to him under our severance policies as if his employment was terminated by us without cause.

Pursuant to our employment letter with Mr. Mark S. Hoplamazian, we have agreed that so long as he is the president and chief executive officer of Hyatt, we will use our commercially reasonable efforts to nominate him for re-election as a director prior to the end of his term. If he is not re-elected to the board of directors, he will be entitled to terminate his employment with the rights and entitlements available to him under our severance policies as if his employment was terminated by us without cause.

Anti-Takeover Effects of Delaware Law and Provisions of Our Certificate of Incorporation and Bylaws

Certain provisions of Delaware law and our amended and restated certificate of incorporation and our amended and restated bylaws could have the effect of delaying, deferring, or discouraging another party from acquiring control of us. In particular, our dual class common stock structure concentrates ownership of our voting stock in the hands of the Pritzker family business interests. These provisions, which are summarized below, are expected to discourage certain types of coercive takeover practices and inadequate takeover bids. These provisions are also designed in part to allow management to continue making decisions in the long-term best interest of Hyatt and all of our stockholders and encourage anyone seeking to acquire control of us to first negotiate with our board of directors. We believe that the advantages gained by protecting our ability to negotiate with any unsolicited and potentially unfriendly acquirer outweigh the disadvantages of discouraging such proposals, including those priced above the then-current market value of our common stock, because, among other reasons, the negotiation of such proposals could improve their terms.

Dual Class Structure

As discussed above, our Class B common stock is entitled to ten votes per share, while our Class A common stock is entitled to one vote per share. Our Class A common stock is the only class of stock that is publicly traded. As of August 21, 2023, Pritzker family business interests beneficially owned, in the aggregate, approximately 96.2% of our Class B common stock and less than 1% of our Class A common stock, representing approximately 54.9% of the outstanding shares of our common stock and approximately 89.4% of the total voting power of our outstanding common stock. Pursuant to the voting agreements contained in the Amended and Restated Global Hyatt Agreement and Amended and Restated Foreign Global Hyatt Agreement, during the term of the voting agreement, which expires on the date upon which more than 75% of the company’s fully diluted shares of common stock is owned by non-Pritzker family business interests, Pritzker family business interests have agreed to vote their shares of our common stock consistent with the recommendation of our board of directors with respect to all matters (assuming agreement as to any such matter by a majority of a minimum of three independent directors (excluding for such purposes any Pritzker) or, in the case of transactions involving us and an affiliate, assuming agreement of all of such minimum of three independent directors (excluding for such purposes any Pritzker)). In addition, other existing stockholders beneficially own as of August 21, 2023, in the aggregate, approximately 3.9% of our outstanding Class B common stock, representing approximately 2.2% of the outstanding shares of our common stock and approximately 3.6% of the total voting power of our outstanding common stock. Pursuant to the voting agreement contained in the 2007 Stockholders’ Agreement, these stockholders have agreed to vote their shares of our common stock consistent with the recommendation of our board of directors, without any separate requirement that our independent directors agree with the recommendation. These voting agreements expire on the date that Thomas J. Pritzker is no longer chairman of our board of directors. For additional information with respect to these voting agreements, see the information under the caption “Stockholder Agreements” in Part I, Item 1, “Business” of our Annual Report on Form 10-K

for the fiscal year ended December 31, 2022, which is incorporated by reference herein, and the sections of this prospectus titled “Where You Can Find More Information” and “Incorporation by Reference.” While these voting agreements are in effect, they may provide our board of directors with effective control over matters requiring stockholder approval, including the election of directors, a merger, consolidation, or sale of all or substantially all of our assets and any other significant transaction. This is because the number of our shares that are required by the voting agreements to be voted consistent with the recommendation of our board of directors will be sufficient to determine the outcome of the election of directors and other matters submitted to stockholders for approval. Because of our dual class ownership structure and the voting agreements currently in effect, our board of directors may have effective control over matters requiring stockholder approval even if Pritzker family business interests and other holders of our Class B common stock own less than 50% of the outstanding shares of our common stock. If the majority of a minimum of three independent directors (excluding for such purposes any Pritzker) do not agree with the recommendation of our board of directors on a particular matter and, as a result, the voting agreements contained in the Amended and Restated Global Hyatt Agreement and Amended and Restated Foreign Global Hyatt Agreement do not apply, Pritzker family business interests will be able to exert a significant degree of influence or actual control over matters requiring stockholder approval. This concentrated control will limit your ability to influence corporate matters. As a result, we may take actions that you do not believe to be in our interests or your interests that could depress our stock price.

Certificate of Incorporation and Bylaws

In addition to our dual class structure, our amended and restated certificate of incorporation and our amended and restated bylaws include the following provisions, among others:

•	our board of directors is divided into three classes, with each class serving for a staggered three-year term;

•	our directors may be removed only for cause;

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holders of our Class A common stock vote together with the holders of our Class B common stock on all matters, including the election of directors, and our amended and restated certificate of incorporation prohibits cumulative voting in the election of directors;

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vacancies on our board of directors, and any newly created director positions created by the expansion of the board of directors, may be filled only by a majority of remaining directors then in office;

•	actions to be taken by our stockholders may only be effected at an annual or special meeting of our stockholders and not by written consent;

•	special meetings of our stockholders can be called only by the chairman of the board or by our corporate secretary at the direction of our board of directors;

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our bylaws establish an advance notice procedure for stockholders to submit proposed nominations of persons for election to our board of directors and other proposals for business to be brought before an annual meeting of our stockholders;

•	our board of directors may issue up to 10,000,000 shares of preferred stock, with designations, rights and preferences as may be determined from time to time by our board of directors; and

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an affirmative vote of the holders of at least 80% of the voting power of our outstanding capital stock entitled to vote is required to amend all provisions of our amended and restated certificate of incorporation and our amended and restated bylaws.

Delaware Anti-Takeover Statute

We have elected not to be governed by Section 203 of the Delaware General Corporation Law, which otherwise would prohibit a Delaware corporation, subject to certain exceptions, from engaging in any business combination with any interested stockholder for a period of three years after the date that such stockholder became an interested stockholder.

Lock-Up Agreements

Holders of 56,988,322 shares, or approximately 54.9% of our outstanding common stock, have agreed to certain lock-up restrictions with respect to all or a portion of their common stock. Such lock-up provisions may delay, defer, or prevent a merger or other takeover or a change of control of our company. For additional information with respect to these lock-up provisions, see the information under the caption “Stockholder Agreements” in Part I, Item 1, “Business” of our Annual Report on Form 10-K for the fiscal year ended December 31, 2022, which is incorporated by reference herein, and the sections of this prospectus titled “Where You Can Find More Information” and “Incorporation by Reference.”

The 2007 Stockholders’ Agreement further restricts the ability of stockholders party to the agreement to transfer their shares of common stock such that they may not transfer any shares of common stock to any known aggregators. For additional information with respect to these lock-up provisions, see the information under the caption “Stockholder Agreements – 2007 Stockholders’ Agreement” in Part I, Item 1, “Business” of our Annual Report on Form 10-K for the fiscal year ended December 31, 2022, which is incorporated by reference herein, and the sections of this prospectus titled “Where You Can Find More Information” and “Incorporation by Reference.”

Voting Agreements

Voting agreements entered into with and among our major stockholders, including Pritzker family business interests, will result in a substantial number of our shares being voted consistent with the recommendations of our board of directors, which may limit your ability to influence the election of directors and other matters submitted to stockholders for approval. For additional information, see the information under the caption “Stockholder Agreements” in Part I, Item 1, “Business” and “Risks Related to Share Ownership and Other Stockholder Matters – A significant number of shares of Class A common stock issuable upon conversion of Class B common stock could be sold into the market, which could depress our stock price even if our business is doing well” in Part I, Item 1A, “Risk Factors” of our Annual Report on Form 10-K for the fiscal year ended December 31, 2022, which is incorporated by reference herein, and the sections of this prospectus titled “Where You Can Find More Information” and “Incorporation by Reference.”

Standstill Agreements

Each stockholder party to the 2007 Stockholders’ Agreement has agreed, subject to certain limited exceptions, not to participate in any acquisition of any of our or our subsidiaries’ securities, any tender or exchange offer, merger, or other business combination involving us or any of our subsidiaries, any recapitalization, restructuring, liquidation, dissolution, or any other extraordinary transaction with respect to us or any of our subsidiaries or affiliates, or any “solicitation” of “proxies” with respect to voting of our common stock. These standstill provisions may prevent a merger or other takeover or a change of control of us. For additional information, see the information under the caption “Stockholder Agreements – 2007 Stockholders’ Agreement” in Part I, Item 1, “Business” of our Annual Report on Form 10-K for the fiscal year ended December 31, 2022, which is incorporated by reference herein, and the sections of this prospectus titled “Where You Can Find More Information” and “Incorporation by Reference.”

Listing

Our Class A common stock is listed on the New York Stock Exchange under the symbol “H.”

Transfer Agent and Registrar

The transfer agent and registrar for the Class A common stock and Class B common stock is EQ Shareowner Services. The transfer agent’s address is 1110 Centre Pointe Curve, Suite 101, Mendota Heights, MN 55120-4100, and its telephone number is (800) 468-9716.

DESCRIPTION OF DEBT SECURITIES

This prospectus describes certain general terms and provisions of our debt securities. When we offer to sell a particular series of debt securities, we will describe the specific terms of the series in a supplement to this prospectus. We will also indicate in the prospectus supplement whether the general terms and provisions described in this prospectus apply to a particular series of debt securities.

Unless otherwise specified in a supplement to this prospectus, the debt securities will be our direct, unsecured obligations and will rank equally with all of our other unsecured and unsubordinated indebtedness.

The debt securities may be issued under an indenture, dated as of August 30, 2023, between us and Computershare Trust Company, N.A., as trustee. We have summarized select portions of this indenture below. The summary is not complete. The indenture has been incorporated by reference as an exhibit to the registration statement and you should read the indenture for provisions that may be important to you. In the summary below, we have included references to the section numbers of the indenture so that you can easily locate these provisions. Capitalized terms used in the summary and not defined herein have the meanings specified in the indenture.

We may also issue additional debt securities under the applicable indenture, and any applicable supplemental indenture, governing the following series of our debt securities:

•	1.800% Senior Notes due 2024 (the “2024 Notes”);

•	5.375% Senior Notes due 2025 (the “2025 Notes”);

•	4.850% Senior Notes due 2026 (the “2026 Notes”);

•	5.750% Senior Notes due 2027 (the “2027 Notes”);

•	4.375% Senior Notes due 2028 (the “2028 Notes”); and

•	5.750% Senior Notes due 2030 (the “2030 Notes” and, together with the 2024 Notes, the 2025 Notes, the 2026 Notes, the 2027 Notes, and the 2028 Notes, the “Existing Notes”).

Any such additional debt securities will have terms substantially identical in all material respects to the applicable series of Existing Notes, and will be treated as a single class with the applicable series of Existing Notes for all purposes of the applicable indenture governing such series of Existing Notes. The indentures governing the Existing Notes are filed as exhibits to the registration statement of which this prospectus is a part.

References in this section to “we,” “our,” “us,” “Hyatt,” and the “Company” refer to Hyatt Hotels Corporation excluding, unless the context otherwise requires or as otherwise expressly stated, its consolidated subsidiaries.

General

The terms of each series of debt securities will be established by or pursuant to a Board Resolution, by a supplemental indenture or in an Officer’s Certificate and set forth or determined in the manner provided in a Board Resolution, by a supplemental indenture or in an Officer’s Certificate. (Section 2.02) The particular terms of each series of debt securities will be described in a prospectus supplement relating to such series (including any pricing supplement or term sheet).

We can issue an unlimited amount of debt securities under the indenture that may be in one or more series with the same or various maturities, at par, at a premium, or at a discount, as may be set forth in a Board Resolution, a supplemental indenture or an Officer’s Certificate. We will set forth in a prospectus supplement (including any pricing supplement or term sheet) relating to any series of debt securities being offered, the aggregate principal amount and the following terms of the debt securities, if applicable:

•	the title of the debt securities;

•	any limit on the aggregate principal amount of the debt securities;

•	the date or dates on which we will pay the principal and any premium on the debt securities;

•

the rate or rates (which may be fixed or variable per annum) or the method used to determine the rate or rates at which the debt securities will bear interest, if any, the date or dates from which such interest, if any, will accrue, the interest payment dates on which such interest, if any, will be payable or the method by which such dates will be determined, the record dates for determining holders of the debt securities to whom such interest is payable, and the basis upon which such interest will be calculated if other than that of a 360-day year of twelve 30-day months;

•

the currency of denomination of the debt securities, if other than the U.S. dollar, and the manner of determining the equivalent thereof in U.S. Dollars for any purpose, including for purposes of determining the aggregate principal amount of Notes outstanding hereunder at any time, any places in addition to or instead of the offices of the trustee where the principal, premium, and interest on the debt securities will be payable or the method of such payment;

•	the price or prices at which, the period or periods within which, and the terms and conditions upon which we may redeem the debt securities;

•

whether the debt securities are to be issued in registered form or bearer form or both and, if the debt securities are to be issued in bearer form, whether coupons will be attached to them, whether debt securities in bearer form may be exchanged for debt securities issued in registered form, and the circumstances under which and the places at which any such exchanges, if permitted, may be made;

•

if the debt securities are to be issued in bearer form, whether certain additional interest payment or tax redemption provisions will apply, whether interest with respect to certain temporary debt securities in bearer form will be paid to any clearing organization and the terms and conditions applicable to such payment, and the terms upon which certain temporary debt securities may be exchanged for more definitive debt securities in bearer form;

•

any obligation we have to redeem, purchase, or repay the debt securities pursuant to any sinking fund or analogous provisions or at the option of a holder of such debt securities and the prices, periods, and terms and conditions upon which such debt securities shall be redeemed, repurchased, or repaid;

•

the terms, if any, upon which the debt securities may be convertible into or exchanged for any of our stock, other debt securities, or warrants and the terms and conditions upon which such conversion or exchange shall be effected, including the initial conversion or exchange price, rate, or period;

•	the denominations in which the debt securities will be issued, if other than denominations of $2,000 and any integral multiple of $1,000 in excess thereof;

•

if the amount of principal, premium, or interest with respect to the debt securities may be determined with reference to an index or pursuant to a formula, the manner in which such amounts will be determined;

•

if the principal amount payable at the maturity date of the debt securities will not be determinable on a date prior to such maturity date, the amount that will be deemed to be such principal amount as of any such date for any purpose, and, if necessary, the manner of determining the equivalent thereof in U.S. dollars;

•	any changes to legal defeasance, covenant defeasance, and satisfaction and discharge under the indenture;

•	if other than the full principal amount, the portion of principal amount of the debt securities payable upon declaration of acceleration of the maturity date;

•

the terms, if any, of the transfer, mortgage, pledge, or assignment as security for the debt securities of any collateral, including the applicability of any provisions of the Trust Indenture Act of 1939 and any corresponding changes to provisions of the indenture as then in effect;

•

any addition to, elimination of, or change in the Events of Default described in this prospectus or in the indenture which applies to the debt securities and any change in the right of the trustee or the holders of such debt securities to declare the principal amount of and any premium and interest on such debt securities due and payable pursuant to the acceleration provisions described in this prospectus or in the indenture;

•

whether the debt securities will be issued in the form of global debt securities, the terms and conditions, if any, upon which such global debt securities may be exchanged for definitive debt securities, and the depositary and form of any legends for such global debt securities;

•	any trustee, authenticating agent, paying agent, transfer agent, service agent, or registrar;

•	the applicability of, and any addition to, elimination of, or change in, the covenants described in this prospectus or in the indenture with respect to the debt securities;

•	with regard to debt securities that do not bear interest, the dates for certain required reports to the trustee;

•	the intended material U.S. federal income tax consequences of the debt securities;

•	the terms applicable to the debt securities that provide for an amount less than the stated principal amount thereof, including the rates at which such original issue discount will accrue; and

•	any other terms of the debt securities (which terms are not prohibited by the provisions of the indenture). (Section 2.02)

In addition, the indenture does not limit our ability to issue convertible or subordinated debt securities. Any conversion or subordination provisions of a particular series of debt securities will be set forth in the Board Resolution, the Officer’s Certificate or the supplemental indenture related to that series of debt securities and will be described in the relevant prospectus supplement. Such terms may include provisions for conversion, either mandatory, at the option of the holder or at our option, in which case the number of shares of common stock or other securities to be received by the holders of debt securities would be calculated as of a time and in the manner stated in the prospectus supplement.

If we denominate the purchase price of any of the debt securities in a foreign currency or currencies or a foreign currency unit or units, or if the principal of and any premium and interest on any series of debt securities is payable in a foreign currency or currencies or a foreign currency unit or units, we will provide you with information on the restrictions, elections, material U.S. federal income tax considerations, specific terms, and other information with respect to that issue of debt securities and such foreign currency or currencies or foreign currency unit or units in the applicable prospectus supplement.

Transfer and Exchange

Each debt security will be represented by either one or more global securities registered in the name of The Depository Trust Company (the “Depositary”), as depositary, or a nominee (we will refer to any debt security represented by a global debt security as a “book-entry debt security”), or a certificate issued in definitive registered form (we will refer to any debt security represented by a certificated security as a “definitive debt security”), as set forth in the applicable prospectus supplement. Except as set forth under the heading “Global Debt Securities and Book-Entry System” below, book-entry debt securities will not be issuable in definitive form.

Definitive Debt Securities

You may transfer or exchange definitive debt securities at any office we maintain for this purpose in accordance with the terms of the indenture. No service charge will be made for any transfer or exchange of definitive debt securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with a transfer or exchange.

You may effect the transfer of definitive debt securities only by presenting the certificate representing those definitive debt securities to us, accompanied by a duly executed written instrument of transfer. You may effect the right to receive the principal of and premium and interest on definitive debt securities only by presenting or surrendering the certificate representing those definitive debt securities to us.

Global Debt Securities and Book-Entry System

Each global debt security representing book-entry debt securities will be deposited with, or on behalf of, the Depositary, and registered in the name of the Depositary or a nominee thereof. See “Global Securities.”

No Protection in the Event of a Change of Control

Unless we state otherwise in the applicable prospectus supplement, the debt securities will not contain any provisions which may afford holders of the debt securities protection in the event we have a change in control or in the event of a highly leveraged transaction (whether or not such transaction results in a change in control) which could adversely affect holders of debt securities.

Covenants

Limitations on Liens

The Company will not, and will not permit any Restricted Subsidiary to, directly or indirectly, create, assume, or permit to exist, any Lien, other than Permitted Liens, on any Principal Property, or upon Capital Stock or Indebtedness issued by any Restricted Subsidiary and owned by the Company or any Subsidiary, now or hereafter acquired, to secure Indebtedness, without effectively providing concurrently that the debt securities are secured equally and ratably with such Indebtedness, for so long as such Indebtedness shall be so secured. (Section 4.07)

“Permitted Liens” means:

(i)	Liens existing on the date of the indenture;

(ii)	Liens in favor of the Company or a Restricted Subsidiary;

(iii)	Liens on any property existing at the time of the acquisition thereof;

(iv)

Liens on any property of a Person or its subsidiaries existing at the time such Person is consolidated with or merged into the Company or a Restricted Subsidiary, or Liens on any property of a Person existing at the time such Person becomes a Restricted Subsidiary;

(v)

Liens to secure all or part of the cost of acquisition (including Liens created as a result of an acquisition by way of Capital Lease), construction, development, or improvement of the underlying property, or to secure Indebtedness incurred to provide funds for any such purposes; provided, that the commitment of the creditor to extend the credit secured by any such Lien shall have been obtained not later than 18 months after the later of (A) the completion of the acquisition, construction, development, or improvement of such property and (B) the placing in operation of such property or of such property as so constructed, developed, or improved;

(vi)	Liens securing industrial revenue, pollution control, or similar bonds; and

(vii)

any extension, renewal, or replacement (including successive extensions, renewals, and replacements), in whole or in part, of any Lien referred to in any of clauses (i), (iii), (iv), or (v) of this definition of Permitted Liens that would not otherwise be permitted pursuant to any of clauses (i) through (vi), to the extent that (A) the principal amount of Indebtedness secured thereby and not otherwise permitted to be secured pursuant to any of clauses (i) through (vi) of this definition of Permitted Liens does not exceed the principal amount of Indebtedness, plus any premium or fee payable in connection with any such extension, renewal, or replacement, so secured at the time of any such extension, renewal, or replacement, except that where (1) the Indebtedness so secured at the time of any such extension, renewal, or replacement was incurred for the sole purpose of financing a specific project and (2) additional Indebtedness is to be incurred in connection with such extension, renewal, or replacement solely to finance the completion of the same project, the additional Indebtedness may also be secured by such Lien; and (B) the property that is subject to the Lien serving as an extension, renewal, or replacement is limited to some or all of the property that was subject to the Lien so extended, renewed, or replaced.

Notwithstanding the restrictions described above, the Company and its Restricted Subsidiaries may, directly or indirectly, create, assume or permit to exist any Lien that would otherwise be subject to the restrictions set forth in the first paragraph of this section without equally and ratably securing the debt securities if, at the time of such creation, assumption or permission, after giving effect thereto and to the retirement of any Indebtedness which is concurrently being retired, the aggregate principal amount of outstanding Indebtedness secured by Liens which would otherwise be subject to such restrictions (not including Permitted Liens) plus all Attributable Indebtedness of the Company and its Restricted Subsidiaries in respect of Sale and Leaseback Transactions with respect to any Principal Property (not including such transactions described under any of clauses (i) through (v) as set forth below under “—Sale and Leaseback Transactions”), does not exceed 15% of Consolidated Net Tangible Assets.

Sale and Leaseback Transactions

The Company will not, and will not permit any Restricted Subsidiary to, enter into any Sale and Leaseback Transaction with respect to any Principal Property unless:

(i)	the Sale and Leaseback Transaction is solely with the Company or another Subsidiary;

(ii)	the lease in such Sale and Leaseback Transaction is for a period not in excess of three years, including renewal rights;

(iii)	the lease in such Sale and Leaseback Transaction secures or relates to industrial revenue, pollution control or similar bonds;

(iv)	the Sale and Leaseback Transaction is entered into prior to or within 18 months after the purchase or acquisition of the Principal Property which is the subject of such Sale and Leaseback Transaction;

(v)

the proceeds of the Sale and Leaseback Transaction are at least equal to the fair market value (as determined by the Company’s board of directors in good faith) of the Principal Property which is the subject of the Sale and Leaseback Transaction and prior to or within 180 days after the sale of such Principal Property, the Company applies an amount equal to the greater of (A) the net proceeds of such sale, and (B) the Attributable Indebtedness of the Company and its Restricted Subsidiaries in respect of such Sale and Leaseback Transaction to (1) the retirement of long-term Indebtedness that is not subordinated to any debt securities issued under the indenture and that is not Indebtedness owed to the Company or a Subsidiary, or (2) the purchase of other property which will constitute a Principal Property having a value at least equal to the value of the Principal Property leased; or

(vi)

the Attributable Indebtedness of the Company and its Restricted Subsidiaries in respect of such Sale and Leaseback Transaction and all other Sale and Leaseback Transactions with respect to any Principal Property (not including any Sale and Leaseback Transactions described under any of clauses (i) through (v) set forth immediately above, plus the aggregate principal amount of outstanding

Indebtedness secured by Liens upon Principal Properties or Capital Stock or Indebtedness issued by any Restricted Subsidiary and owned by the Company or any Subsidiary then outstanding (not including any such Indebtedness secured by Permitted Liens) which do not secure such debt securities equally and ratably with (or on a basis that is prior to) the other Indebtedness secured thereby, would not exceed 15% of Consolidated Net Tangible Assets. (Section 4.08)

Mergers, Consolidations and Sales

Unless otherwise provided for a particular series of debt securities by a Board Resolution, a supplemental indenture, or an Officer’s Certificate, the Company shall not consolidate with or merge into any other Person or sell, assign, transfer, lease, convey, or otherwise dispose of all or substantially all of the Company’s and its Subsidiaries’ properties and assets, taken as a whole, to any Person, unless:

•

the Person surviving such consolidation or merger (if not the Company) or the Person that acquires by sale, assignment, transfer, lease, conveyance or other disposition all or substantially all of the Company’s and its Subsidiaries’ properties and assets, taken as a whole, shall be a corporation, partnership, limited liability company, trust or other entity organized and existing under the laws of the United States of America, any state thereof or the District of Columbia or Canada, Mexico, Switzerland, or any other country that is a member country of the European Union on the date of the indenture and shall expressly assume, by a supplemental indenture, executed and delivered to the trustee, in form satisfactory to the trustee, the due and punctual payment of the principal of and any premium and interest on all the debt securities and the performance or observance of every covenant of the indenture on the part of the Company to be performed or observed;

•

immediately after giving effect to such transaction and treating any Indebtedness that becomes an obligation of the Company or any Subsidiary as a result of such transaction as having been incurred by the Company or such Subsidiary at the time of such transaction, no default or Event of Default shall have occurred and be continuing; and

•

the Company shall have delivered to the trustee an Officer’s Certificate and an Opinion of Counsel, each stating that such consolidation, merger, sale, assignment, transfer, lease, conveyance, or other disposition and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture, comply with the terms of the indenture and that all conditions precedent provided for therein relating to such transaction have been complied with.

These restrictions will not apply to:

•	any sale, assignment, transfer, conveyance, lease, or other disposition of assets solely between or among the Company and its Subsidiaries; or

•

any conversion of the Company from a corporation to a limited liability company, from a limited liability company to a corporation, from a limited liability company to a limited partnership, or a similar conversion. (Section 5.01)

This covenant includes a phrase relating to the sale or other transfer of “all or substantially all” of the Company’s and its Subsidiaries’ properties and assets, taken as a whole. Although there is a developing body of case law interpreting the phrase “substantially all,” there is no precise definition of the phrase under applicable law. Accordingly, in certain circumstances there may be a degree of uncertainty in ascertaining whether a particular transaction would involve a disposition of “all or substantially all” of the Company’s and its Subsidiaries’ properties and assets, taken as a whole. As a result, it may be unclear as to whether the Company is required to comply with these provisions.

Certain Definitions

“Attributable Indebtedness” in respect of any Sale and Leaseback Transaction, means, as of the time of determination, the total obligation (discounted to present value at the rate per annum equal to the discount rate which would be applicable to a capital lease obligation with like term in accordance with GAAP) of the lessee for rental payments (other than amounts required to be paid on account of property taxes, maintenance, repairs, insurance, water rates, and other items which do not constitute payments for property rights) during the remaining portion of the initial term of the lease included in such Sale and Leaseback Transaction.

“Capital Lease” means any lease of any Principal Property that is or should be accounted for as a capital lease on the consolidated balance sheet of the Company and its Subsidiaries prepared in accordance with GAAP.

“Consolidated Net Tangible Assets” means, at any date of determination, the amount representing the assets of the Company and its Subsidiaries that would appear on the most recent fiscal quarter end consolidated balance sheet of the Company and its Subsidiaries on such date prepared in accordance with GAAP, less (i) all current liabilities and non-controlling interests and (ii) goodwill and other intangibles.

“GAAP” means generally accepted accounting principles in the United States of America set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect as of the date of determination.

“Indebtedness” means indebtedness of, or guaranteed or assumed by, the Company for borrowed money, including indebtedness evidenced by bonds, debentures, notes, or other similar instruments and reimbursement and cash collateralization of letters of credit, bankers’ acceptances, interest rate hedge, and currency hedge agreements, if any such indebtedness would appear as a liability upon a consolidated balance sheet of the Company and its Subsidiaries prepared in accordance with GAAP (not including contingent liabilities that appear only in a footnote to such balance sheet).

“Lien” means, with respect to any property or assets, any mortgage or deed of trust, pledge, hypothecation, assignment, security interest, lien, encumbrance, or other security arrangement of any kind or nature whatsoever on or with respect to such property or assets (including any conditional sale or other title retention agreement having substantially the same economic effect as any of the foregoing).

“Non-Recourse Indebtedness” means any Indebtedness the terms of which provide that the lender’s claim for repayment of such Indebtedness is limited solely to the single property or group of related properties that secure such Indebtedness.

“Principal Property” means any contiguous or proximate parcel of real property owned by, or leased to, the Company or any of its Subsidiaries, and any equipment located at or comprising a part of any such property, having a gross book value (without deduction of any depreciation reserves), as of the date of determination, in excess of the greater of $150,000,000 and 5% of Consolidated Net Tangible Assets.

“Restricted Subsidiary” means any Subsidiary of the Company which owns or leases Principal Property.

“Sale and Leaseback Transaction” means any direct or indirect arrangement relating to property now owned or hereafter acquired whereby the Company or any Restricted Subsidiary transfers such property to another Person and the Company or the Restricted Subsidiary leases or rents it from such Person.

“Subsidiary” means any Person in which a majority of the partnership interests, outstanding voting stock, or other equity interests is owned, directly or indirectly, by the Company and/or a Subsidiary and which is consolidated in the accounts of the Company and/or a Subsidiary.

Events of Default

Unless otherwise indicated for a particular series of debt securities by a Board Resolution, a supplemental indenture, or an Officer’s Certificate, each of the following constitutes an “Event of Default” with respect to each series of debt securities:

(i)	default in the payment of the principal of or premium, if any, when due on the debt securities of that series;

(ii)	default for 30 days in the payment of interest when due on the debt securities of that series;

(iii)

the Company fails to comply with any of its covenants or agreements in the debt securities of that series or in the indenture and such failure continues for 60 days after written notice has been given to the Company by the trustee or the holders of at least 25% in principal amount of the outstanding debt securities of that series, as provided in the indenture;

(iv)

default by the Company or any Subsidiary under any Indebtedness (other than Non-Recourse Indebtedness) of the Company or any Subsidiary having an aggregate principal amount equal to the greater of $100,000,000 or 2% of Consolidated Net Tangible Assets, or under any mortgage, indenture, or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Company or any Subsidiary having an aggregate principal amount equal to the greater of $100,000,000 or 2% of Consolidated Net Tangible Assets, whether such Indebtedness now exists or shall hereafter be created, which default shall constitute a failure to pay any portion of the principal of such Indebtedness when due and payable after the expiration of any applicable grace period with respect thereto or shall have resulted in such Indebtedness becoming or being declared due and payable prior to the date on which it would otherwise have become due and payable; provided, that such acceleration shall not have been rescinded or annulled within 10 days after written notice is given to the Company by the trustee or holders of at least 25% of the outstanding principal amount of debt securities of such series as provided in the indenture; and provided, further, that prior to any declaration of the acceleration of the debt securities as provided in the indenture, an Event of Default under this clause (iv) will be remedied, cured, or waived without further action on the part of either the trustee or any of the holders if the default under such other Indebtedness is remedied, cured or waived;

(v)

a final judgment or judgments outstanding against the Company or against any property or assets of the Company in an amount in excess of the greater of $100,000,000 or 2% of Consolidated Net Tangible Assets is or are not paid, vacated, bonded, undischarged or unstayed for a period of 30 days after the date of its or their entry; provided, that prior to any declaration of acceleration of the debt securities as provided in the indenture, an Event of Default under this clause (v) will be remedied, cured or waived without further action on the part of either the trustee or any of the holders if the judgment is vacated, bonded, discharged or stayed; and

(vi)	certain events of bankruptcy, insolvency or reorganization. (Section 6.01)

The occurrence of certain Events of Default or an acceleration under the indenture may constitute an event of default under certain of our other indebtedness outstanding from time to time.

If an Event of Default with respect to the debt securities of any series at the time outstanding (other than an Event of Default referred to in clause (vi) above) occurs and is continuing, the trustee or the holders of at least 25% in principal amount of the outstanding debt securities of that series by notice to the Company, may declare the principal amount of (or other specified amount), premium, if any, and accrued and unpaid interest on all the debt securities of that series to be due and payable. Upon such a declaration, such amounts shall be due and payable immediately. If an Event of Default referred to in clause (vi) above occurs, the principal amount of (or other specified amount), premium, if any, and accrued and unpaid interest on all the debt securities of each series shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the trustee or any holder.

At any time after the principal of the debt securities of any series shall have been so declared due and payable (or have become immediately due and payable), and before any judgment or decree for the payment of the moneys due shall have been obtained or entered as provided in the indenture, the holders of a majority in principal amount of the debt securities of that series then outstanding under the indenture, by written notice to the Company and the trustee, may rescind and annul such declaration and its consequences if: (i) the Company has paid or deposited with the trustee a sum sufficient to pay all matured installments of interest upon all the debt securities of that series and the principal of (and premium, if any, on) any and all debt securities of that series that shall have become due otherwise than by acceleration (with interest upon such principal and premium, if any, and, to the extent that such payment is enforceable under applicable law, upon overdue installments of interest, at the rate per annum expressed in the debt securities of that series to the date of such payment or deposit) and (ii) any and all Events of Default under the indenture with respect to such series of debt securities, other than the nonpayment of principal (or other specified amount) and interest, if any, on debt securities of that series that have become due solely by such declaration of acceleration, shall have been remedied or waived as provided in the indenture. No such rescission shall affect any subsequent default or impair any right consequent thereto. (Section 6.02) For information as to waiver of defaults, see “—Modification and Waiver.”

Subject to the provisions of the indenture relating to the duties of the trustee in case an Event of Default shall occur and be continuing, the trustee shall be under no obligation to exercise any of the rights or powers vested in it by the indenture at the request or direction of any of the holders pursuant to the indenture, unless such holders shall have offered to the trustee security or indemnity reasonably satisfactory to the trustee against the costs, expenses, and liabilities which might be incurred by the trustee in compliance with such request or direction. (Section 7.02(i))

Subject to applicable law and the provisions of the indenture relating to the rights of the trustee and indemnification of the trustee, the holders of a majority in principal amount of the outstanding debt securities of any series may direct the time, method, and place of conducting any proceeding for any remedy available to the trustee or of exercising any trust or power conferred on the trustee with respect to the debt securities of that series. (Section 6.05)

Except to enforce the right to receive payment of the principal amount of, premium, if any, and accrued and unpaid interest on the debt securities of any series held by such holder when due, no holder of a debt security of that series may pursue any remedy with respect to the indenture or the debt securities of that series unless:

•	the holder previously gave the trustee written notice stating that an Event of Default with respect to the debt securities of that series is continuing;

•	the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series make a written request to the trustee to pursue the remedy;

•

such holder or holders of the debt securities of that series offer to the trustee security or indemnity reasonably satisfactory to the trustee against any loss, liability or expense caused by taking such action;

•	the trustee does not comply with the request within 60 days after receipt of the request and the offer of security or indemnity; and

•

the holders of a majority in aggregate principal amount of the outstanding debt securities of that series do not give the trustee a direction inconsistent with the request during such 60-day period. (Section 6.06)

The Company shall deliver to the trustee within 120 days after the end of each fiscal year of the Company an Officer’s Certificate stating that a review of the activities of the Company and its Subsidiaries during the preceding fiscal year has been made under the supervision of the signing officers with a view to determining whether the Company has kept, observed, performed, and fulfilled its obligations under the indenture, and further stating, as to each such officer signing such certificate, that, to such officer’s knowledge, the Company has kept, observed, performed, and fulfilled each and every covenant contained in the indenture and is not in default in the performance or observance of any of the terms, provisions, and conditions under the indenture (or, if a default or Event of Default shall have occurred, describing all such defaults or Events of Default of which such officer has knowledge and what action the Company is taking or proposes to take, if any, with respect thereto). (Section 4.03)

We refer you to the prospectus supplement relating to any series of debt securities that are discount securities for the particular provisions relating to acceleration of a portion of the principal amount of such discount securities upon the occurrence of an Event of Default.

Defeasance of Debt Securities and Certain Covenants

Defeasance and Discharge

The indenture provides that, upon our exercise of our option to be discharged from all our obligations with respect to the debt securities of any series (except for certain obligations, including the obligations to exchange or register the transfer of debt securities, to replace stolen, lost, destroyed, or mutilated debt securities, to maintain a paying agent, service agent and registrar, and to hold moneys for payment in trust), we will be deemed to have been discharged from our obligations with respect to all debt securities of that series then outstanding on the date the conditions to such defeasance are satisfied. (Section 8.02)

In order to exercise such option, we must make an irrevocable deposit with the trustee, in trust, for the benefit of the holders of debt securities of that series, of cash in U.S. dollars or noncallable Government Securities, or a combination thereof, in such amounts as will be sufficient, as determined by us, to pay the principal of and any premium and interest on such debt securities on the stated date for payment thereof or on the applicable redemption date, as the case may be. We must also, among other things, deliver to the trustee an Opinion of Counsel in the United States reasonably acceptable to the trustee to the effect that we have received from, or that there has been published by, the U.S. Internal Revenue Service a ruling, or there has been a change in the applicable U.S. federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, holders of such debt securities will not recognize income, gain, or loss for U.S. federal income tax purposes as a result of such deposit, defeasance, and discharge and will be subject to U.S. federal income tax on the same amounts, in the same manner, and at the same times as would have been the case if such deposit, defeasance, and discharge were not to occur. (Section 8.04)

Defeasance of Certain Covenants

The indenture provides that, upon our exercise of our option to be released with respect to the debt securities of any series from our obligations under certain restrictive covenants, including those described under “—Covenants” and the occurrence of certain Events of Default with respect to such restrictive covenants, we will be deemed to be so released with respect to such series of debt securities. (Section 8.03)

In order to exercise such option, we must make an irrevocable deposit with the trustee, in trust, for the benefit of the holders of debt securities of that series, of cash in U.S. dollars or noncallable Government Securities, or a combination thereof, in such amounts as will be sufficient, as determined by us, to pay the principal of and any premium and interest on such debt securities on the stated date for payment thereof or on the applicable redemption date, as the case may be. We must also, among other things, deliver to the trustee an Opinion of Counsel in the United States reasonably acceptable to the trustee confirming that the holders of the outstanding debt securities will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance had not occurred. (Section 8.04)

Satisfaction and Discharge

The indenture will be discharged and will cease to be of further effect as to all debt securities of a series issued thereunder (except for the rights, powers, trusts, duties, indemnities, and immunities of the trustee under the indenture and our obligations in connection therewith), when:

•	either:

•

we have delivered to the trustee for cancellation all debt securities of such series that have been authenticated (except lost, stolen, or destroyed debt securities that have been replaced or paid and debt securities for whose payment money and/or Government Securities have been deposited in trust or segregated and held in trust by us and thereupon repaid to us or discharged from such trust); or

•

all debt securities of such series that have not been delivered to the trustee for cancellation have become due and payable, or are by their terms to become due and payable within one year or are to be called for redemption within one year under arrangements satisfactory to the trustee for giving notice of redemption, and we have irrevocably deposited or caused to be deposited with the trustee, in trust, for the benefit of the holders, cash in U.S. dollars, noncallable Government Securities, or a combination thereof, in amounts as will be sufficient, as determined by us, to pay at maturity or upon redemption all debt securities of that series not theretofore delivered to the trustee for cancellation, including principal of and any premium and interest due or to become due to such date of maturity or date fixed for redemption, as the case may be;

•	we have paid or caused to be paid all other sums payable under the indenture with respect to such series of debt securities; and

•

we have delivered to the trustee an Opinion of Counsel and an Officer’s Certificate, each stating that all conditions precedent to satisfaction and discharge with respect to such series of debt securities have been complied with.

All our other obligations (except for our obligation to pay and indemnify the trustee) with respect to such series of debt securities will be discharged when all the debt securities of such series have been paid in full. (Section 8.07)

Modification and Waiver

The indenture provides that the trustee may make reasonable rules for action by or a meeting of holders.

We and the trustee may amend or supplement the indenture or the debt securities of any series without notice to any holder but with the written consent of the holders of at least a majority in principal amount of each series of debt securities then outstanding (including consents obtained in connection with a tender offer or exchange offer for such debt securities) affected by such amendment or supplement by execution of a supplemental indenture. However, without the consent of each holder affected, an amendment or supplement may not:

•	reduce the principal amount of any debt securities issued under the indenture whose holders must consent to an amendment, supplement, or waiver;

•	reduce the rate of or extend the time for payment of interest, including default interest, on any debt security issued under the indenture;

•	reduce the principal of or change the Stated Maturity of any debt security issued under the indenture;

•

reduce the amount payable upon the redemption of any debt security issued under the indenture or change the time of any mandatory redemption or, in respect of an optional redemption, the times at which any debt security may be redeemed (excluding, for the avoidance of doubt, the number of days before a redemption date that a notice of redemption may be sent to the holders of any debt security) or, once notice of redemption has been given, to the holders of any debt security, the time at which it must thereupon be redeemed;

•	make any debt security issued under the indenture payable in money other than that stated in such debt security;

•

waive a default or Event of Default in the payment of principal of or any premium or interest on the debt securities issued under the indenture (except a rescission of acceleration of the debt securities by the holders of at least a majority in aggregate principal amount of the debt securities then outstanding and a waiver of the payment default that resulted from such acceleration);

•

make any change in the provisions of the indenture relating to waivers of past defaults or the rights of holders of debt securities issued under the indenture to receive payments of principal of or any premium or interest on the debt securities;

•	waive a redemption payment with respect to any debt security issued under the indenture; or

•

make any change to the waiver of past defaults or the rights of holders to receive payment under the provisions in the indenture relating to the waiver of past defaults and the rights of holders to receive payment or in the amendment and waiver provisions described above. (Section 9.02)

The holders of a majority in principal amount of any series of debt securities then outstanding including consents obtained in connection with the purchase of, or tender of or exchange offer for, such debt securities) may, on behalf of the holders of all the debt securities of such series, by written notice to the trustee, waive an existing default and its consequences except:

•	a default in the payment of the principal of and any premium and accrued and unpaid interest on debt securities of such series; or

•	a default in respect of certain covenants and provisions of the indenture that cannot be amended without the consent of the holder of each debt security of such series then outstanding.

However, the holders of a majority in principal amount of the outstanding debt securities of any series may rescind an acceleration and its consequences, including any related payment default that resulted from such acceleration, in accordance with the acceleration provisions under the indenture. (Section 6.04)

We may fix as a record date for the purpose of determining the holders of the debt securities entitled to give their consent or take any action required or permitted to be taken pursuant to the indenture. If a record date is fixed, only persons who were holders at such record date (or their duly designated proxies) are entitled to give such consent or to revoke any consent previously given or to take any such action, whether or not such holders continue to be holders after such record date. (Section 9.03)

With respect to the debt securities, notwithstanding the preceding paragraphs, without the consent of any holder of such debt securities, we and the trustee may amend or supplement the indenture or the debt securities:

•	to cure any ambiguity, defect, omission, or inconsistency;

•	to provide for uncertificated debt securities in addition to or in place of definitive debt securities;

•	to provide for the assumption of our obligations to holders of such debt securities in the case of a merger or consolidation or sale of all or substantially all of our assets;

•	to make any changes that would provide additional rights or benefits to the holders of such debt securities that do not adversely affect the legal rights under the indenture of any such holder;

•	to comply with requirements of the SEC in order to effect or maintain the qualification of the indenture under the Trust Indenture Act of 1939, as amended;

•	to provide for the issuance of additional debt securities in accordance with the indenture;

•

to evidence and provide for the acceptance of appointment by a successor or separate trustee with respect to the debt securities and to add or change any of the provisions of the indenture as necessary to provide for or facilitate the administration of the indenture by more than one trustee;

•

with respect to any series of debt securities, to conform the text of the indenture applicable thereto or the debt securities of such series to any provision of the section “Description of the Notes,” “Description of Notes,” or “Description of Debt Securities” in the offering memorandum, prospectus supplement, or other like offering document relating to the initial offering of such series of debt securities that is intended to be a verbatim recitation of the terms of such series of debt securities;

•	to establish the form or terms of debt securities and coupons of any series of debt securities;

•

to add to, change, or eliminate any of the provisions of the indenture so long as any such addition not otherwise permitted under the indenture shall (i) neither apply to any debt security of any series created prior to the execution of such supplemental indenture and entitled to the benefit of such provision nor modify the rights of the holders of any such debt security with respect to the benefit of such provision or (ii) become effective only when there is no such security outstanding; or

•	to make any other change that does not materially adversely affect the rights of any holder of such debt securities, as determined conclusively by us in good faith. (Section 9.01)

Governing Law

The indenture and the debt securities will be governed by, and construed in accordance with, the internal laws of the State of New York. (Section 10.08)

DESCRIPTION OF OTHER SECURITIES

We will set forth in the applicable prospectus supplement a description of any warrants, purchase contracts, or units issued by us that may be offered and sold pursuant to this prospectus.

GLOBAL SECURITIES

Book-Entry, Delivery and Form

Unless we indicate differently in a prospectus supplement, the securities initially will be issued in book-entry form and represented by one or more global notes or global securities, or, collectively, global securities. The global securities will be deposited with, or on behalf of, The Depository Trust Company, New York, New York, as depositary (“DTC”), and registered in the name of Cede & Co., the nominee of DTC. Unless and until it is exchanged for individual certificates evidencing securities under the limited circumstances described below, a global security may not be transferred except as a whole by the depositary to its nominee or by the nominee to the depositary, or by the depositary or its nominee to a successor depositary or to a nominee of the successor depositary.

DTC has advised us that it is:

•	a limited-purpose trust company organized under the New York Banking Law;

•	a “banking organization” within the meaning of the New York Banking Law;

•	a member of the Federal Reserve System;

•	a “clearing corporation” within the meaning of the New York Uniform Commercial Code; and

•	a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act.

DTC holds securities that its participants deposit with DTC. DTC also facilitates the settlement among its participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in participants’ accounts, thereby eliminating the need for physical movement of securities certificates. “Direct participants” in DTC include securities brokers and dealers, including underwriters, banks, trust companies, clearing corporations, and other organizations. DTC is a wholly-owned subsidiary of The Depository Trust & Clearing Corporation (“DTCC”). DTCC is the holding company for DTC, National Securities Clearing Corporation and Fixed Income Clearing Corporation, all of which are registered clearing agencies. DTCC is owned by the users of its regulated subsidiaries. Access to the DTC system is also available to others, which we sometimes refer to as indirect participants, that clear through or maintain a custodial relationship with a direct participant, either directly or indirectly. The rules applicable to DTC and its participants are on file with the SEC.

Purchases of securities under the DTC system must be made by or through direct participants, which will receive a credit for the securities on DTC’s records. The ownership interest of the actual purchaser of a security, which we sometimes refer to as a beneficial owner, is in turn recorded on the direct and indirect participants’ records. Beneficial owners of securities will not receive written confirmation from DTC of their purchases. However, beneficial owners are expected to receive written confirmations providing details of their transactions, as well as periodic statements of their holdings, from the direct or indirect participants through which they purchased securities. Transfers of ownership interests in global securities are to be accomplished by entries made on the books of participants acting on behalf of beneficial owners. Beneficial owners will not receive certificates representing their ownership interests in the global securities, except under the limited circumstances described below.

To facilitate subsequent transfers, all global securities deposited by direct participants with DTC will be registered in the name of DTC’s partnership nominee, Cede & Co., or such other name as may be requested by an authorized representative of DTC. The deposit of securities with DTC and their registration in the name of Cede & Co. or such other nominee will not change the beneficial ownership of the securities. DTC has no knowledge of the actual beneficial owners of the securities. DTC’s records reflect only the identity of the direct participants to whose accounts the securities are credited, which may or may not be the beneficial owners. The participants are responsible for keeping account of their holdings on behalf of their customers.

So long as the securities are in book-entry form, you will receive payments and may transfer securities only through the facilities of the depositary and its direct and indirect participants. We will maintain an office or agency in the location specified in the prospectus supplement for the applicable securities, where notices and demands in respect of the securities and the indenture may be delivered to us and where certificated securities may be surrendered for payment, registration of transfer or exchange.

Conveyance of notices and other communications by DTC to direct participants, by direct participants to indirect participants and by direct participants and indirect participants to beneficial owners will be governed by arrangements among them, subject to any legal requirements in effect from time to time.

Redemption notices will be sent to DTC. If less than all of the securities of a particular series are being redeemed, DTC’s practice is to determine by lot the amount of the interest of each direct participant in the securities of such series to be redeemed.

Neither DTC nor Cede & Co. (or such other DTC nominee) will consent or vote with respect to the securities. Under its usual procedures, DTC will deliver an omnibus proxy to us as soon as possible after the record date. The omnibus proxy assigns the consenting or voting rights of Cede & Co. to those direct participants to whose accounts the securities of such series are credited on the record date, identified in a listing attached to the omnibus proxy.

So long as securities are in book-entry form, we will make payments on those securities to the depositary or its nominee, as the registered owner of such securities, by wire transfer of immediately available funds. If securities are issued in definitive certificated form under the limited circumstances described below, we will have the option of making payments by check mailed to the addresses of the persons entitled to payment or by wire transfer to bank accounts in the United States designated in writing to the applicable trustee or other designated party at least 15 days before the applicable payment date by the persons entitled to payment, unless a shorter period is satisfactory to the applicable trustee or other designated party.

Redemption proceeds, distributions, and dividend payments on the securities will be made to Cede & Co. or such other nominee as may be requested by an authorized representative of DTC. DTC’s practice is to credit direct participants’ accounts upon DTC’s receipt of funds and corresponding detail information from us on the payment date in accordance with their respective holdings shown on DTC records. Payments by participants to beneficial owners will be governed by standing instructions and customary practices, as is the case with securities held for the account of customers in bearer form or registered in “street name.” Those payments will be the responsibility of participants and not of DTC or us, subject to any statutory or regulatory requirements in effect from time to time. Payment of redemption proceeds, distributions and dividend payments to Cede & Co., or such other nominee as may be requested by an authorized representative of DTC, is our responsibility, disbursement of payments to direct participants is the responsibility of DTC, and disbursement of payments to the beneficial owners is the responsibility of direct and indirect participants.

Except under the limited circumstances described below, purchasers of securities will not be entitled to have securities registered in their names and will not receive physical delivery of securities. Accordingly, each beneficial owner must rely on the procedures of DTC and its participants to exercise any rights under the securities and the indenture.

The laws of some jurisdictions may require that some purchasers of securities take physical delivery of securities in definitive form. Those laws may impair the ability to transfer or pledge beneficial interests in securities.

DTC may discontinue providing its services as securities depositary with respect to the securities at any time by giving reasonable notice to us. Under such circumstances, in the event that a successor depositary is not obtained, securities certificates are required to be printed and delivered.

As noted above, beneficial owners of a particular series of securities generally will not receive certificates representing their ownership interests in those securities. However, if:

•

DTC notifies us that it is unwilling or unable to continue as a depositary for the global security or securities representing such series of securities or if DTC ceases to be a clearing agency registered under the Exchange Act at a time when it is required to be registered and a successor depositary is not appointed within 90 days of the notification to us or of our becoming aware of DTC’s ceasing to be so registered, as the case may be;

•	we determine, in our sole discretion, not to have such securities represented by one or more global securities; or

•	an Event of Default has occurred and is continuing with respect to such series of securities,

we will prepare and deliver certificates for such securities in exchange for beneficial interests in the global securities. Any beneficial interest in a global security that is exchangeable under the circumstances described in the preceding sentence will be exchangeable for securities in definitive certificated form registered in the names that the depositary directs. It is expected that these directions will be based upon directions received by the depositary from its participants with respect to ownership of beneficial interests in the global securities.

We have obtained the information in this section and elsewhere in this prospectus concerning DTC and DTC’s book-entry system from sources that are believed to be reliable, but we take no responsibility for the accuracy of this information.

PLAN OF DISTRIBUTION

We may sell the offered securities from time to time:

•	through underwriters or dealers;

•	through agents;

•	directly to one or more purchasers; or

•	through a combination of any of these methods of sale.

We will identify the specific plan of distribution, including any underwriters, dealers, agents, or direct purchasers and their compensation, in the applicable prospectus supplement.

LEGAL MATTERS

Latham & Watkins LLP, Chicago, Illinois, will pass upon certain legal matters relating to the issuance and sale of the securities offered hereby on behalf of Hyatt Hotels Corporation. Additional legal matters may be passed upon for us or any underwriters, dealers, or agents, by counsel that we will name in the applicable prospectus supplement.

EXPERTS

The consolidated financial statements and related financial statement schedule of the Company incorporated by reference in this prospectus, and the effectiveness of the Company’s internal control over financial reporting, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference. Such consolidated financial statements and financial statement schedule are incorporated by reference in reliance upon the reports of such firm, given their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the informational requirements of the Exchange Act and file annual, quarterly and current reports, proxy statements, and other information with the SEC. You may access filed documents at the SEC’s web site at www.sec.gov.

This prospectus is part of a registration statement on Form S-3 that we have filed with the SEC under the Securities Act. This prospectus, which forms a part of the registration statement, does not contain all of the information in such registration statement. You may read or obtain a copy of the registration statement, including exhibits, from the SEC in the manner described above.

INCORPORATION BY REFERENCE

The SEC allows us to “incorporate by reference” the information that we file with it, which means that we can disclose important information to you by referring you to those documents instead of repeating such information in this prospectus. The information incorporated by reference is considered to be part of this prospectus, and information incorporated by reference that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings made with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act between the date of this prospectus and the termination of the offering; provided, however, that we are not incorporating any information deemed furnished and not filed in accordance with SEC rules, including pursuant to Item 2.02 or Item 7.01 of any Current Report on Form 8-K:

•

our Annual Report on Form 10-K for the fiscal year ended December 31, 2022, filed with the SEC on February 16, 2023 (excluding the portions of our definitive proxy statement for our 2023 annual meeting of stockholders incorporated by reference therein);

•	our Quarterly Report on Form 10-Q for the quarter ended March 31, 2023, filed with the SEC on May 4, 2023;

•	our Quarterly Report on Form 10-Q for the quarter ended June 30, 2023, filed with the SEC on August 3, 2023;

•

the portions of our Definitive Proxy Statement on Schedule 14A filed with the SEC on April  6, 2023, incorporated by reference in Part III of our Annual Report on Form 10-K for the fiscal year ended December 31, 2022;

•	our Current Reports on Form 8-K filed with the SEC on February 9, 2023, May 11, 2023 (other than Item 7.01), May 18, 2023 and July 6, 2023; and

•

the description of our Class A common stock, par value $0.01 per share, contained in our registration statement on Form 8-A filed with the SEC on November 2, 2009, as amended by the description of our Class A common stock contained in Exhibit 4.18 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2022, and as amended by any subsequent amendments or reports filed for the purpose of updating the description.

Any statement incorporated herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

You may request a free copy of any of the documents incorporated by reference in this prospectus by writing to us at the address and telephone number set forth below.

Hyatt Hotels Corporation

Attn: Senior Vice President – Investor Relations

150 North Riverside Plaza

Chicago, Illinois 60606

(312) 750-1234

You may also access all of the documents above and incorporated by reference into this prospectus free of charge at our website www.hyatt.com. The reference to our website does not constitute incorporation by reference of the information contained on such website.